Exhibit 4.16

DATED: 25 AUGUST 2004

Amended and Restated

Master Trade Receivables

Financing Facility

between

Barclays Bank PLC

as Bank

and

British Energy Generation Limited

as Seller

CityPoint     One Ropemaker Street     London     EC2Y 9SS

T +44 (0)20 7628 2020     F +44 (0)20 7628 2070     DX Box No 12

CONTENTS

1.	Definitions and interpretation	1

2.	The Facility	1

3.	Facility Limit	1

4.	Condition precedent	2

5.	General Utilisation	4

6.	Utilisation of the Facility	6

7.	Collection and Administration	7

8.	Notification of Assignment or Trust and use of power of attorney	8

9.	Non-Eligible Debts and shortfalls	10

10.	Seller’s right to repurchase	11

11.	Fees	11

12.	Payments	12

13.	Representations	13

14.	Undertakings	17

15.	Financial Covenant	44

16.	Bank covenants	44

17.	Termination	45

18.	Events of Default	46

19.	Termination Events	47

20.	Right to Refinance	50

21.	Increased Costs	50

22.	Changes to the Obligors	51

23.	Transfers and sub-participations by the Bank	52

24.	Confidentiality	52

25.	Waivers and Remedies Cumulative	54

26.	Power of attorney	54

27.	Miscellaneous	54

i

28.	Notices	56

29.	Governing Law and Jurisdiction	56

30.	Deed	57

SCHEDULE 1 : [INTENTIONALLY LEFT BLANK]		58

SCHEDULE 2 : PURCHASE PRICE CALCULATION		59

PART 1 : INITIAL PURCHASE PRICE FOR DEBTS OR PROCEEDS OF RESTRICTED DEBTS		59

PART 2 : DEFERRED PURCHASE PRICE FOR DEBTS OR PROCEEDS OF RESTRICTED DEBTS		63

SCHEDULE 3 : DEFINITIONS		64

SCHEDULE 4 : FORM OF NOTICE OF ASSIGNMENT OR TRUST		93

SCHEDULE 5 : NOTICES		94

PART 1 : FORM OF UTILISATION NOTICE		94

PART 2 : ADDITIONAL UTILISATION NOTICE		100

SCHEDULE 6 : FORM OF ACCESSION DEED		101

SCHEDULE 7 : FORM OF COMPLIANCE CERTIFICATE		106

SCHEDULE 8 : FORM OF GUARANTEE		107

1.	Definitions and Construction	108

2.	Guarantee and Indemnities	109

3.	Continuing Security	110

4.	Preservation of Rights	110

5.	Effectiveness of Security	111

6.	Avoidance of Payments	111

7.	Value Added Tax	111

8.	Payments	111

9.	New Accounts	112

10.	Deferral of Guarantors’ rights	112

11.	Set-Off	112

12.	Appropriations	112

13.	Stamp Duty	113

14.	Assignment and Transfer	113

15.	Certificate	113

16.	Remedies and Waivers	113

17.	Successors and Assigns	113

18.	Partial Invalidity	113

19.	Notices	114

20.	Ownership of Guarantee	114

21.	Governing Law and Jurisdiction	114

22.	Deed	114

SCHEDULE 9 : FORM OF DEED OF CHARGE		117

1.	Definitions and Construction	118

2.	Covenant to pay	120

3.	Creation of Security	120

4.	Conversion of floating charge	121

5.	Restrictions on dealing	122

6.	Covenants	122

7.	Monitoring the Security	123

8.	Extension and Variation of the Law of Property Act 1925	123

9.	Enforcement	124

10.	Powers of Receiver	126

11.	Applications of moneys	127

12.	Power of attorney	127

13.	Protection of third parties	128

14.	Effectiveness of Security	128

15.	Assignment	130

16.	Costs and expenses	130

17.	Indemnity	130

18.	Restrictions on liability	130

19.	Redemption of Security	131

20.	Avoidance of payments	131

21.	Retention of Security	132

22.	Payments free of deduction	132

23.	Value Added Tax	132

24.	Notices	132

25.	Certificate	133

26.	Discretion	133

27.	Ownership of Deed of Charge	133

28.	Governing Law and Jurisdiction	133

29.	Deed	133

THIS DEED is dated 25 August 2004 and was amended and restated on 8 October 2004 and made

BETWEEN:

(1)	BARCLAYS BANK PLC, (the “Bank” which expression shall include its permitted assigns and transferees), registered in England and Wales as company number 1026167 and having its registered office at 54 Lombard Street, London EC3P 3AH; and

(2)	BRITISH ENERGY GENERATION LIMITED, (the “Seller” which expression shall include its permitted transferees), registered in England and Wales as company number 3076445 and having its registered office at Barnett Way, Barnwood, Gloucester GL4 3RS.

1.	Definitions and interpretation

1.1	Schedule 3 contains a list of defined terms for this Deed.

1.2	Unless a contrary indication appears, any reference in this Deed to:

(A)	the Bank, the Seller, any Guarantor, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(B)	this Deed or any other Finance Document or any other agreement or instrument defined or referred to in this Deed or any other Finance Document shall be construed as being a reference to this Deed or such other Finance Document or other agreement or instrument (as the case may be) as amended, varied, supplemented, novated or replaced from time to time;

(C)	a provision of law is a reference to that provision as amended or re-enacted; and

(D)	a time of day is a reference to London time.

1.3	Section, clause and schedule headings are for ease of reference only.

1.4	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Deed.

1.5	An Event of Default or Termination Event is “continuing” if it has not been remedied or waived.

2.	The Facility

Subject to the terms of this Deed, the Bank makes available to the Seller a debt purchase facility pursuant to which the Bank will, subject to the terms of this Deed, pay a purchase price in respect of its purchase from the Seller of:

(A)	Debts (excluding Restricted Debts); and

(B)	the proceeds of Restricted Debts.

3.	Facility Limit

3.1	The Drawn Facility Amount shall not at any time exceed whichever is the lesser of:

(A)	the Facility Limit; and

(B)	£60,000,000.

3.2	No breach of this Deed will occur solely as a result of a breach of the Drawn Facility Amount exceeding the Facility Limit, but without prejudice to Clause 9.3.

4.	Condition precedent

4.1	Condition precedent to this Deed coming into force

The delivery to the Bank of the CRA Consent Letter and the Trustee Consent Letter is a condition precedent to the rights and obligations of the Parties under this Deed coming in to force (other than the Seller’s obligation to pay those of the fees that are referred to in Clause 11 and the Fee Letter and which are expressed to be payable on the date of this Deed).

4.2	Conditions precedent to the first Utilisation

The Seller shall only be permitted to deliver a Utilisation Notice and the Bank shall only be obliged to purchase Debts (or, as the case may be, the proceeds of Restricted Debts) subject to the terms of this Deed when the Bank confirms in writing to the Seller that it has received the following documents in form and substance satisfactory to the Bank:

(A)	certified copies of the memorandum, articles of association and certificate of incorporation of the Seller;

(B)	a copy of the resolution of the board of directors of the Seller approving the terms of, and the transactions contemplated by, each Finance Document to which it is a party and authorising certain person or persons to sign each such Finance Document to which it is a party;

(C)	a certificate of the Seller (signed by a director) confirming that entering into and performing its obligations under each Finance Document to which it is a party, would not cause any borrowing and/or guaranteeing or similar limit binding on it to be exceeded;

(D)	a certificate of an authorised signatory of the Seller certifying that each copy document relating to it specified in this Clause 4.2(A) and (B) is correct, complete and in full force and effect as at a date no earlier than the date of this Deed;

(E)	a specimen of the signature of each person authorised by the Seller to sign each Finance Document to which it is a party on behalf of it and to sign and/or send all documents and notices to be signed and/or sent by the Seller under each Finance Document to which it is a party;

(F)	a capacity and “true sale” legal opinion as to English law of Simmons & Simmons and a “true sale” legal opinion as to Scottish law of Tods Murray LLP each addressed to the Bank;

(G)	a “no-conflict” legal opinion from Clifford Chance addressed to the Bank confirming that this Deed, the Guarantee, the Deed of Charge and the transactions contemplated thereby do not conflict with the Restructuring Documents;

(H)	a due diligence report on the Specimen Contracts prepared for the Bank by Simmons & Simmons and Tods Murray LLP;

(I)	certified copies of the Specimen Contracts and other documentation relating to the Debts as the Bank may reasonably require;

(J)	evidence that the fees described in Clause 11.1(A) and 11.1(C) and any other fees, costs and expenses then due from the Seller under the Finance Documents have been or will be paid to the Bank on or prior to the first day of the Availability Period;

(K)	the following financial due diligence documents:

(1)	a due diligence report addressed to the Bank and prepared by the Accountants to include a review of the Seller’s credit and collection policies; and

(2)	a copy of the Parent Management Presentation;

(L)	a copy of the latest audited consolidated financial statements of the Parent and the latest audited financial statements of the Seller;

(M)	evidence that the Seller has activated the “Business Master” system (being the Bank’s electronic banking platform which enables the Seller to monitor payments both inwards and outwards from the Collection Account);

(N)	any other information, document, assurance or opinion relating to the Debts, the Debtors, the Policies or otherwise that the Bank may reasonably require;

(O)	evidence that the Collection Account has been opened with the Bank;

(P)	the Deed of Charge duly executed by the Seller in favour of the Bank;

(Q)	notification by the Seller to the Insurance Company that the Bank is to be named as loss payee under each of the Policies (to the extent any are in full force and effect);

(R)	a priority agreement between the Bank and the Secretary for Trade and Industry and a certificate of non-crystallisation, each in the form agreed at the date of this Deed in each case, unless the DTI Security has at that time been released;

(S)	confirmation of installation by the Seller of appropriate facility administration software by a specialist third party receivables administration services company selected by the Bank and confirmation of a successful test of the operation of such software; and

(T)	written notice to each of Clydesdale and Citibank N.A. from the Seller that all amounts paid into the Clydesdale Account or the account held at Citibank N.A. arising out of Relevant Debts on and from a date specified in such notice (being a date not later than the first Utilisation Date on which a Utilisation Notice is proposed to be delivered to the Bank) are held on trust for the Bank.

4.3	Covenant in relation to pre-Utilisation phase

Each of the Bank and the Seller shall use its best endeavours, up to the date on which the Bank provides the confirmation to the Seller referred to in Clause 4.2 (the “CP Satisfaction Date”), to agree any such amendments to this Deed which the Bank (acting reasonably) considers appropriate as a result of:

(A)	any Historical Receivables Information provided by the Seller to the Bank prior to the CP Satisfaction Date; and/or

(B)	testing and review of the procedures for delivering of Monthly Settlement Reports, Weekly Reports, Utilisation Notices or Additional Utilisation Notices (together in each case with the format thereof) and for delivering or storing related information by the Seller pursuant to this Deed to the Bank prior to the CP Satisfaction Date.

5.	General Utilisation

5.1	Delivery of a Utilisation Notice

(A)	If the Seller wishes to use the Facility, it must deliver to the Bank a duly completed Utilisation Notice or Additional Utilisation Notice.

(B)	The Seller may deliver a Utilisation Notice or Additional Utilisation Notice not later than 10.00 a.m. on any Business Day.

(C)	Only one Utilisation Notice or Additional Utilisation Notice may be delivered on any Business Day. An Additional Utilisation Notice may not be delivered on any day on which a Utilisation Notice is delivered.

5.2	Conditions precedent to each Utilisation

A Utilisation Notice may only be delivered if:

(A)	no Default, Termination Event or Potential Termination Event is continuing or would result from the proposed Utilisation; and

(B)	on the relevant Utilisation Date each of the representations required to be made by the Seller and/or each Obligor, as applicable, pursuant to Clause 13 of this Deed is true in all material respects.

5.3	Completion of a Utilisation Notice

A Utilisation Notice will not be regarded as having been duly completed unless:

(A)	the proposed Utilisation Date is a Business Day within the Availability Period;

(B)	it relates to all outstanding Debts (other than Restricted Debts) and the proceeds of all outstanding Restricted Debts legally and beneficially owned by the Seller as at that Utilisation Date (save that to the extent any part of the Debts represents a Debt which has previously been sold to the Bank, then the Debt need not be beneficially owned by the Seller);

(C)	the Sterling amount of the Requested Purchase Price in respect of the Debts referred to in that Utilisation Notice does not exceed the Maximum Available Initial

Purchase Price less the Drawn Facility Amount immediately prior to that Utilisation and the amount requested would not cause a breach of the limit referred to in Clause 3;

(D)	it contains a warranty from the Seller confirming:

(1)	that the Debts it relates to together constitute all outstanding Debts legally and beneficially owned by the Seller as at that Utilisation Date (save that to the extent any part of a Debt represents a Debt which has previously been sold to the Bank, then that part of the Debt need not be beneficially owned by the Seller); and

(2)	which of those Debts referred to in the Utilisation Notice are, in the reasonable opinion of the Seller, Eligible Debts; and

(3)	which of those Debts referred to in the Utilisation Notice are, in the reasonable opinion of the Seller, Restricted Debts; and

(4)	the Requested Purchase Price does not include any amounts in respect of billed Debts or Unbilled Debts where such amounts have previously been sold to the bank as Unbilled Debts; and

(5)	the Concentration Limit Adjustment and the General Concentration Limit Adjustment for the Debts referred to in the Utilisation Notice (together with calculations establishing such figure);

(6)	in relation to Debts being sold and/or Restricted Debts whose proceeds are being sold to the Bank during the Pre-Restructuring Period, that a Notice of Assignment or Trust relating to the sale of such Debts and/or proceeds of such Restricted Debts will be given to each relevant Debtor by no later than five (5) Business Days following the sale of such Debts and/or proceeds of such Restricted Debts;

(7)	in relation to Debts being sold and/or Restricted Debts whose proceeds are being sold to the Bank during the Post-Restructuring Period and following an election by the Bank that the Facility shall operate on a disclosed basis in accordance with Clause 8, that a Notice of Assignment or Trust relating to the sale of such Debts and/or proceeds of such Restricted Debts will be given to each relevant Debtor by no later than five (5) Business Days following the sale of such Debts and/or proceeds of such Restricted Debts; and

(8)	to the extent the Utilisation Notice refers to Restricted Debts, that the Seller has no Two-way Trading Arrangement with any Debtor to which those Restricted Debts relate, other than the relevant Contract and any Two-way Trading Arrangement previously disclosed in writing to the Bank; and

(E)	it contains a warranty from the Seller confirming that, in relation to the Utilisation Notice, it has stored all supporting information relevant to the Utilisation Notice in an electronic format acceptable to the Bank, including, in relation to all those Relevant Debts which are Unbilled Debts, all information necessary to enable an Invoice to be issued to relevant Debtors; and

(F)	it has attached to it, if previously requested by the Bank, copies of each Invoice evidencing the Relevant Debts (other than those which are Unbilled Debts).

5.4	Delivery of copies of Notices of Assignment or Trust

Following a request by the Bank, during the Pre-Restructuring Period or during the Post-Restructuring Period following an election by the Bank that the Facility shall operate on a disclosed basis in accordance with Clause 8, the Seller shall deliver to the Bank copies of each Notice of Assignment or Trust sent by the Seller to the Debtors within five (5) Business Days of the date any Debts and/or proceeds of Restricted Debts are sold to the Bank or, if later, the date of such request.

6.	Utilisation of the Facility

6.1	Sale

Delivery of a duly completed Utilisation Notice constitutes an agreement by the Seller to sell to the Bank and by the Bank to purchase all outstanding Debts (other than outstanding Restricted Debts) and the proceeds of all outstanding Restricted Debts legally and beneficially owned by the Seller as at that Utilisation Date.

6.2	Actions of the Bank and the Seller

On each Utilisation Date on which a duly completed Utilisation Notice is delivered:

(A)	the Bank shall pay to the Seller the Requested Purchase Price referred to in the Utilisation Notice being an amount equal to or less than the Maximum Available Initial Purchase Price (calculated in accordance with part 1 of schedule 2) for that Utilisation less the Drawn Facility Amount immediately prior to that Utilisation (provided that if the Maximum Available Initial Purchase Price is zero or a negative number, the Requested Purchase Price will be zero); and

(B)	in the case of Debts other than Restricted Debts, the Seller, with full title guarantee (and as regards Scottish Debts, absolute warrandice), shall thereby assign absolutely to the Bank those Purchased Debts so that:

(1)	if the assignment or assignation is effected during the Pre-Restructuring Period or, during the Post-Restructuring Period following an election by the Bank that the Facility shall operate on a disclosed basis in accordance with Clause 8, the Bank becomes the legal owner of all those Purchased Debts; and

(2)	if the assignment or assignation is effected during the Post-Restructuring Period and prior to any election by the Bank that the Facility shall operate on a disclosed basis in accordance with Clause 8:

(a)	the Bank becomes the beneficial owner of all those Purchased Debts (other than the Scottish Debts); and

(b)	in the case of Scottish Debts, the Seller shall thereby hold such Scottish Debts and any proceeds thereof on trust for the Bank absolutely.

(C)	in the case of Restricted Debts, the Seller and the Bank agree as between themselves that, notwithstanding (i) the restrictions contained in the Contracts for those Restricted Debts and (ii) that the following actions may not be effective as against the relevant Debtor(s) of those Restricted Debts, the Seller shall thereby:

(1)	with full title guarantee (and as regards Scottish Debts, absolute warrandice) sell and the Bank shall purchase the proceeds of such Restricted Debts; and

(2)	hold such Restricted Debts and any proceeds thereof on trust for the Bank absolutely.

6.3	Treatment of cancelled Invoices

For the avoidance of doubt, where an Invoice is cancelled and a credit note issued as a result of a billed Debt suffering a Dilution, it is acknowledged and agreed that during the period from such cancellation up to the date on which a new Invoice is issued (the “Cancellation Period”) in respect of the now unbilled reduced amount of that Debt (the “Resulting Unbilled Debt”), the Bank will have the same rights, title and interest in and to such Resulting Unbilled Debt as it had in the billed Debt pursuant to Clause 6.2 before such cancellation.

6.4	Further funding against previously Purchased Debts and Restricted Purchased Debts

Subject to the terms of this Deed, the Seller may on any Business Day (other than a Business Day on which a Utilisation Notice is delivered) during the Availability Period, deliver an Additional Utilisation Notice requesting that the Bank pay to it further amounts by way of purchase price for any previously sold Relevant Debts up to a maximum limit equal to the Facility Limit less the Drawn Facility Amount immediately prior to such Utilisation, provided that:

(A)	no Default, Termination Event or Potential Termination Event is continuing or would result from the proposed Utilisation;

(B)	each of the representations required to be made by the Seller and/or each Obligor, as applicable, pursuant to Clause 13 of the Deed is true in all material respects; and

(C)	such a Utilisation would not cause a breach of Clause 3.

6.5	Deferred Purchase Price

The Bank shall pay to the Seller, by payment to such account as the Seller may specify from time to time, by electronic transfer on or before 3.00 p.m. on each Business Day (where the Seller has notified the Bank by no later than 10.00 a.m.) or 3.00 p.m. on the next following Business Day (in all other cases), the Deferred Purchase Price (if any) calculated on that Business Day in accordance with part 2 of schedule 2 and notified to the Bank by the Seller.

7.	Collection and Administration

7.1	On and from the first Utilisation Date on which a Utilisation Notice is delivered to the Bank:

(A)	unless the Bank specifies otherwise, the Seller shall, as agent and trustee of the Bank, continue to collect at its own expense all Relevant Debts;

(B)	subject to Clause 7.1(C), the Seller shall use all reasonable endeavours to ensure that, up to and including the date on which the Drawn Facility Amount is permanently reduced to zero and no other amounts are owing by the Obligors to the Bank under the Finance Documents, all amounts paid by Debtors in respect of Debts are paid directly into the Collection Account and shall ensure that:

(1)	any other amounts received or recovered by it in respect of any Relevant Debt (whether directly from a Debtor, under a Policy or otherwise) shall be held by the Seller on trust for the Bank absolutely; and

(2)	all such other amounts received or recovered by it in respect of any Debt (whether directly from a Debtor, under a Policy or otherwise) shall be paid into the Collection Account on a daily basis;

(C)	the Seller shall use all reasonable endeavours to ensure that all payments made by Debtors in respect of Debts whose Invoices were issued prior to the expiry of the Relevant Payment Grace Period for such Debts are made direct into the Collection Account in accordance with Clause 7.1(B) as soon as is reasonably practicable and in any event on and from the expiry of the Relevant Payment Grace Period;

(D)	to the extent that the Seller receives the proceeds of a Debt and fails to pay such proceeds into the relevant Collection Account in accordance with Clauses 7.1(B) and 7.1(C) the Seller shall owe the Bank a debt payable on demand in an amount equal to such proceeds; and

(E)	all cleared funds standing to the credit of the Collection Account shall be applied by the Bank in the following order:

(1)	first, in reduction of the Drawn Facility Amount;

(2)	secondly, in or towards satisfaction of any fees, costs and expenses payable by the Seller or any other Obligor under the Finance Documents which have fallen due and which remain unpaid for 5 or more Business Days from the due date;

(3)	thirdly, in or towards amounts due in respect of the Facility Charge and which remain unpaid for 5 or more Business Days from the due date; and

(4)	fourthly, any balance to the Seller, such payment being, if Relevant Debts remain outstanding, by way of Deferred Purchase Price.

7.2	The Seller can elect (at its sole discretion) to amend the percentages set out in (B) of the definition of “Concentration Limit”, any such amendments to take effect upon the next recalculation of the definitions referred to in Clause 14.2(A) following the supply of such information by the Seller necessary for such recalculation.

8.	Notification of Assignment or Trust and use of power of attorney

8.1	Subject to clause 8.2, the Bank may only complete a Notice of Assignment or Trust in respect of a Relevant Debt and send it to the relevant Debtor (or require the Seller to do the same on its behalf) and/or exercise its powers pursuant to Clause 26 in respect of a Relevant Debt:

(A)	in accordance with Clauses 15.4, 18 and 19; or

(B)	if the Bank reasonably believes that its ability to recover the proceeds of any Relevant Debt may be materially prejudiced if it does not do so.

8.2	Notwithstanding Clause 8.1, the Bank may complete a Notice of Assignment or Trust in respect of a Relevant Debt and send it to the relevant Debtor (or require the Seller to do the same on its behalf) at any time during the Pre-Restructuring Period.

8.3	In the case where the Bank completes a Notice of Assignment or Trust in respect of a Relevant Debt and sends it to the relevant Debtor, the Bank shall have the right to take proceedings in its own name directly against the relevant Debtor.

8.4	Should the Bank wish to exercise its rights under:

(A)	Clause 8.1(A), but only so far as such rights arise from the occurrence of a Termination Event under Clauses 19.1(B), 19.1(C), 19.1(D), 19.1(H), 19.1(I) or 19.1(J); or

(B)	Clause 8.1(B),

it shall give prior written notice to the Seller of its intention to do so and shall only exercise such rights once a period of five (5) Business Days has elapsed from the date on which such notice is received and provided that the Seller does not elect to repurchase the Debts in accordance with Clause 8.5.

8.5	The Seller shall have the right to elect irrevocably and unconditionally by written notice to the Bank, such written notice to be received not later than five (5) Business Days from the date of receipt by the Seller of the notice referred to in Clause 8.4, to repurchase any Purchased Debt and/or the proceeds of any Restricted Purchased Debt in relation to which the Bank wishes to exercise its rights under Clause 8.1(A) (so far as such rights arise from the occurrence of a Termination Event under Clauses 19.1(B) 19.1(C), 19.1(D), 19.1(H), 19.1(I) or 19.1(J)) or Clause 8.1(B).

8.6	Any repurchase by the Seller in accordance with Clause 8.5 will be effected by the Seller paying to the Bank the Repurchase Price for the Relevant Debt to be repurchased in cleared funds to the Collection Account, following receipt of which the Bank shall, at the cost of the Seller, re-assign and, as the case may be, release from trust, such Purchased Debt and/or the proceeds of any such Restricted Purchased Debt to the Seller without recourse or warranty by the Bank other than a warranty that the Bank shall re-assign and, as the case may be, release from trust, that Purchased Debt and/or the proceeds of that Restricted Purchased Debt free from any Security Interest created by the Bank.

8.7	If the Seller does not elect to repurchase the relevant Purchased Debt and/or the proceeds of the relevant Restricted Purchased Debt in accordance with Clause 8.5, the Bank shall have the right to (i) complete a Notice of Assignment or Trust in respect of any such Purchased Debt and/or Restricted Purchased Debt and send it to the relevant Debtor and/or (ii) exercise its powers pursuant to Clause 26 in respect of any such Relevant Debts.

9.	Non-Eligible Debts and shortfalls

9.1	Non-Eligible Debts

(A)	If at any time (including, for the avoidance of doubt, after the Termination Date to the extent any Relevant Debts remain outstanding) it transpires that any Relevant Debts that were identified as Eligible Debts in the relevant Utilisation Notice either (i) were not in fact Eligible Debts on the relevant Utilisation Date; or (ii) have ceased to be Eligible Debts since the relevant Utilisation Date, then the Seller shall promptly inform the Bank thereof and, whether or not the Bank has been so informed, the Bank will have the right, exercisable at the option of the Bank, to request that the Seller repurchase any such Relevant Debts from the Bank.

(B)	Any such repurchases referred to in Clause 9.1(A) will be effected on the earlier of: (i) the next following Utilisation Date on which a Utilisation Notice or Additional Utilisation Notice is delivered in accordance with this Deed; or (ii) 3 Business Days following written notice from the Bank requesting the repurchase of such Relevant Debts, by the Seller paying to the Bank on that date the Repurchase Price for those non-Eligible Debts to be repurchased, in cleared funds into the Collection Account (in accordance with Clause 12.5), and upon receipt of such cleared funds the Bank will reassign and, as the case may be, release from trust, such non-Eligible Debts or, as the case may be, the proceeds of such non-Eligible Debts to the Seller without recourse or warranty by the Bank other than a warranty that the Bank shall reassign and, as the case may be, release from trust, such non-Eligible Debts or, as the case may be, the proceeds of such non-Eligible Debts in question, free from any Security Interest created by the Bank.

9.2	Policy shortfall

If a claim is made under a Policy in respect of any Relevant Debt that is an Insured Debt that has not been repurchased by the Seller in accordance with this Deed, and a payment is subsequently made by an Insurer to the Seller under such Policy in respect of that Insured Debt, the Seller shall pay into the Collection Account on demand an amount equal to:

(A)	any deductible amount (if any) applicable under that Policy in respect of the payment by the relevant Insurer; and

(B)	an amount equal to that portion of the outstanding amount of such Insured Debt that is not covered by the commercial indemnity under the relevant Policy),

and provided that payments from the Seller under this Clause 9.2 and Clause 14.3(G) are equal in aggregate to the original Sterling amount of the Invoice for such Relevant Debt, the Seller shall be released from any further obligation under this Deed to the Bank in respect of that Relevant Debt.

9.3	Reserve Shortfall

If on any Business Day from and including the date of this Deed until the Drawn Facility Amount is permanently reduced to zero and no other amounts are outstanding to the Bank under this Deed, the Bank notifies the Seller that the Drawn Facility Amount exceeds the Facility Limit (the amount of such excess being the “Reserve Shortfall”) and if such excess is not dealt with under Clause 9.1, then within three (3) Business Days the Seller shall make a payment to the Collection Account (in accordance with Clause 12.5) equal to such Reserve Shortfall.

10.	Seller’s right to repurchase

10.1	If at any time:

(A)	the Drawn Facility Amount is reduced to zero; and

(B)	there are no amounts which have fallen due and which remain unpaid to the Bank under the Finance Documents,

then the Bank will offer to sell any outstanding Purchased Debts, or the proceeds of any outstanding Restricted Purchased Debts, back to the Seller.

10.2	Any such sale referred to in Clause 10.1 may be effected on any Business Day on which the conditions referred to in Clause 10.1(A) and 10.1(B) have been met by the Seller paying to the Bank on that Business Day the sum of £1 for all those outstanding Purchased Debts and/or proceeds of outstanding Restricted Purchased Debts to be sold back to the Seller, in cleared funds into the Collection Account, and upon receipt of such payment the Bank will reassign and, as the case may be, release from trust, such Purchased Debts and/or proceeds of outstanding Restricted Purchased Debts to the Seller without recourse or warranty by the Bank other than a warranty that the Bank shall reassign and, as the case may be, release from trust, such Purchased Debts and/or proceeds of outstanding Restricted Purchased Debts, free from any Security Interest created by the Bank.

11.	Fees

11.1	The Seller shall pay to the Bank:

(A)	an arrangement, underwriting and structuring fee payable in accordance with the Fee Letter;

(B)	a non-utilisation fee of 0.75 per cent. per annum multiplied by the average unutilised portion of the Facility for that quarter (i.e. £60,000,000 less the average Drawn Facility Amount for that quarter), payable quarterly in arrear during the Availability Period and on the Termination Date;

(C)	an administration fee payable in accordance with the Fee Letter;

(D)	any additional utilisation fee payable in accordance with the Fee Letter;

(E)	a facility charge, which shall accrue daily on the Drawn Facility Amount, payable as follows:

(1)	during the Pre-Restructuring Period at a rate per annum which is the aggregate of:

(a)	4%;

(b)	the Bank’s applicable overnight LIBOR rate;

(c)	the Mandatory Cost, if any; and

(d)	the cost of processing all direct debits, cheques and BACS payments made to the Collection Account;

(2)	during the Post-Restructuring Period at a rate per annum which is the aggregate of:

(a)	2%;

(b)	the Bank’s applicable overnight LIBOR rate; and

(c)	the Mandatory Cost, if any; and

(d)	the cost of processing all direct debits, cheques and BACS payments made to the Collection Account,

(the “Facility Charge”) in each case quarterly in arrear starting from the date of this Deed until such date on or after the Termination Date as the Drawn Facility Amount is permanently reduced to zero, each such payment to be made within 5 Business Days of receipt of notice from the Bank detailing the fees referred to in Clauses 11.1(B), 11.1(C) and 11.1(D) and the Facility Charge payable for that quarter.

11.2	Any fee referred to in Clause 11.1 above is exclusive of any value added tax or other tax. If any value added tax or other tax is so chargeable, it shall be paid by the Seller at the same time as the fee.

11.3	The Facility Charge shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a year of 365 days (or as market practice otherwise dictates).

12.	Payments

12.1	All payments under the Finance Documents shall be made in Sterling to the relevant Party to its account(s) at such office or bank as it may notify to the other Party for this purpose prior to the date of this Deed or any other notified by it to the other Party by not less than 5 Business Days’ notice. Payments under the Finance Documents shall be made for value on the due date, subject to any applicable grace periods, at such times and in such funds as the Bank may specify as being customary at the time for the settlement of Sterling transactions.

12.2	Subject to Clause 12.4, all payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim and without any deductions or withholdings whatsoever. If an Obligor or any Debtor in respect of its Debt is compelled to make any deduction the relevant Obligor shall pay additional amounts to ensure receipt by the Bank of the full amount the Bank would have received but for the deduction.

12.3	If any Obligor fails to pay any amount under the Finance Documents, that Obligor shall pay interest to the Bank on demand on the unpaid amount (both before and after judgment) at the rate of 2 per cent. above the Bank’s applicable overnight LIBOR rate from time to time.

12.4	If on any day a payment is due from the Seller under the Finance Documents to the Bank and a payment is due from the Bank to the Seller under this Deed, only the net sum shall be paid by whichever party owes the greater amount.

12.5	Any references in the Finance Documents to an obligation of any Obligor to pay an amount to the Bank in cleared funds into the Collection Account (a “Relevant Amount”) shall be construed as being capable of being satisfied by either:

(A)	(1) the Obligors paying that Relevant Amount in cash; or

(2)	the Seller offering for sale at the price of one pound Sterling (£1) further Debts (or proceeds thereof) such that the Maximum Available Initial Purchase Price for those Debts is equal to such Relevant Amount; or

(3)	the Obligors paying an amount in cash and the Seller offering for sale at the price of one pound Sterling (£1) further Debts such that the Maximum Available Initial Purchase Price for those Debts and the cash are in aggregate equal to such Relevant Amount, provided that Debts (or their proceeds) may be offered for sale only if they may be so offered under the other provisions of this Deed; or

(B)	the Bank deducting such Relevant Amount from the Requested Purchase Price on the next following Utilisation Date on which Debts (and/or the proceeds of Restricted Debts) are sold in accordance with Clause 6.2, provided further that this Clause 12.5 shall not apply in respect of payments to be made by the Seller under Clauses 7.1(B), 7.1(C), 7.1(D) and 18.2(E).

13.	Representations

13.1	Each Obligor represents to the Bank on the date of this Deed (provided that it is acknowledged and agreed that no Obligor shall be required to make the representations referred to in Clauses 13.1(G), 13.1(I) and 13.1(Q) on the date of this Deed) and on each date on which a Utilisation Notice or an Additional Utilisation Notice is delivered that:

(A)	it is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

(B)	it has full power to enter into, and to perform its obligations under the Finance Documents to which it is a party and, in the case of the Seller, under any Contract and, in each case, the transactions contemplated thereby, and it has taken all necessary action to authorise the entry into and performance of its obligations under each of the foregoing documents;

(C)	its obligations under the Finance Documents to which it is a party and, in the case of the Seller, under any Contract are its legal, valid, binding and enforceable obligations enforceable in accordance with their respective terms;

(D)	neither the entry into, nor the performance of and compliance with, the obligations expressed to be assumed by it under the Finance Documents to which it is a party and, in the case of the Seller, under any Contract, violates, contravenes, constitutes a default under or otherwise conflicts with:

(1)	any existing law, statute, rule or regulation, any judgment, order, decree or award or any consent, approval or authorisation to which it is subject; or

(2)	any provision of the its Memorandum or Articles of Association or of its charter or any other governing instrument or constitutional document; or

(3)	the terms of any agreement or document to which it is a party or which is binding on it or any of its assets including, without limitation, the Restructuring Documents;

(E)	neither the entry into, nor the performance of and compliance with, the obligations expressed to be assumed by it under the Finance Documents to which it is a party and, in the case of the Seller, under any Contract, would cause any borrowing and/or guaranteeing or similar limit binding on it to be exceeded;

(F)	(save, during the period of 21 days from the date of the Deed of Charge, for delivery of particulars of the Deed of Charge for registration with the Registrar of Companies) the only authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of the Finance Documents are those referred to in Clause 4.1 which, prior to the first Utilisation under this Deed, will have been obtained or effected and thereafter will remain in full force and effect and there are no circumstances which indicate that any of the same are likely to be revoked in whole or in part;

(G)	no Default, Termination Event or Potential Termination Event is continuing or might be reasonably expected to result from any Utilisation;

(H)	in the case of the Seller, its payment obligations under the Finance Documents to which it is a party will be secured by first ranking security under the Deed of Charge, and in the case of any other Obligor, its payment obligations under the Finance Documents to which it is a party rank at least pari passu with, the claims of all its other unsecured creditors, except for obligations mandatorily preferred by law applying to companies generally;

(I)	neither it, nor any Debtor is required under the law of its jurisdiction of incorporation to make any deduction for or on account of tax from any payment it may make under the Finance Documents to which it is a party or under any Contract in respect of any Debt;

(J)	(save the need for the Seller to deliver particulars of the Deed of Charge for registration with the Registrar of Companies within 21 days of the date of this Deed) under the law of its jurisdiction of incorporation, it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated thereby;

(K)	it is in material compliance with all applicable laws and regulations;

(L)	no material litigation, arbitration or administrative proceedings are current, pending or threatened against it except and to the extent disclosed in writing at the date of this Deed;

(M)	all Material Information provided to the Bank, Cresta, the Accountants, and Simmons & Simmons in respect of the Facility by or on behalf of the Obligors from and including 3 December 2003 up to but excluding the date of this Deed (to the extent not superseded or corrected by the relevant Obligor by such date or if later, the date on which such information was relied upon by the Bank) was true, complete and accurate in all respects material to the Bank in the context of this Facility at its date and did not omit any information which, if disclosed, would reasonably be expected to adversely affect the Bank’s decision to enter into this Deed, other than as disclosed, and nothing has occurred since the date of the information which renders it untrue or misleading in any respect material to the Bank in the context of this Facility;

(N)	other than the Projections, all written information (including information conveyed by electronic communications) supplied by or on behalf of the Obligors to the Bank pursuant to this Deed (to the extent not superseded or corrected by the relevant Obligor prior to the date on which the Bank took action in reliance thereon) was true, complete and accurate in all respects material to the Bank in the context of this Facility at the date supplied, did not have any omissions material to the Bank in the context of this Facility and nothing has occurred since the date of the information which renders such information untrue or misleading in any respect material to the Bank in the context of this Facility;

(O)	the Projections were, to the extent not superseded or corrected by written information supplied to the Bank prior to the date of this Deed:

(1)	based on assumptions which, as at the date on which such Projections were prepared, fair and reasonable; and

(2)	made in good faith after careful consideration by the management of the Parent;

(P)	the latest consolidated audited accounts of the Group delivered to the Bank in accordance with this Deed show a true and fair view of the consolidated financial condition of the Group as at that date and there has been no material adverse change in the financial condition of the Group since that date and, in the case of each other Obligor, its latest audited accounts delivered to the Bank in accordance with this Deed show a true and fair view of the financial condition of that Obligor at that date and there has been no material adverse change in the financial condition of that Obligor since that date;

(Q)	it is not unable to pay its debts as they fall due within the meaning of section 123(1) of the Insolvency Act 1986 and will not become unable to do so as a result of entering into the Finance Documents to which it is a party; and

(R)	at the time of any Utilisation after the Restructuring Date it is not unable to pay its debts as they fall due within the meaning of section 123(2) of the Insolvency Act 1986 and it has not stopped, suspended or threatened to stop payment of its debts generally or proposed or made any agreement for the deferral or rescheduling of its debts generally or proposed or made an arrangement under section 1 of the Insolvency Act 1986 or section 425 of the Companies Act 1985 with or for the benefit of its creditors generally, or any class of them.

13.2	The Seller represents and warrants to the Bank on each date on which a Utilisation Notice is delivered and, in the case of the representations referred to in Clauses 13.2(B), 13.2(D) and 13.2(E), on the date of this Deed, that:

(A)	since the date of creation of the earliest created Debt sold to the Bank under this Deed, it is, and has been during all such times, in compliance with its credit and collection policies with respect to any Relevant Debts in all material respects and has not made any material change to its credit and collection policies in force as at the date of this Deed or as subsequently amended in accordance with Clause 14.3(E);

(B)	the copies of the Contracts which it has delivered to the Bank are true and complete copies of those Contracts;

(C)	it has no Two-way Trading Arrangements with any Debtor to which any Restricted Debt offered in the Utilisation Notice relates other than as disclosed in the calculations in respect of the General Concentration Limit Adjustment in respect of such Utilisation Notice;

(D)	as regards Two-way Trading Arrangements with any Debtor to which any Debt offered in the Utilisation Notice relates which is not a Restricted Debt, it has no Two-way Trading Arrangements other than:

(1)	Unconnected Two-way Trading Arrangements; and/or

(2)	Connected Two-way Trading Arrangements:

(a)	under which First Category Export Debts arise; or

(b)	under which Second Category Export Debts arise; and

(E)	there are no amounts in respect of the salaries, bonuses, commissions and other similar payments of its employees, in aggregate amount greater than £1,000,000, that have fallen due but remain unpaid for a period of more than 30 days after the date or period for payment set out in the relevant contract save through technical or administrative error.

13.3	The Seller represents and warrants to the Bank on each date on which a Utilisation Notice and, other than in the case of Clause 13.3(A) and (B), an Additional Utilisation Notice is delivered, that:

(A)	it is the legal and beneficial owner of each Debt referred to in the relevant Utilisation Notice (save that to the extent any part of a Debt represents a Debt which has previously been sold to the Bank, then that part of the Debt need not be beneficially owned by the Seller) and each such Debt and corresponding Invoice and Contract is held by it free of any Security Interest (other than in favour of the Bank and other than a floating charge under the DTI Security);

(B)	each Debt (other than any Restricted Debt) and the proceeds of each Restricted Debt referred to in the relevant Utilisation Notice and/or, as the case may be, for which the Seller is requesting further payment in the relevant Additional Utilisation Notice, is/are freely assignable in accordance with this Deed and each Restricted Debt referred to in the relevant Utilisation Notice and/or, as the case may be, for which the Seller is requesting further payment in the relevant Additional Utilisation Notice, is chargeable in accordance with the Deed of Charge and capable of being held on trust;

(C)	it, and to the best of its knowledge, each Debtor, has complied with all material obligations required, as at such Utilisation Date, to be complied with by it or, as the case may be the Debtor, under each relevant Contract and in respect of each

Invoice (if any) relating to the Relevant Debts (excluding any such Debts which are not Eligible Debts) referred to in the relevant Utilisation Notice and/or, as the case may be, for which the Seller is requesting further payment in the relevant Additional Utilisation Notice, and there is no Dispute with any Debtor outstanding in connection with any such Contract or Invoice (if any);

(D)	each Debt referred to in the relevant Utilisation Notice and/or, as the case may be, for which the Seller is requesting further payment in the relevant Additional Utilisation Notice, is a valid and binding payment obligation of the Debtor of that Debt;

(E)	it has no reason to believe that any Debtor relating to any Debt (excluding any such Debts which are not Eligible Debts) referred to in the relevant Utilisation Notice and/or, as the case may be, for which the Seller is requesting further payment in the relevant Additional Utilisation Notice, will fail to pay any amount due and payable to the Seller under the relevant Contract within 60 days from its due date;

(F)	during the Pre-Restructuring Period and during the Post-Restructuring Period following an election by the Bank that the Facility shall operate on a disclosed basis in accordance with Clause 8, in relation to each Debt referred to in the relevant Utilisation Notice, a Notice of Assignment or Trust relating to the sale of such Debts and/or proceeds of such Restricted Debts, will be given to each relevant Debtor on that Utilisation Date by no later than five (5) Business Days following the sale of such Debts and/or proceeds of such Restricted Debts;

(G)	the Seller has received no notice of crystallisation of the floating charge granted by the Seller pursuant to the DTI Security; and

(H)	there is a valid and binding Contract in existence relating to each Debt referred to in the relevant Utilisation Notice and/or, as the case may be, for which the Seller is requesting further payment in the relevant Additional Utilisation Notice.

14.	Undertakings

14.1	General Information

The Seller shall from and including the date of this Deed until the Drawn Facility Amount is permanently reduced to zero and no other amounts are outstanding to the Bank under this Deed:

(A)	Financial Statements

supply to the Bank:

(1)	audited consolidated financial statements of the Parent and its Subsidiaries for each fiscal year prepared in accordance with Floating UK GAAP, consistently applied, as soon as the Parent publicly releases such financial statements, but in any event within 90 days after the end of such fiscal year;

(2)	any other quarterly or semi-annual financial statements of the Parent and its Subsidiaries prepared in accordance with Floating UK GAAP, consistently applied, as soon as the Parent publicly releases such financial statements;

(3)	within 5 Business Days of their release, each notice, statement or circular issued to the members or creditors (or any class thereof, including but not limited to the Bondholders) of the Parent or any Restricted Subsidiary;

(4)	within 5 Business Days of their release, all regulatory news statements;

(5)	within 5 Business Days of their publication, all reports required to be published by the UKLA by virtue of the admission of any of the Capital Stock of the Parent to the Official List of the UKLA and, if none of its Capital Stock is so listed, all such reports as if such Capital Stock were so admitted; and

(6)	with each set of financial statements delivered pursuant to Clauses 14.1(A)(1) and 14.1(A)(2), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 15 as at the date as at which those financial statements were drawn up. Each such Compliance Certificate shall be signed by two directors of the Seller;

(B)	Other non-Debt Related Information

supply to the Bank:

(1)	within 5 Business Days of their being agreed, the terms of any interest coverage ratio financial covenants agreed during the Post-Restructuring Period with other creditors of any member of the Group that are on more favourable terms (from a creditor perspective) than the Financial Covenant (such covenants referred to hereinafter as “Favourable Covenants”);

(2)	within 5 Business Days of becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor;

(3)	promptly, such further information regarding the financial condition, business and operations of any Obligor as the Bank may reasonably request; and

(4)	as soon as it is publicly available, a copy of the prospectus relating to the re-admission of the Capital Stock of the Parent to the Official List of the UKLA pursuant to the Restructuring Documents.

14.2	Debt Related Information

Subject to the final paragraph of this Clause 14.2, the Seller shall from and including the date of this Deed until the Drawn Facility Amount is permanently reduced to zero and no other amounts are outstanding to the Bank under this Deed:

(A)	supply to the Bank on each Monthly Reporting Date or such other day in each calendar month as is agreed between the Parent and the Bank from time to time in writing a monthly report (the “Monthly Settlement Report”) to include details of:

(1)	a statement showing all collections received by the Seller in respect of all Debts since the previous Monthly Settlement Report and up-to-date outstanding ledger balances for the Debts broken down into Purchased Debts and Restricted Purchased Debts;

(2)	a statement showing all Debts since the previous Monthly Settlement Report including a breakdown of concentrations across the Debtor portfolio;

(3)	the aged balance of all outstanding Debts, confirmation as to which of those outstanding Debts are Eligible Debts and which are not Eligible Debts and data referring to levels of Defaulted Debts;

(4)	an up-to-date calculation of:

(a)	the Default Ratio;

(b)	the Dilution Ratio;

(c)	the Dilution Horizon Ratio;

(d)	the Delinquency Ratio;

(e)	the Loss Reserve Ratio;

(f)	the Loss Reserve Percentage; and

(g)	the Loss Horizon Ratio; and

(5)	any other information relating to Debts requested by the Bank (acting reasonably) including, but not limited to, any information required to be stored by the Seller pursuant to Clause 5.3(E);

(B)	(commencing from the date on which the initial Utilisation occurs) supply to the Bank on each Friday on which the Drawn Facility Amount is greater than zero, a report (the “Weekly Report”) showing:

(1)	details of all Debts that have ceased to be Eligible Debts since the previous Weekly Report was delivered; and

(2)	details of any Dilutions suffered since the previous Weekly Report was delivered;

(C)	(commencing from the date on which the initial Utilisation occurs) supply to the Bank by 1.30pm on each Business Day:

(1)	statements showing the cash balances standing to the credit of the Clydesdale Account and the Seller’s account held at Citibank N.A., London branch in respect of Debts whose Invoices were issued prior to the expiry of the Relevant Payment Grace Period for such Debts as at that time on that Business Day (the “Cash Balances”); and

(2)	copies of irrevocable payment instructions from the Seller sent to Clydesdale and Citibank N.A., London branch requesting that such Cash Balances be paid into the Collection Account on the same day as that instruction;

(D)	keep proper accounts of all dealings by the Seller under the Contracts and ensure those accounts bear a notation of each assignment or sale made under this Deed in favour of the Bank;

(E)	procure that the Bank, any of its agents, representatives, advisers and, subject to Clause 24, the Bank’s transferees or assigns are:

(1)	allowed access on reasonable notice to inspect the books and all other records and data of the Seller relating to Debts, Contracts and collections (including, without limitation, any meter reading data of each relevant Debtor); and

(2)	rendered all assistance necessary in order to be able to produce and despatch Invoices to Debtors in respect of Unbilled Debts when exercising its rights under Clause 26 of this Deed;

(F)	procure that if, on or after the date of this Deed, any person, other than the Bank, is granted a Security Interest over the undertaking or assets of the Seller (other than the Debts) and is entitled to appoint a receiver (whether administrative or otherwise) pursuant to such Security Interest, it will be a term of such receiver’s appointment that it will, to the extent it is able to do so taking into account its legal duties, and at the request and cost of Barclays, ensure that Barclays, any of its agents, representatives, advisers and permitted transferees or assignees are:

(1)	allowed access on reasonable notice to inspect the books and all other records and data of the Seller relating to Debts, Contracts and collections (including, without limitation, any meter reading data of each relevant Debtor); and

(2)	rendered all assistance necessary in order to be able to produce and despatch Invoices to Debtors in respect of Unbilled Debts when exercising its rights to do so under Clause 26 of this Deed;

(G)	immediately supply to the Bank details of any Dispute;

(H)	within 7 days of request by the Bank, supply to the Bank a schedule of outstanding amounts due and payable in respect of the Relevant Debts;

(I)	notify the Bank of:

(1)	any Default, Termination Event or Potential Termination Event (and the steps, if any, being taken to remedy it) in each case promptly upon the Seller becoming aware of it; and

(2)	any withdrawal, or cancellation of, or change in the Bank’s loss payee status under, any Policy upon the Seller becoming aware of it; and

(J)	promptly on request by the Bank, supply to the Bank any other information in connection with this Deed, any Policy or any Contract as the Bank may reasonably request, including certified copies of any Invoices and any credit limit decision from an Insurer in relation to any Insured Debtor.

In relation to information relating to July 2004, August 2004 and any subsequent month up until the date in which the Bank confirms that a successful test has occurred pursuant to Clause 4.2(S), the Seller shall supply to the Bank such information relating to Debts as the Bank (acting reasonably and based on the scope of Historical Receivables Information previously received from the Seller) considers necessary, and the remaining provisions of this Clause 14.2 shall not apply during such period.

14.3	Debt Related Covenants

The Seller shall from and including the date of this Deed until the Drawn Facility Amount is permanently reduced to zero and no other amounts are outstanding to the Bank under this Deed:

(A)	other than in favour of the Bank, not create or permit to exist any Security Interest on any Debt (including its proceeds), Invoice, Contract, Policy (if any exists) or the Collection Account other than the DTI Security;

(B)	other than to the Bank, not sell, transfer, discount, factor, grant or lease or otherwise dispose of all or any part of the Debts (including their proceeds), Invoices, Contracts, Policies (if any exist) or any amount standing to the credit of the Collection Account;

(C)	acknowledge and agree that the Collection Account is an account in the name of the Bank, that only the Bank shall be entitled to operate the Collection Account and that no Obligor shall be entitled to seek to debit any amount from the Collection Account;

(D)	where possible and appropriate, promptly demand payment in full of any Relevant Debt which has fallen due and payable from the relevant Debtor in accordance with the Seller’s standard credit and collection policies previously disclosed to the Bank;

(E)	adhere to in all material respects, and not materially alter, its credit and collection policies relating to Debtors as previously disclosed to the Bank (including, without limitation, as regards issuance of Invoices), nor its operation of such policies without the prior written consent of the Bank (such consent not to be unreasonably withheld or delayed);

(F)	not without the prior written consent of the Bank (such consent not to be unreasonably withheld or delayed):

(1)	grant any time or waiver to, or make any composition with, any Debtor in respect of any Relevant Debts other than in accordance with the Seller’s credit and collection policies; or

(2)	amend, rescind or terminate any Contract other than in accordance with the Seller’s credit and collection policies;

(G)	promptly make any claim it is entitled to make under any Policy (if one exists) and pay the proceeds of any such claim that it may receive (subject to the Bank’s rights as loss payee) which relate to a Relevant Debt into the Collection Account in accordance with Clauses 7 and 12;

(H)	comply with:

(1)	all its material obligations under the Contracts; and

(2)	all terms and conditions of any Policy (for so long as such Policy is in full force and effect);

(I)	in relation to the Seller, not enter into any Two-way Trading Arrangement or other contract with any Debtor in respect of which Restricted Debts relate other than the relevant Contract; and

(J)	use its reasonable endeavours to procure that as soon as practicable each of the Debtors relating to Restricted Debts gives their consent in writing to future assignments or assignations of such Restricted Debts to the Bank in accordance with the terms and conditions of this Deed;

(K)	after the first Utilisation, use its reasonable endeavours to procure that as soon as practicable the Bank is named as loss payee in respect of each Policy;

(L)	use its reasonable endeavours to procure that as soon as reasonably practicable in relation to any Contract which incorporates (i) the Seller’s 2001 standard terms and conditions (the “Conditions”) or (ii) paragraph 10 of the Conditions (or obligations of the Seller substantively similar to the provisions of such paragraph), the Seller obtains either (i) written consent from the relevant Debtor to the disclosure of any relevant confidential information to the Bank, or (ii) an amendment of the terms of the Contract to the effect that disclosure of relevant confidential information to the Bank is permitted; and

(M)	in respect of any Contract pursuant to which the Seller’s liability has not been limited, it will use its reasonable efforts at the date of renewal of such Contract to agree with the relevant Debtor limitation of liability provisions similar to those contained in the Seller’s standard terms and conditions (2003 version).

14.4	General Covenants

Each Obligor shall, and shall procure that each other member of the Group shall, from and including the date of this Deed until the Drawn Facility Amount is permanently reduced to zero and no other amounts are outstanding to the Bank under this Deed:

(A)	Compliance with laws

comply in all material respects with all applicable laws (including environmental laws) and regulations to which it may be subject;

(B)	Consents, licences etc.

obtain, comply, protect and maintain (and take no action which could foreseeably imperil the continuation of) all licences and statutory authorisations, consents, approvals, intellectual property, trade names, franchises and contracts which are material and necessary for the conduct and continuation of its business substantially as presently conducted;

(C)	Insurance

other than in relation to credit insurance in respect of Debtors, maintain such insurance as is required by the provisions of any statutory or licensing requirements;

(D)	Ranking

ensure that, in the case of the Seller, its payment obligations under the Finance Documents to which it is a party are secured by first ranking security under the Deed of Charge, and in the case of any other Obligor, its payment obligations under the Finance Documents to which it is a party rank at least pari passu with, the claims of all its other unsecured creditors, except for obligations mandatorily preferred by law applying to companies generally;

(E)	Favourable Financial Covenant

following a request by the Bank agree to make any amendments as are necessary to this Deed in order to provide the Bank with an interest coverage ratio financial covenant on as favourable terms as those of any Favourable Covenant;

(F)	Relative financial strength of Guarantors

after the fifth Business Day of the Post-Restructuring Period only, ensure that the gross assets, turnover and EBIT of the Seller and the Guarantors (taken as a whole) will at all times constitute in aggregate at least 90% of the consolidated gross assets, turnover and EBIT, respectively, of the Parent and its Restricted Subsidiaries on a rolling four quarter basis, calculated in accordance with Relevant GAAP (excluding all assets relating to amounts receivable under the Nuclear Liabilities Documentation and excluding the Eggborough Subsidiaries and BETS (for so long as it cannot reasonably guarantee the Bonds as a result of requirements of the FSA or other legal requirements in relation to its business)); provided that for this purpose (i) neither the Eggborough Subsidiaries nor BETS (for so long as it cannot reasonably guarantee the Bonds as a result of requirements of the FSA or other legal requirements in relation to its business) shall be Guarantors or be deemed to be Material Subsidiaries; and (ii) all assets, turnover and EBIT of the Eggborough Subsidiaries and (for so long as it cannot reasonably guarantee the Bonds as a result of requirements of the FSA or other legal requirements in relation to its business) BETS shall be excluded in determining the Material Subsidiaries of the Parent and compliance with this Clause 14.4(F);

(G)	General books of account

keep, and procure that each of the other Material Subsidiaries keeps, proper books of account as may be necessary to comply with applicable laws of its jurisdiction of incorporation and so as to enable the financial statements of the Parent and its Subsidiaries to be prepared in accordance with Clause 14.1(A);

(H)	Corporate existence

do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence; and (ii) the rights (statutory or otherwise), licences and franchises of itself provided, however, that the Seller shall not be required to preserve any such right, licence or franchise if the directors of the Seller shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Seller and that the loss thereof is not adverse in any material respect to the Bank;

(I)	Taxes

pay, prior to delinquency, all material taxes, assessments and governmental charges except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Bank and the Bank’s rights under or in respect of the Finance Documents, the Contracts or any Policy;

(J)	Maintenance of properties

cause all material properties owned by it or the Parent or any of its other Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of the Parent or its Restricted Subsidiaries to be maintained and kept in reasonably good condition, repair and working order (ordinary wear and tear excepted) and supplied with all reasonably necessary equipment and will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of such Obligor or, as applicable, the Parent or such other Restricted Subsidiary may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this Clause 14.4(J) shall prevent such Obligor or, as applicable, the Parent or such other Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the directors of such company acting in good faith, desirable in the conduct of its business or the business of any of its Subsidiaries and would not be reasonably likely to have a material adverse effect on the ability of the any such Obligor to perform its respective obligations under the Finance Documents or in the case of the Seller, the Contracts or any Policy;

(K)	Limitation on Financial Indebtedness during the Pre-Restructuring Period during the Pre-Restructuring Period, not and shall not cause or permit the Parent or any other Restricted Subsidiary to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Financial Indebtedness (including any Acquired Indebtedness), other than:

(A)	Financial Indebtedness incurred as at the date of this Deed;

(B)	Financial Indebtedness incurred under the Finance Documents;

(C)	Financial Indebtedness incurred under the Government Facility; and

(D)	Permitted Financial Indebtedness (as defined in 14.4(L)) (with no double counting).

(L)	Limitation on Financial Indebtedness during the Post-Restructuring Period during the Post-Restructuring Period, not and shall not cause or permit the Parent or any other Restricted Subsidiary to “incur” (as defined in Clause 14.4(K) above) any Financial Indebtedness (including any Acquired Indebtedness), other than Permitted Financial Indebtedness, unless the Consolidated Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Financial Indebtedness, taken as one period, is greater than 2.0 to 1.0 (the “UK GAAP Ratio”), in each case giving pro forma effect to the contemplated Financial Indebtedness in relation to use of proceeds, issuance and retirement of debt, acquisitions and dispositions and applying Relevant GAAP.

It is acknowledged and agreed that prior to the Restructuring Date, the Parent will (i) appoint a firm of independent accountants (the “BE Appointed Accountants”) to determine a US GAAP ratio level corresponding to the UK GAAP Ratio level set forth above; and (ii) deliver to the BE Appointed Accountants and to the advisers to the Bondholders copies of the Parent’s long-term business plans under both UK and US GAAP. No later than six months after the Restructuring Date, the Parent will require the BE Appointed Accountants to propose an appropriate US GAAP ratio level (the “Proposed US GAAP Ratio”) and notify the Bondholders in writing of the Proposed US GAAP Ratio, and of any proposed amendments to terms defined as described herein solely for the purposes of calculating such ratio (such amendments not to take effect for any other purposes of these definitions) to take account of differences in accounting treatment of items used in the calculation of the US GAAP Ratio compared with the UK GAAP Ratio. If an Objecting Majority (as defined in the Creditor Restructuring Agreement) which in the case of the Consenting Bondholders and RBS shall require a Bondholder/RBS Consenting Majority (as such terms are defined in the Creditor Restructuring Agreement) have not objected to the Proposed US GAAP Ratio within 30 days of such notification, the foregoing covenant shall be revised to replace the UK GAAP Ratio with the Proposed US GAAP Ratio with effect from the Conversion Date. If an Objecting Majority objects to the Proposed US GAAP Ratio within such 30 day period, then within 5 days of receipt by the Parent of such notification, at the expense of the Parent, the Trustee will appoint a firm of independent accounting experts which shall not be the Group’s auditors, and shall not be a provider of material services to the Group (the “Independent Accountants”) nominated by the Institute of Chartered Accountants to determine an appropriate US GAAP ratio by no later than 30 days after the date of appointment of such Independent Accountants. For purposes of the foregoing covenant, the US GAAP ratio determined by the Independent Accountants (the “Determined US GAAP Ratio”) will replace the UK GAAP Ratio upon the date such determination is delivered in writing to the Trustee by the Independent Accountants. The Bank shall have no role in the determination of the US GAAP ratio level.

Notwithstanding the foregoing, the Parent and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Financial Indebtedness”):

(1)	Financial Indebtedness of the Issuer under the Bonds and of any Bond Guarantor pursuant to the Bond Guarantee;

(2)	Financial Indebtedness under the Nuclear Liabilities Documentation and the CTA Documentation (but excluding any Financial Indebtedness not provided for under such documentation in the form agreed as at the Restructuring Date);

(3)	Financial Indebtedness of the Parent or any Restricted Subsidiary outstanding on the Issue Date and not otherwise referred to in this definition of “Permitted Financial Indebtedness”;

(4)	any renewals, extensions, substitutions, refundings, refinancings or replacements (including successive refinancing) (each, a “refinancing”) of Financial Indebtedness permitted pursuant to the Consolidated Fixed Charge Coverage Ratio test set out above or any of the categories of Permitted Financial Indebtedness specified herein provided that (a) the aggregate principal amount is not thereby increased by more than the expenses incurred by the Parent and the Restricted Subsidiaries in connection with such refinancing plus the lesser of (i) the stated amount of any premium to be paid in connection with such refinancing and (ii) the amount of premium actually paid to refinance such Financial Indebtedness, and (b) the maturity is no shorter than the maturity and the average life is no shorter than the average life of the Financial Indebtedness which it refinances;

(5)	Financial Indebtedness of the Parent or a wholly-owned Restricted Subsidiary which is owing to or held by the Parent or another wholly owned Restricted Subsidiary, provided that any disposition, pledge or transfer of any such Financial Indebtedness to a Person that is not the Parent or a wholly-owned Restricted Subsidiary, or any transaction pursuant to which any wholly-owned Restricted Subsidiary which has any such Financial Indebtedness owing to it ceases to be a wholly-owned Restricted Subsidiary, shall be deemed to be an incurrence of such Financial Indebtedness not permitted by this Clause 14.4(L)(5);

(6)	Financial Indebtedness of the Parent or any Restricted Subsidiary arising out of Interest Rate Agreements or Currency Hedging Agreements relating to (i) Financial Indebtedness of the Parent or any Restricted Subsidiary or (ii) obligations to purchase or sell assets or properties incurred in the ordinary course of business; provided that the notional amount of such Interest Rate Agreements does not exceed the aggregate principal amount of the related Financial Indebtedness, and such Currency Hedging Agreements do not increase the obligations of the Parent or any Restricted Subsidiary other than as a result of fluctuations in interest or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder (“Permitted Hedging”);

(7)	Financial Indebtedness arising out of Trading Arrangements of the Parent or any Restricted Subsidiary or out of any guarantee, indemnity, letter of credit or other reimbursement obligation, supporting or securing such Trading Arrangements;

(8)	Financial Indebtedness arising from any guarantee, indemnity or letter of credit, where such guarantee, indemnity or letter of credit is responsive to a requirement pursuant to the Balancing and Settlement Code, the Connection and Use of System Code or the Grid Code, or required under the terms of the Parent’s, any Restricted Subsidiary’s or any Eggborough Subsidiary’s Electricity Generation Licence, Electricity Supply Licence or Gas Shipper’s Licence, or otherwise reasonably required to obtain and maintain access to, or use of, transmission and distribution systems (including, for the avoidance of doubt, interconnectors) and participation in wholesale electricity markets in England, Wales or Scotland for any of the Parent, the Restricted Subsidiaries or the Eggborough Subsidiaries;

(9)	Financial Indebtedness arising from any guarantee, performance guarantee, indemnity or letter of credit (i) in respect of Permitted Financial Indebtedness of the Parent or any Restricted Subsidiary; (ii) in connection with environmental licences and any other permits, licences or authorisations, or in compliance with any other regulatory requirements, in any such case in relation to any Permitted Business of the Parent or any Restricted Subsidiary; (iii) in connection with operation and maintenance contracts, management services contracts or consultancy services contracts of the Parent or any Restricted Subsidiary to the extent reasonably necessary to carry on such business in accordance with Clause 14.4(U); and (iv) in relation to obligations to H.M. Customs & Excise of the Parent or any Restricted Subsidiary;

(10)	Financial Indebtedness incurred in the ordinary course of business in respect of letters of credit to support workers’ compensation obligations, performance bonds, completion guarantees, bid bonds, bankers acceptances and surety or appeal bonds for the Parent or any Restricted Subsidiary, in each case other than in connection with the borrowing of money;

(11)	Financial Indebtedness of the Parent or any Restricted Subsidiary arising from the honouring by a bank or other financial institution of a cheque or draft (or similar instruments) inadvertently drawn against insufficient funds, provided that such Financial Indebtedness is extinguished within 5 Business Days of incurrence;

(12)	Financial Indebtedness pursuant to indemnification, adjustment of purchase price or similar obligations incurred in connection with the purchase or disposal of a business or asset; and

(13)	Financial Indebtedness of the Parent and the Restricted Subsidiaries in addition to that described in Clauses 14.4(L)(1) to 14.4(L)(12) (inclusive) above, in a maximum aggregate principal amount of £75 million (with no double counting) of which (i) £40 million may be applied in meeting costs and expenditures resulting from outages and seasonal working capital and will be available to be drawn at any time (the “Seasonal Basket”) and (ii) £35 million will be available only to meet credit support obligations in respect of Trading Arrangements (the “Collateral Basket”); provided that the Collateral Basket may be drawn only to the extent that (and up to the amount by which) the Target Amount has not been reached. £60 million of the £75 million basket may be incurred under this Deed (the “Secured Basket”). Amounts outstanding under the Seasonal Basket must be reduced to zero for a period of 45 consecutive days in any financial year provided that the foregoing restriction shall not apply during any financial year in which the difference between total Cash (as defined in the Contribution Agreement as in effect on the Restructuring Date) and the Target Amount is less than £100 million at any time during such financial year.

For the purposes of determining compliance with any restriction on the incurrence of Financial Indebtedness under this Clause 14.4(L), the Sterling-equivalent principal amount of all Financial Indebtedness denominated in another currency will be calculated using the spot rate of exchange for the purchase of the relevant currency against payment of Sterling being quoted by the Bank on the date of testing; provided that if any Financial Indebtedness denominated in a currency other than Sterling is subject to a Currency Hedging Agreement covering all principal of, premium (if any) and interest payable on such Financial Indebtedness, the amount of such Financial Indebtedness expressed in Sterling will be determined taking into account such Currency Hedging Agreement.

For purposes of determining compliance with this Clause 14.4(L), (1) the maximum amount of Financial Indebtedness that the Parent or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Financial Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies; (2) in the event that an item of Financial Indebtedness meets the criteria of more than one of the types of Financial Indebtedness permitted by this covenant, the Parent in its sole discretion shall classify such item of Financial Indebtedness and from time to time reclassify such item of Financial Indebtedness and only be required to include the amount of such Financial Indebtedness as one of such types; (3) an item of Financial Indebtedness that meets the criteria of more than one of the types of Financial Indebtedness permitted by this covenant may be divided and classified under more than one of the types of Financial Indebtedness described above; and (4) the amount of Financial Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with Relevant GAAP. Accrual of interest, accrual of dividends, the accreted value and the payment of interest in the form of additional Financial Indebtedness will not be deemed to be an incurrence of Financial Indebtedness for purposes of this covenant.

For purposes of determining any particular amount of Financial Indebtedness under this covenant, guarantees, liens or obligations with respect to any letter of credit supporting Financial Indebtedness otherwise included in the determination of a particular amount will not be included;

(M)	Limitation on transactions with Affiliates

during the Post-Restructuring Period, not and shall not cause or permit the Parent or any other Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Parent (other than the Parent or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into on terms no less favourable to the Parent or such Restricted Subsidiary, as the case may be, than those terms which would be available in a comparable transaction in arm’s length dealings with an unrelated party, and:

(1)	with respect to any transaction or series of related transactions involving aggregate payments in excess of £2 million, the Parent delivers an Officer’s Certificate to the Bank certifying that such transaction or series of related transactions is on terms no less favourable to the Parent or such Restricted Subsidiary, as the case may be, than those terms which would be available in a comparable transaction in arm’s length dealings with an unrelated third party; and

(2)	with respect to any transaction or series of related transactions involving aggregate payments in excess of £5 million, such transaction or series of related transactions has been approved by the disinterested members of the board of directors of the Parent, or in the event there is only one disinterested member, by such disinterested member, as being in the interests of the relevant company; or

(3)	with respect to any transaction or series of related transactions involving aggregate payments in excess of £25 million, the Parent delivers to the Bank a written opinion of an investment banking firm of international standing or other recognised independent expert stating that the transaction or series of related transactions is on fair and reasonable terms (from a financial point of view) to the relevant company;

provided, however, that this covenant shall not apply to:

(a)	transactions which comply with the provisions of Clause 14.4(N);

(b)	the provision of benefit arrangements for any employee, officer or director of the Parent or any Restricted Subsidiary, including vacation plans, health and life insurance plans, deferred compensation plans, director’s and officer’s indemnification agreements and retirement or savings plans and similar plans, and any stock option or stock incentive plans (together with the issuance of securities pursuant to, or for the purpose of the funding of, any such agreements or arrangements), entered into in the ordinary course of business and which are customary in industry;

(c)	transactions entered into prior to the Issue Date or as part of the Restructuring including, without limitation, under or pursuant to the Nuclear Liabilities Documentation as in effect on the Restructuring Date;

(d)	payment of compensation to and reimbursement of expenses of employees, officers or directors of the Parent or any Restricted Subsidiary in the ordinary course of business;

(e)	advances to employees as permitted under Permitted Investments;

(f)	Trading Arrangements of the Parent or any Restricted Subsidiary entered into on an arm’s-length basis;

(g)	transactions entered into on an arm’s-length basis in the ordinary course of business between the Parent and any Restricted Subsidiary or between Restricted Subsidiaries;

(h)	advances to employees, officers and directors (or guarantees of third party loans to employees, officers and directors) in the ordinary course of business;

(i)	transactions with the NLF and the Secretary of State which comply with Condition 8.5 (Limitations on transactions with the NLF and the Secretary of State);

(j)	transactions with British Nuclear Fuels plc which comply with Condition 8.6 (Limitations on transactions with BNFL);

(k)	Permitted Payments; and

(l)	any sale of Capital Stock of the Parent, other than Disqualified Capital Stock;

(N)	Eggborough transactions

during the Post-Restructuring Period and for as long as the Eggborough Subsidiaries are not Material Subsidiaries, the following provisions shall also apply:

(1)	transactions under the CTA Documentation as in effect on the Restructuring Date shall be permitted (notwithstanding the provisions of Condition 8.2 (Limitation on Restricted Payments);

(2)	payments to EPL shall be permitted (notwithstanding the provisions of Condition 8.2 (Limitation on Restricted Payments):

(a)	up to and including 31 March 2010:

(i)	if made pursuant to the CTA Documentation in the form agreed on the Restructuring Date (including the issue of deferred shares in the Issuer as contemplated by the CTA Documentation but excluding any Investments not provided for under the CTA Documentation, in each case in the form agreed on the Restructuring Date); plus

(ii)	in an amount in each year not exceeding the greater of (x) an amount equal to 10% of the aggregate amount of capital expenditure scheduled for such year as set out in the Capital Investments Works Schedule (as defined in the CTA in the form agreed on the Restructuring Date); and (y) £500,000, subject to an aggregate maximum amount until termination of the CTA of £3,000,000; and

(b)	after 31 March 2010:

(i)	to the extent required in order for EPL to be able to operate and maintain the Eggborough Plant in accordance with the standards of a Reasonable and Prudent Operator and comply with its obligations under the Finance Documents; and

(ii)	to the extent not permitted pursuant to (b)(i), to fund capital expenditure, the primary purpose of which is the maintenance (including non-recurring maintenance) and/or repair of a capital nature of the Eggborough Plant, provided that, in each of Clauses 14.4(N)(2)(a)(ii), 14.4(N)(2)(b)(i) and 14.4(N)(2)(b)(ii) above, EPL continues to own the Eggborough Plant and EPHL continues to own the shares in EPL at such time;

(3)	other than Permitted Payments, or payments under any agency or security trustee fee letter in existence on the Restructuring Date, each Obligor shall not and shall not cause or permit the Parent or any other Restricted Subsidiary to pay, or cause to be paid, any consideration to or for the benefit of any Eggborough Lenders for or as an inducement to any consent, waiver, or forbearance or amendment of any of the terms or provisions of the CTA Documentation unless such equivalent and pro rata consideration is offered to be paid, and is paid, to all Bondholders (other than the holder of the CTA Global Bond);

(4)	each Obligor shall, and shall procure that the Parent and each other Restricted Subsidiary shall, ensure that any transaction (other than a transaction permitted by Clause 14.4(N)(1), (2) or (3)) entered into by it, the Parent and/or any of the Restricted Subsidiaries with any Eggborough Subsidiary must:

(a)	be on arm’s-length terms;

(b)	not have an effect which would be adverse to the economic or financial position of the Bondholders generally; and

(c)	be treated as a Restricted Payment in accordance with Condition 8.2 (Limitation on Restricted Payments); and

(5)	each Obligor shall, and shall procure that the Parent and each other Restricted Subsidiary shall, unless the consent of a majority of the Bondholders (by Principal Amount Outstanding of the Bonds) is obtained, ensure that no amendment may be made to any of the CTA Documentation if the effect of the amendment would be adverse to the economic or financial position of the Bondholders;

(O)	Negative pledge

not and shall not cause or permit the Parent or any other Restricted Subsidiary to, directly or indirectly, create or permit the creation of, any Security Interest on assets of it, the Parent, the Issuer or any Restricted Subsidiary or assign or convey any right to receive income or profits therefrom, unless the obligations of the Obligors under the Finance Documents to which they are a party are directly secured equally and rateably with (or in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the obligations of the Obligors under the Finance Documents to which they are a party shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Security Interest, except for:

(1)	Security Interests existing on the date of this Deed;

(2)	Security Interests required to be granted pursuant to, or as a condition precedent to, the Nuclear Liabilities Documentation, including to secure the payment of the Decommissioning Default Payment (as defined in the Contribution Agreement);

(3)	any guarantee, indemnity or credit support in favour of a third party providing agency, brokerage, clearing or settlement services in respect of Trading Arrangements of the Parent and/or any Restricted Subsidiary, provided that such guarantee, indemnity or credit support is for such services to the Parent and/or any Restricted Subsidiary;

(4)	Security Interests under court judgments or court orders to the extent that the same are adequately bonded and appeals have not been exhausted;

(5)	Security Interests arising by reason of taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith;

(6)	deposits to secure public, regulatory or statutory obligations or in lieu of surety bonds incurred in the ordinary course of business;

(7)	any lien arising by operation of law;

(8)	any rights of set-off with respect to demand or time deposits with financial institutions and banker’s liens and any depositary institution’s security in bank accounts with it in the ordinary course of business save where the Parent or any Restricted Subsidiary indicates that such deposit is made by way of collateral;

(9)	any Security Interest with respect to assets of the Parent or a Restricted Subsidiary granted by the Parent or a Restricted Subsidiary to the Parent, the Issuer or a Bond Guarantor to secure Financial Indebtedness owing to the Parent, the Issuer or such Bond Guarantor;

(10)	any Security Interest the principal purpose and effect of which is to allow the setting-off or netting of obligations of the Parent and/or any Restricted Subsidiary with those of a financial institution in the ordinary course of the cash management arrangements of the Parent or any Restricted Subsidiary;

(11)	any Security Interest represented by good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money) of the Parent and/or any Restricted Subsidiary;

(12)	any Security Interest to secure performance bonds, leases (including statutory and common law landlord’s liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Parent or any Restricted Subsidiary;

(13)	any Security Interest provided in connection with environmental licences and any other permits, licences or authorisations, or in compliance with any other regulatory requirements, in any such case in relation to any Permitted Business of the Parent or any of its Restricted Subsidiaries;

(14)	any Security Interest over cash paid into an escrow account by any third party pursuant to any deposit or retention of purchase price arrangements entered into pursuant to any disposal or acquisition (permitted by the terms of the Bonds) made by the Parent and/or any Restricted Subsidiary;

(15)	any Security Interest created under or in connection with or arising out of the Balancing and Settlement Code, the Connection and Use of System Code or the Grid Code, required under the terms of the Parent’s, any Restricted Subsidiary’s or any Eggborough Subsidiary’s Electricity Generation Licence, Electricity Supply Licence or Gas Shipper’s Licence or otherwise reasonably required to obtain and maintain access to, or use of, transmission and distribution systems and participation in wholesale electricity markets in England, Wales or Scotland for any of the Parent, the Restricted Subsidiaries or the Eggborough Subsidiaries provided that any collateral so provided by any Eggborough Subsidiary is provided on terms such that, upon release, such collateral shall not be paid to it but shall instead be returned to the Parent or, as the case may be, the relevant Restricted Subsidiary;

(16)	any Security Interest given by way of cash collateral or cash deposits in relation to Trading Arrangements of the Parent or any Restricted Subsidiary or procurement contracts with suppliers, in each case entered into in the ordinary course of that company’s business (or any such security interest given in respect of letters of credit relating to such obligations);

(17)	any Security Interest securing for the benefit of the vendor of a Renewables Obligation Certificate, emissions permit (in relation to the Eggborough Plant) or other similar or related permits, obligations or entitlements (each, a “Permit”), some or all of the purchase price payable in respect of such Permit, provided that such Security Interest only extends to such Permit and secures Financial Indebtedness in an amount not in excess of the purchase price for such Permit;

(18)	any Security Interest over goods or documents of title arising in the course of letters of credit transactions entered into by the Parent and/or any Restricted Subsidiary in the ordinary course of business;

(19)	any provision for the retention of title to any asset by the vendor or transferor of such asset which asset is acquired by the Parent or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Parent or such Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included or arising under conditional sale or hiring arrangements in respect of goods supplied in the ordinary course of trading;

(20)	any Security Interest on assets of a member of the Group which becomes a member of the Group after the date of this Deed, to secure obligations of that member of the Group existing at the date on which it becomes a member of the Group (but not any increase in principal amount (other than by capitalisation of interest) or extension of maturity of such obligations) provided that such Security Interest was not created in contemplation of or in connection with such company becoming a member of the Group, that such Security Interest shall not extend to any other assets owned by the Parent or any Restricted Subsidiary and that such obligations are repaid in full within 180 days of such company becoming a member of the British Energy Group;

(21)	any Security Interest over receivables comprising part of the Secured Basket (including any related insurance policies taken out by the seller of the receivables in relation to the debtors under such receivables and any Security Interest over the records and systems necessary for producing invoices relating to such receivables);

(22)	any Security Interest granted in favour of financial services providers over cash deposits held with such providers in relation to clearing and settlement services provided to them;

(23)	any Security Interest given by way of cash collateral securing obligations of a member of the British Energy Group under electricity trading or procurement contracts with suppliers, in each case entered into in the ordinary course of that company’s business (or any such Security Interest given in respect of letters of credit relating to such obligation);

(24)	any other Security Interest not permitted under Clauses 14.4(O)(1) to 14.4(O)(23) (inclusive) above securing obligations (contingent or otherwise) of up to £10 million in aggregate at any one time; and

(25)	renewals and/or refinancings of any of the items referred to in Clauses 14.4(O)(1) to 14.4(O)(24) (inclusive) above provided that such renewal/refinanced Security Interest is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) or is in respect of property that is subject to a Security Interest permitted under this covenant, provided that each Obligor shall not and shall not cause or permit the Parent or any Restricted Subsidiary to, grant any Security Interest in respect of its benefits and rights under the HLFA or the NLFA.

For the avoidance of doubt, no purpose trust declared, arising or subsisting in respect of moneys received by the Parent or any of its Subsidiaries from the Secretary of State pursuant to the HLFA or from the Secretary of State or the NLF pursuant to the NLFA and which moneys are, in either case, required to be held on trust for the benefit of the Secretary of State or the NLF until they are applied for the purpose for which they were given, shall constitute a Security Interest for the purposes of the foregoing;

(P)	Limitation on sale of certain assets

save for:

(1)	any sale hereunder of Debts (other than Restricted Debts) or the proceeds of Restricted Debts;

(2)	any sale of the assets which are the subject of the NLF Purchase Options, upon and pursuant to exercise of such option in the form agreed as at the Restructuring Date;

(3)	any sale of BEPET coal stocks in accordance with the CTA Documentation upon exercise of an Eggborough Break Option or enforcement of the Eggborough Security;

(4)	any tax loss surrenders to the Parent or any Restricted Subsidiary; and

(5)	any tax loss surrenders to Unrestricted Subsidiaries on arm’s-length terms,

(which shall each be permitted),

not and shall not cause or permit the Parent or any other Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless (1) at least 80% of the consideration from such Asset Sale consists of any combination of cash or Cash Equivalents, (2) the Parent and/or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale and (3) such sale is approved by a resolution of the board of directors of the relevant company a certified copy of which shall be delivered to the Bank.

Each Obligor shall procure that the net cash proceeds of any Asset Sale must either:

(1)	be invested in a Permitted Business of the Parent or a Restricted Subsidiary within 180 days of receipt; and/or

(2)	be retained or used as Cash Reserves to the extent the amount standing to the credit of the Cash Reserves is lower than the Target Amount.

The amount of such net cash proceeds not so invested within 180 days or so retained or used as Cash Reserves as provided above constitutes “Excess Proceeds”.

When the aggregate amount of Excess Proceeds exceeds £10 million and the amount standing to the credit of the Cash Reserves is no lower than the Target Amount, the Issuer shall offer to apply the Excess Proceeds in purchasing or redeeming Bonds (in whole or in part) on the next succeeding Interest Payment Date and in payment of the Accelerated Decommissioning Payment in accordance with Condition 3.7 (Accelerated decommissioning payment) together with any other Financial Indebtedness of the Issuer ranking pari passu with the Bonds (“Pari Passu Indebtedness”) outstanding and containing similar provisions requiring the Issuer to make an offer to repurchase such Financial Indebtedness with the proceeds from any Asset Sale.

The offer price for the Bonds will be equal to 101% of the Principal Amount Outstanding of the Bonds plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date), and will be payable in cash.

Any such offer will be made in the manner specified in Condition 3.5 (Mandatory repurchase offers from excess cash).

(Q)	Limitation on issuances of guarantees of Financial Indebtedness

(1)	during the Post-Restructuring Period, not and shall not cause or permit the Parent or any other Restricted Subsidiary (which is not a Bond Guarantor or a Guarantor), other than BETS for so long as it cannot reasonably guarantee the Bonds or enter into the Guarantee as a result of requirements of the FSA or other legal requirements in relation to its business, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Financial Indebtedness of the Parent or any Restricted Subsidiary (other than by way of the Nuclear Guarantee) unless any such Restricted Subsidiary simultaneously therewith (or prior thereto) executes and delivers a guarantee of payment on the Bonds and of the Obligations (as defined in the Guarantee), on an equal and rateable basis with such guarantee for so long as such guarantee remains effective, and with recoveries thereunder limited (if at all) to no less than an amount equal to the amount of Financial Indebtedness of the Parent or the Restricted Subsidiary so guaranteed; provided, however, that any guarantee by a Restricted Subsidiary of Financial Indebtedness which is a subordinated obligation of the Parent or the Restricted Subsidiary shall be subordinated and junior in right of payment to the contemporaneous guarantee of the Bonds and of the Obligations (as defined in the Guarantee) by such Restricted Subsidiary; and provided, further, that each Obligor shall not cause or permit any Restricted Subsidiary to guarantee or secure any Capital Stock of the Parent or the Issuer.

(2)	Notwithstanding the foregoing, any guarantee by a Restricted Subsidiary of the Bonds shall provide by its terms that it (and all Security Interests securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any Person not an Affiliate of the Parent, of all of the Parent’s or any Restricted Subsidiary’s equity interest in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the covenants contained herein and such Restricted Subsidiary is released from all guarantees, if any, by it of other Financial Indebtedness of the Parent or any Restricted Subsidiaries and, with respect to any guarantees created after the Issue Date pursuant to the above Clause 14.4(Q)(1), the release by the holders of the Financial Indebtedness of the Parent or any Restricted Subsidiary described in the above Clause 14.4(Q)(1) of their Security Interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Financial Indebtedness), at such time as (a) no other Financial Indebtedness of the Parent or any Restricted Subsidiary has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (b) the holders of all such other Financial Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their Security Interest in, or guarantee by, such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Financial Indebtedness);

(R)	Limitation on sale and leaseback transactions

during the Post-Restructuring Period, not and shall not cause or permit the Parent or any other Restricted Subsidiary to, enter into sale and leaseback transactions unless (1) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with Clause 14.4(P) and Clause 14.4(O), and (2) if the resulting lease obligation were treated as Financial Indebtedness, such Financial Indebtedness would be permitted under Clause 14.4(L);

(S)	Limitation on sale of Subsidiary equity interests

during the Post-Restructuring Period, not and shall not cause or permit any other Restricted Subsidiary to issue, sell or transfer any Capital Stock of any Restricted Subsidiary except:

(1)	to the Parent or a wholly-owned Restricted Subsidiary (excluding, for these purposes, any Special Share held by the Secretary of State); or

(2)	Capital Stock issued by an entity prior to the time it becomes a Restricted Subsidiary or merges with a Restricted Subsidiary and not issued in contemplation of such entity’s becoming or merging into a Restricted Subsidiary, provided that this limitation shall not apply in relation to (i) a sale of all of the Parent’s and the Restricted Subsidiaries’ Capital Stock in a Restricted Subsidiary otherwise in compliance with the covenants contained herein including Clause 14.4(P) or (ii) any issue of deferred shares by the Issuer pursuant to an exercise of an Eggborough Break Option or an enforcement of the Eggborough Security;

(T)	Limitation on restrictions on distributions from Restricted Subsidiaries during the Post-Restructuring Period, not and shall not cause or permit the Parent or any other Restricted Subsidiary to, create, directly or indirectly, or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)	pay dividends or make any other distributions on its Capital Stock or any other interest or participation in or measured by its profits;

(ii)	pay any Financial Indebtedness owed to the Parent or a Restricted Subsidiary;

(iii)	make any Investment in any Obligor; or

(iv)	transfer any of its property or assets to the Parent or any Restricted Subsidiary.

However this covenant shall not prohibit:

(1)	any encumbrance or restriction pursuant to an agreement, in the form in effect at or entered into on the Issue Date (including, for the avoidance of doubt, the Contribution Agreement);

(2)	any encumbrance or restriction under the Bonds, the Bond Guarantee, the Guarantee, the Trust Deed, this Deed or the Deed of Charge;

(3)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Financial Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Subsidiary was acquired directly or indirectly by the Parent (other than Financial Indebtedness incurred as consideration for, or to provide all or any portion of the funds or credit support utilised to consummate, or incurred in contemplation of or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent or the Issuer) and outstanding on such date;

(4)	any encumbrance or restriction pursuant to an agreement effecting a refinancing of Financial Indebtedness incurred pursuant to an agreement referred to in sub-clauses (1), (2) or (3) above or this sub-clause (4) or contained in any amendment to an agreement referred to in sub-clauses (1), (2) or (3) above or this sub-clause (4); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than those encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(5)	in the case of sub-clause (iv) above, any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(6)	in the case of sub-clause (iv) above, restrictions contained in security agreements or mortgages securing Financial Indebtedness of a Restricted Subsidiary in the ordinary course of business to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(7)	any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets in the ordinary course of business of such Restricted Subsidiary pending the closing of such sale or disposition;

(8)	any customary encumbrances or restrictions created under any agreement with respect to Financial Indebtedness under the Seasonal Basket, the Collateral Basket and the Secured Basket;

(9)	any encumbrance or restriction in connection with purchase money Financial Indebtedness for property acquired in the ordinary course of business that imposes restrictions on the transfer of the property so acquired; and

(10)	any encumbrance or restriction that is as a result of applicable law or regulation.

For purposes of determining compliance with this covenant, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in sub-clauses (1) through (10) above, the Seller shall, in its sole discretion, classify such restriction in any manner that complies with this covenant, and such restriction will be treated as existing pursuant to the clauses designated by the Seller;

(U)	Conduct of business

and shall ensure that the Issuer and the other Restricted Subsidiaries shall, limit their activities to:

(1)	the supply, sale and purchase of products and services supporting the generation and sale of the output of the Group’s plants, or relating to renewable obligation certificates, emissions (in relation to the Eggborough Plant) or other similar or related permits, obligations or entitlements;

(2)	the sale and purchase of electricity consolidation services;

(3)	entry into Trading Arrangements;

(4)	the supply of fuel for use in the business of the generation and sale of the output of the Group’s plants;

(5)	nuclear and renewable generation, together with generation at the Eggborough Plant, in the UK;

(6)	the supply, sale and purchase of electricity in the UK and through interconnectors with the UK and within Europe and Scandinavia;

(7)	defuelling and decommissioning of plants owned or formerly owned by the Group;

(8)	activities which are reasonably necessary in connection with or ancillary or incidental to any of the activities described in Clauses 14.4(U)(1) to 14.4(U)(7) (inclusive) above (including the provision of other defuelling and decommissioning operation and maintenance services and consultancy services related to any of the activities described above, provided that such provision shall account for no more than £60 million of turnover per annum); and

(9)	making Investments or acquisitions that fall within the limitations set out in Clauses 14.4(U)(1) to 14.4(U)(8) (inclusive) above and otherwise are in compliance with this Deed, the Conditions and the Trust Deed;

(V)	Maintenance of Target Reserves

during the Post-Restructuring Period, ensure that the Parent and its other Restricted Subsidiaries shall comply with all provisions of the Nuclear Liabilities Documentation (including, without limitation, Clauses 8 (Cash Reserves), 9 (Target Amount) and 10 (Forecast Expenditure Reserve) of the Contribution Agreement) in the form agreed on the Restructuring Date relating to the Target Reserves;

(W)	Consolidation, merger, sale of assets

during the Post-Restructuring Period, not and shall not cause or permit the Parent, the Issuer or any Bond Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of it, the Parent, the Issuer or such Bond Guarantor to any other Person or group of Persons, unless at the time and after giving effect thereto:

(1)	in the case of a merger, consolidation or sale of assets as described in the previous paragraph the Obligor, the Parent, the Issuer or such Bond Guarantor, as the case may be, is the continuing company resulting from such merger, consolidation or sale of assets, and the surviving entity is a corporation, limited liability company or similar corporate entity duly organised and validly existing under the laws of England and Wales or Scotland;

(2)	any successor of an Obligor, the Parent, the Issuer or such Bond Guarantor resulting from such merger, consolidation or sale of assets expressly assumes, by entering into an Accession Deed in a form satisfactory to the Bank, all the obligations of such Obligor, the Parent, the Issuer or as applicable such Bond Guarantor under the Finance Documents to which it is a party and the Bond Guarantee, and such Finance Documents to which it is a party and the Bond Guarantee remain in full force and effect as so supplemented;

(3)	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Financial

Indebtedness not previously an obligation of an Obligor, the Parent, the Issuer or any of the Bond Guarantors which becomes the obligation of such Obligor, the Parent, the Issuer or Bond Guarantor (or any successor to any of the foregoing) as a result of such transaction or series of transactions as having been incurred at the time of such transaction or transactions), no Default will have occurred and be continuing;

(4)	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the most recent fiscal quarter prior to the consummation of such transaction or series of transactions for which financial statements are available with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Parent or any successor to the Parent could incur £1.00 of additional Financial Indebtedness (other than Permitted Financial Indebtedness) under the provisions of Clause 14.4(L);

(5)	immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Financial Indebtedness not previously an obligation of an Obligor, the Parent, the Issuer or any of the Bond Guarantors which becomes the obligation of such Obligor, the Parent, the Issuer or such Bond Guarantor as a result of such transaction or series of transactions as having been incurred at the time of such transaction or transactions), such Obligor, the Parent, the Issuer or such Bond Guarantor (or any successor to any of them) shall have a Consolidated Net Worth in an amount no less than the Consolidated Net Worth of such entity prior to such transaction or series of transactions; and

(6)	at the time of the transaction or series of transactions such Obligor, the Parent, the Issuer, such Bond Guarantor or their respective successor, as applicable, will have delivered, or caused to be delivered, to the Bank, in form and substance reasonably satisfactory to the Bank, an Officer’s Certificate and an opinion of a firm of independent professional advisers acceptable to the Bank, each to the effect that all conditions provided for under this Deed, the Conditions and the Trust Deed relating to such transaction have been complied with.

For the avoidance of doubt, any sale of the assets which are the subject of the NLF Purchase Options, upon and pursuant to the exercise of such options in the form agreed as at the Restructuring Date, and any sale pursuant to this Deed shall be permitted without satisfying any of the foregoing conditions.

14.5	Limitation on Unrestricted Subsidiaries

The Seller may designate after the Issue Date any Subsidiary (other than the Issuer or a Bond Guarantor) as an Unrestricted Subsidiary (a “Designation”) only if:

(A)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(B)

the Parent would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Condition 8.2 (Limitation on Restricted Payments) in an

amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Parent’s interest in such Subsidiary calculated in accordance with US GAAP, and (2) the Fair Market Value of the Parent’s interest in such Subsidiary as determined in good faith by the Parent’s board of directors;

(C)	the Parent would be permitted to incur £1.00 of additional Financial Indebtedness (other than Permitted Financial Indebtedness) pursuant to Clause 14.4(K) at the time of such Designation (assuming the effectiveness of such Designation);

(D)	such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

(E)	such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Financial Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a guarantee for the Bonds or accede as a Guarantor; and

(F)	such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Parent or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favourable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent or any Restricted Subsidiary or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to the Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Parent shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Condition 8.2 (Limitation on Restricted Payments) for all purposes of this Deed in the Designation Amount.

Save as provided in the CTA Documentation (in the form agreed as at the Restructuring Date) and save as otherwise provided herein, each Obligor shall not and shall not cause or permit the Parent or any Restricted Subsidiary at any time, to:

(1)	provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Financial Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Financial Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries); or

(2)	be directly or indirectly liable for any Financial Indebtedness of any Unrestricted Subsidiary provided that the foregoing shall not prohibit the existence of guarantees (not incurred in contemplation of that company becoming an Unrestricted Subsidiary) in existence at the time such Unrestricted Subsidiary was classified an Unrestricted Subsidiary.

For purposes of the foregoing, the Designation of a Subsidiary of the Parent as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

The Seller may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(A)	no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(B)	all Security Interests and Financial Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Deed; and

(C)	such redesignated Subsidiary shall not have any Financial Indebtedness outstanding (other than Financial Indebtedness which would be Permitted Financial Indebtedness if deemed incurred on the date of Revocation, or which, after giving pro forma effect to the incurrence of any such Financial Indebtedness of such redesignated Subsidiary as if such Financial Indebtedness was incurred on the date of the Revocation, the Parent could incur £1.00 as additional Financial Indebtedness (other than as Permitted Financial Indebtedness) pursuant to Clause 14.4(L).

All Designations and Revocations must be evidenced by a resolution of the board of directors of the Parent delivered to the Bank certifying compliance with the foregoing provisions.

The Seller will be deemed to have designated the Eggborough Subsidiaries as Unrestricted Subsidiaries at the time the Trust Deed is entered into without complying with the foregoing test.

14.6	Overriding provision

Nothing in the Finance Documents shall prevent the Parent and its Restricted Subsidiaries from complying, and the Parent and the Restricted Subsidiaries shall comply, with any undertakings required by, and directions of, any of:

(A)	H.M. Nuclear Installations Inspectorate;

(B)	the Environment Agency;

(C)	the Office for Civil Nuclear Security;

(D)	the Health and Safety Executive;

(E)	the Scottish Environment Protection Agency; and

(F)	the Office of Gas and Electricity Markets or the Gas and Electricity Markets Authority,

or, in each case, any successor thereto, provided, in the case of 14.6(B), 14.6(C), 14.6(D), 14.6(E) and 14.6(F) above, that where such compliance, but for this provision, would have resulted in a breach of any material provision of the Finance Documents, two directors and the Chief Executive Officer of the Parent provide the Bank with an Officer’s Certificate stating that such Person had no reasonable alternative but to comply with such material undertakings or directions in (but for the operation of this clause) breach of such provision of the Finance Documents, and each such Person shall comply with any other mandatory provisions of law or regulation, notwithstanding any other provision hereof. Nothing in this overriding provision shall prevent a failure to pay any amount due under the Finance Documents from constituting an Event of Default in accordance with Clause 18.1(A).

Where, in the reasonable opinion of the Bank, any such compliance would have (but for the operation of this clause) resulted in a breach of any material provision of the Finance Documents, the Bank may, following not less than 5 Business Days’ prior notice to the Seller, cease to purchase any further Debts (or, as the case may be, the proceeds of any such Debts) hereunder if such compliance results in a Material Adverse Change.

14.7	Suspension of certain of the General Covenants

If on any date following the Issue Date:

(A)	the Bonds are rated Investment Grade by the Relevant Rating Agencies; and

(B)	no Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the final paragraph of this Clause 14.7, the covenants contained in the following Clauses will be suspended:

(1)	Clause 14.4(L) (Limitation on Financial Indebtedness during the Post-Restructuring Period);

(2)	Clause 14.4(M) (Limitation on transactions with Affiliates);

(3)	Clause 14.4(P) (Limitation on sale of certain assets);

(4)	Clause 14.4(Q) (Limitation on issuances of guarantees of Financial Indebtedness);

(5)	Clause 14.4(R) (Limitation on sale and leaseback transactions);

(6)	Clause 14.4(S) (Limitation on sale of Subsidiary equity interests);

(7)	Clause 14.4(T) (Limitation on restrictions on distributions from Restricted Subsidiaries); and

(8)	Clause 14.4(U) (Conduct of business);

and following such suspension, any and all provisions with respect to this Deed which refer to, are dependent upon the satisfaction and due performance of, or relate in any other way to, any of the covenants so suspended shall be interpreted to give effect to and construed in light of the suspension of such covenants.

Notwithstanding the foregoing, if the Bonds cease to be rated Investment Grade by the Relevant Rating Agencies, the foregoing covenants shall be reinstated as of and from the date of such rating decline without the requirement for any action. In connection with the foregoing, no Default will be deemed to occur solely by reason of any action taken by the Obligors, the Parent and the Restricted Subsidiaries while the covenants were suspended, and business activities commenced during the period when the application of such covenants was suspended may be continued, provided such activities are continued only in size and scope consistent with such activities on the date such suspension ceased, or are reduced in size and scope, and that such activities were not undertaken in contemplation of such rating decline.

15.	Financial Covenant

15.1	From the date of this Deed until no amounts are or may be outstanding under this Deed each of the Obligors undertakes with the Bank at all times that the ratio of Consolidated EBITDA of the Group and the Unrestricted Subsidiaries to the Consolidated Interest Expense of the Parent and the Unrestricted Subsidiaries (excluding any charges in respect of revalorisation or the unwinding of any discount on liabilities other than Financial Indebtedness) shall not be less than:

Period	Ratio
12 month period ending on 30 September 2004	2:1

12 month period ending on 31 December 2004	2.5:1

and thereafter quarterly on a rolling 12 month basis for each 12 month period ending on 31 March, 30 June, 30 September and 31 December	3:1

15.2	For the purpose of Clause 15.1 the ratio shall be tested on the basis of a 12 month rolling period for the twelve month period ending on each relevant quarterly test date of 31 March, 30 June, 30 September and 31 December in each year.

15.3	The calculation of ratios and other amounts under this Clause 15 shall be made by the Seller with effect on each quarterly test date by reference to the latest consolidated financial statements, management accounts and other financial information of the Group and the Unrestricted Subsidiaries for the financial year, or other period in relation to which the calculation falls to be made. It is acknowledged and agreed that in relation to the inclusion of quarterly data from the period preceding the Restructuring Date in the calculation of the ratio during the Post-Restructuring Period, adjustments will be made so as to exclude charges specific to the Pre-Restructuring Period. In particular non-cash fuel expenses and the additional interest payable under the Standstill Arrangements will be excluded.

15.4	On and at any time after the occurrence of a breach of the Financial Covenant and for so long as it is continuing the Bank may:

(A)	serve Notices of Assignment or Trust on all Debtors relating to any Relevant Debts or request that the Seller does the same on its behalf and/or the Bank may exercise its powers pursuant to Clause 26 in respect of a Relevant Debt; and/or

(B)	request that the Seller shall, in relation to any future Debts being sold (or whose proceeds are being sold) to the Bank, ensure that a Notice of Assignment or Trust relating to the sale of such Debts (or their proceeds) is given to each relevant Debtor immediately after each sale of such Debts (or their proceeds); and/or

(C)	elect that all Restricted Debts shall cease to be classified as Eligible Debts for the purposes of this Deed.

16.	Bank covenants

Each of the Bank and the Seller agree to make such amendments to this Deed as are necessary in order to ensure that the provisions set out in Clauses 14.1(A), 14.4(F) to 14.4(W) (inclusive), 14.5, 14.6, 14.7 and Clauses 19.1(E) to 19.1(G) (inclusive) are on substantially the same terms as the corresponding provisions set out in the Conditions of the Bonds as at the Issue Date (including any changes to defined terms for the purposes of those clauses) provided that all costs and expenses relating to any such amendments (including any costs and expenses of the Bank in relation thereto) shall be for the account of the Seller.

The Bank covenants that if the Seller enters into the Decommissioning Default Payment Debenture in substantially the form of the draft document made available to the Bank before the date of this Deed (or in such other form where the amendments made are not materially prejudicial to the Bank) and the Bank has prior to such entry been provided with documents mutatis mutandis the same as those referred to in Clause 4.2(R), but with the NLF and, where appropriate, the Secretary of State, amended as may be necessary to reflect any change in law after this Deed, then the Bank will agree that references in this Deed and the Deed of Charge to the DTI Security and the DTI shall include references to the Decommissioning Default Payment Debenture and the NLF.

17.	Termination

Subject to Clauses 4, 18 and 19, the Facility is available for a period of three (3) years from the Start Date provided that the Seller may terminate this Deed at any time on a Business Day by giving not less than thirty (30) days’ prior written notice to the Bank. Following an election by the Seller to terminate this Deed and the expiry of such 30 day notice period:

(A)	the Seller shall immediately repurchase all outstanding Relevant Debts (or their proceeds as the case may be) by paying to the Bank an amount equal to the sum of (i) Drawn Facility Amount; and (ii) all other amounts that remain outstanding to the Bank under the Finance Documents, in cleared funds into the Collection Account and upon receipt of such cleared funds the Bank will reassign and (as the case may be) release from trust such Relevant Debts or, as the case may be, the proceeds of such Relevant Debts to the Seller without recourse or warranty by the Bank other than a warranty that the Bank shall reassign and (as the case may be) release from trust the Relevant Debts or, as the case may be, the proceeds of such Relevant Debts in question free from any Security Interest created by the Bank; and

(B)	provided all the amounts due under Clause 17(A) have been irrevocably been paid in full to the Bank, the Bank will:

(1)	pay, on the same timeframe as provided in Clause 6.5, any proceeds standing to the credit of the Collection Account to the Seller, by payment to such account as the Seller may specify from time to time; and

(2)	(within 5 Business Days of a request from the Seller) notify the Insurance Company that the Bank consents to it no longer being named loss payee under each of the Policies (to the extent any are in full force and effect); and

(C)	the rights and obligations of each of the Obligors and the Bank under the Finance Documents accrued prior to termination and the obligations of the Bank under Clause 17(B), will continue in full force and effect.

18.	Events of Default

18.1	Each of the events set out in this Clause 18.1 is an Event of Default:

(A)	the Seller, or any Guarantor, does not pay on the due date any amount payable by it under any of the Finance Documents to which it is a party unless:

(1)	its failure to pay is caused by administrative or technical error; and

(2)	payment is made within 3 Business Days of the due date; or

(B)	any Financial Indebtedness of an Obligor or any other member of the Group becomes (or becomes capable of being declared) payable before its stated maturity provided that no Event of Default will occur under this Clause 18.1(B) if the aggregate Sterling amount of Financial Indebtedness involved is less than £25m (index-linked by reference to Retail Prices Index changes after the Issue Date); or

(C)	a receiver, administrative receiver, administrator or similar official is appointed in relation to any Obligor or a distress, execution or other process is enforced or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of any such Obligor and, in any such case, the same is not paid out or discharged within 90 days; or

(D)	any Obligor is declared insolvent, is unable (or admits inability) to pay its debts as they fall due (within the meaning of section 123(1) of the Insolvency Act 1986); or

(E)	during the Post-Restructuring Period, unless otherwise agreed in writing by the Bank, any Obligor fails within 5 Business Days after being called upon to do so by the Bank, to provide a certificate signed by two of its directors certifying (without personal liability except in the event of fraud or wilful default) that it is not unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986; or

(F)	save where required pursuant to the Restructuring Documents and the Standstill Arrangements, any Obligor stops, suspends or threatens to stop payment of its debts generally or proposes or makes any agreement for the deferral or rescheduling of its debts generally or proposes or makes an arrangement under section 1 of the Insolvency Act 1986 or section 425 of the Companies Act 1985 with or for the benefit of its creditor generally, or any class of them; or

(G)	an order is made by a competent court or an effective resolution is passed for the winding-up or administration of any Obligor, save for a merger, consolidation, reorganisation or reconstruction previously approved by the Bank or whereby its undertaking and assets are transferred to the Parent or another Obligor; or

(H)	the Seller’s Electricity Supply Licence is revoked (save where a transferee of the Electricity Supply Licence becomes the Seller in accordance with Clause 22.1); or

(I)	the Secretary of State having issued and not withdrawn a notification to the Parent prior to the Restructuring Date in the terms set out in Clause 3.1(c) of the Government Restructuring Agreement.

18.2	On and at any time after the occurrence of an Event of Default specified in Clause 18.1 above, and for so long as it is continuing, the Bank may, following notice in writing to the Seller that an Event of Default has occurred (a “Default Notice”):

(A)	cease to purchase any further Debts (or, as the case may be, the proceeds of any such Debts) hereunder; and/or

(B)	serve a Notice of Assignment or Trust on the relevant Debtor(s) relating to Relevant Debts or request that the Seller does the same on behalf of the Bank; and/or

(C)	exercise its powers under Clause 26 in relation to any Relevant Debts, including, without limitation, in the case of Relevant Debts which relate to Unbilled Debts, issue Invoices to the relevant Debtor(s) in respect of those Unbilled Debts in the name of the Seller; and/or

(D)	enforce the security created by the Deed of Charge in accordance with the terms thereof; and/or

(E)	request that the Seller shall immediately repurchase all outstanding Relevant Debts (or their proceeds as the case may be) by paying to the Bank an amount equal to the sum of (i) the Drawn Facility Amount; and (ii) all other amounts that remain outstanding to the Bank under the Finance Documents, in cleared funds into the Collection Account and upon receipt of such cleared funds the Bank will reassign and (as the case may be) release from trust such Relevant Debts or, as the case may be, the proceeds of such Relevant Debts to the Seller without recourse or warranty by the Bank other than a warranty that the Bank shall reassign and (as the case may be) release from trust the Relevant Debts or, as the case may be, the proceeds of such Relevant Debts free from any Security Interest created by the Bank.

18.3	Following the service of a Default Notice by the Bank under Clause 18.2 above:

(A)	provided all the amounts due under Clause 18.2(E) have been irrevocably been paid in full to the Bank, the Bank will pay any proceeds standing to the credit of the Collection Account to the Seller, by payment to such account as the Seller may specify from time to time; and

(B)	the rights and obligations of each of the Obligors and the Bank under the Finance Documents accrued prior to termination and the obligations of the Bank under Clause 18.3(A), will continue in full force and effect.

19.	Termination Events

19.1	Each of the events set out in this Clause is a Termination Event:

(A)	an Obligor does not comply with any provision of any of Clauses 14.3(A), 14.3(B), 14.4(D), 14.4(K), 14.4(L), 14.4(O), 14.4(P), 14.4(S) or 14.4(W); or

(B)	(other than in respect of any representation made or repeated pursuant to clauses 13.3 or Clause 5.3(D)(1) - 5.3(D)(4) (inclusive)) a representation made or repeated in any of the Finance Documents or in any document delivered by or on behalf of an Obligor under any of those documents is incorrect in any material respect when made or deemed to be made or repeated unless the underlying circumstances (if in the Bank’s reasonable opinion are capable of remedy) are remedied within 15 Business Days of such representation being made or deemed repeated; or

(C)	the Seller fails to deliver any Monthly Settlement Report or Weekly Report on the due date and the failure to deliver continues unremedied for 10 Business Days from the due date for delivery during the first six months from the date the Bank provides confirmation to the Seller pursuant to Clause 4.2 in respect of satisfaction of conditions precedent and 5 Business Days thereafter; or

(D)	an Obligor does not comply with any other provision of the Finance Documents to which it is a party (other than those provisions referred to in Clauses 15.1, 18.1(A), 19.1(A) or 19.1(C) of this Deed) and the failure to comply, if capable of remedy, continues unremedied for 10 Business Days from the earlier of (i) the date on which the relevant Obligor becomes aware of such failure to comply; and (ii) date of notice by the Bank to the relevant Obligor requiring remedy; or

(E)	any of the following occurs:

(1)	any Financial Indebtedness of an Obligor or any other member of the Group becomes (or becomes capable of being declared) payable before its stated maturity or is not paid when due or, as the case may be, within any originally applicable grace period;

(2)	any Obligor or any other member of the Group fails to pay on the due date or, as the case may be, within any applicable grace period, amounts falling due under a Trading Arrangement;

(3)	any Obligor or any other member of the Group defaults under a Trading Arrangement (other than a default falling under Clause 19.1(E)(2) above), and such default leads to a liquidation, acceleration or termination by the counterparty of obligations of that Obligor or other member of the Group thereunder; or

(4)	a Security Interest given by any Obligor or any other member of the Group other than in respect of a Trading Arrangement becomes enforceable by reason of a default in relation thereto;

where the aggregate value of the claim or claims so arising under Clauses 19.1(E)(1), 19.1(E)(2) and 19.1(E)(4) above exceeds £25 million (index-linked by reference to Retail Prices Index changes after the Issue Date) or the aggregate net value of the claim or claims so arising under Clause 19.1(E)(3) above exceeds £35 million (index-linked by reference to Retail Prices Index changes after the Issue Date); or

(F)	any Obligor or any other member of the Group ceases to carry on the whole or substantially the whole of its business, save (i) for the purposes of a merger, consolidation, reorganisation or reconstruction (x) not due to insolvency of that Obligor or other member of the Group and where all or substantially all of its assets are transferred to the Parent or another Obligor or (y) the terms of which have previously been approved in writing by the Bank, or (ii) as a consequence of an exercise of the NLF Purchase Options, provided that if the Parent or any other member of the Group shall cease to hold or shall transfer any of the Licences held by it at the date of this Deed (other than (X) where such Licence is revoked, terminated or surrendered or lapses in the circumstances envisaged by paragraphs (A)(i), (ii), (iii) or (iv) of the definition of Restructuring Event and such revocation, termination, surrender or lapse does not constitute a Restructuring Event pursuant to paragraph (A) of such definition by virtue of proviso (1) thereto, or (Y) where such Licence lapses in the circumstances envisaged by the bracketed exception to paragraph (A)(iii) of such definition of Restructuring Event) it shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and neither of exceptions (i) and (ii) above shall apply) unless the transferee (a) is a wholly owned Subsidiary of the Parent and (b) (unless it is an Obligor) accedes as an Obligor and a Guarantor in accordance with Clause 22.2(B); or

(G)	any judgment or decree for the payment of money in excess of £25 million or its foreign currency equivalent (as determined by the Bank in its sole discretion as at the date of the judgment or decree) is entered against any Obligor, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed; or

(H)	at any time Expected Dilutions is equal to or greater than 2.63%; or

(I)	at any time the Loss Reserve Ratio is equal to or greater than 3.4%; or

(J)	at any time the Delinquency Ratio is equal to or greater than 40%; or

(K)	any of the Obligors (other than the Parent) are not or cease to be a Subsidiary of the Parent and as a result the gross assets, turnover and EBIT of the Obligors (excluding those that are not or have ceased to be a Subsidiary of the Parent) (taken as a whole) at any time fails to constitute in aggregate at least 90% of the consolidated gross assets, turnover and EBIT, respectively, of the Parent and its Restricted Subsidiaries on a rolling four quarter basis, all calculated in accordance with Clause 14.4(F); or

(L)	it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents to which it is a party and as a result the gross assets, turnover and EBIT of the Obligors (excluding those in respect of which it has become unlawful to perform any of their obligations under the Finance Documents) (taken as a whole) at any time fails to constitute in aggregate at least 90% of the consolidated gross assets, turnover and EBIT, respectively, of the Parent and its Restricted Subsidiaries on a rolling four quarter basis, all calculated in accordance with Clause 14.4(F); or

(M)	an Obligor repudiates any of the Finance Documents to which it is a party or evidences an intention to repudiate any of the Finance Documents to which it is a party or any of the Finance Documents become invalid, void or unenforceable; or

(N)	the Restructuring Date falls after 31 January 2005; or

(O)	the Guarantors fail to accede as Obligors hereunder and Guarantors under the Guarantee in accordance with Clause 22.2; or

(P)	during the Post-Restructuring Period any Obligor is unable (or admits inability) to pay its debts as they fall due within the meaning of section 123(2) of the Insolvency Act 1986 but has not yet failed to provide a certificate as provided in Clause 18.1(E) (provided that if such a certificate is provided the Termination Event shall no longer continue); or

(Q)	there occurs a Material Adverse Change.

19.2	On and at any time after the occurrence of a Termination Event specified in Clause 19.1 above, and for so long as it is continuing, the Bank may following notice in writing to the Seller that a Termination Event has occurred:

(A)	cease to purchase any further Debts (or, as the case may be, the proceeds of any such Debts) hereunder for such period of time as it may, in its sole discretion, determine; and/or

(B)	serve a Notice of Assignment or Trust on the relevant Debtor(s) relating to Relevant Debts or request that the Seller does the same on behalf of the Bank; and/or

(C)	exercise its powers under Clause 26 in relation to any Relevant Debts, including, without limitation, in the case of Relevant Debts which relate to Unbilled Debts, issue Invoices to the relevant Debtor(s) in respect of those Unbilled Debts in the name of the Seller.

19.3	On and at any time after the occurrence of a representation made on or repeated pursuant to Clause 13.3 or 5.3(D)(1)-5.3(D)(4) (inclusive) is incorrect in any material respect when made or deemed to be made or repeated unless the underlying circumstances (if in the Bank’s reasonable opinion are capable of remedy) are remedied within 15 Business Days of such representation being made or deemed repeated then the Bank will have the right, exercisable at the option of the Bank, to request that the Seller repurchase any Debts to which the Bank determines (in its sole discretion) such misrepresentation relates. Any such repurchases will be effected pursuant to Clause 9.1(B).

20.	Right to Refinance

If the Seller seeks to refinance this Facility prior to Termination Date (a “Refinancing”), the Seller shall be permitted to offer such Refinancing to another third party bank or financial institution (a “Third Party”), provided that if:

(A)	the Bank offers to provide the Refinancing on equal or more competitive terms than the Third Party (if any), then the Seller shall transact that Refinancing with the Bank; and

(B)	the Third Party offers more competitive terms for any such Refinancing than the terms offered by the Bank (the “Third Party Terms”), the Seller shall disclose such Third Party Terms to the Bank (provided that to do so will not cause it to be in breach of any confidentiality obligations it owes to that Third Party) and if the Bank makes a further offer to provide the Refinancing on equal or more competitive terms than the Third Party Terms, then the Seller shall transact the Refinancing with the Bank.

21.	Increased Costs

21.1	The Seller shall, on demand by the Bank, pay to the Bank the amount of any increased cost or reduction in return (whether under this Deed or on its capital) incurred by it in respect of performing, maintaining or funding its obligations under this Deed as a result of:

(A)	the introduction of, or change in, or change in the interpretation or application of, any law or regulation; or

(B)	compliance with any regulation made after the date of this Deed,

including any law or regulation relating to taxation, change in currency of a country, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control provided that this Clause 21 shall not require the Seller to pay to the Bank the amount of any increased cost or reduction in return attributable to:

(A)	any tax assessed on the Bank under the law of the jurisdiction in which the Bank is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Bank is treated as resident for tax purposes if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Bank; or

(B)	the wilful breach by the Bank of any law or regulation.

21.2	The Bank shall, in consultation with the Seller, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, Clause 21.1, including (but not limited to) transferring its rights and obligations under the Finance Documents to another facility office, provided that this Clause 21.2 does not in any way limit the obligations of any Obligor under the Finance Documents.

21.3	The Seller shall indemnify the Bank for all costs and expenses reasonably incurred by the Bank as a result of steps properly taken by it under Clause 21.2 in consultation with the Seller.

21.4	The Bank is not obliged to take any steps under Clause 21.2 if, in the opinion of the Bank (acting reasonably), to do so might be prejudicial to it.

22.	Changes to the Obligors

22.1	No Obligor may assign or transfer any of its rights and obligations under the Finance Documents provided that the Seller shall be entitled to transfer all (but not part) of its rights and obligations under the Finance Documents to which it is a party to any transferee of the Electricity Supply Licence provided that:

(A)	the Parties agree that such a transfer shall only take effect following receipt by the Seller of written confirmation from the Bank that it has received evidence satisfactory to it that such a transfer will not, in the Bank’s reasonable opinion:

(1)	adversely affect any Relevant Debts previously purchased by the Bank; and

(2)	adversely affect any of the Bank’s existing rights under the Finance Documents; and

(B)	all costs and expenses of such assignment or transfer (including any costs and expenses of the Bank in relation thereto) shall be for the account of the Seller.

22.2	The Seller shall procure that, on each Relevant Accession Date, each Restricted Subsidiary (other than any Unrestricted Subsidiary or BETS) that is a Material Subsidiary shall:

(A)	where the Relevant Accession Date for that Material Subsidiary is the Initial Accession Date:

(1)	execute the Guarantee and deliver such duly executed Guarantee to the Bank; and

(2)	accede to this Deed as an Obligor by delivering to the Bank a duly completed and executed Accession Deed together with all of the documents and other evidence listed in schedule 2 of the Accession Deed in relation to each such Guarantor, in each case in a form and substance satisfactory to the Bank; and

(B)	where the Relevant Accession Date for that Material Subsidiary falls after the Initial Accession Date accede to this Deed as an Obligor and to the Guarantee as a Guarantor by delivering to the Bank a duly completed and executed Accession Deed together with all of the documents and other evidence listed in schedule 2 of the Accession Deed in relation to that Material Subsidiary, in each case in a form and substance satisfactory to the Bank.

23.	Transfers and sub-participations by the Bank

23.1	Subject to Clauses 23.3 and 24, the Bank may freely assign, transfer or otherwise deal in the whole or any part of its rights, benefits and/or obligations under the Finance Documents to any bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

23.2	Subject to Clause 24, the Bank may also enter into sub-participations (risk or funded) with any bank or other financial institution. The Seller and each other Obligor agrees to provide such assistance as the Bank may reasonably require in relation to such sub-participations for a period of 180 days from the date of this Deed (provided that any such assistance shall not extend to the provision of Confidential Information by the Seller to the extent it has withheld its consent in accordance with Clause 23.3(A)).

23.3	Clauses 23.1 and 23.2 are subject to the conditions that:

(A)	subject to Clause 23.3(B), the consent of the Seller is required for an assignment, assignation, transfer or sub-participation (risk or funded) by the Bank under this Clause 23.1, unless the assignment, assignation, transfer or sub-participation (risk or funded) is to an Affiliate of the Bank (not to be unreasonably withheld or delayed in the case of any sub-participation (risk or funded)); and

(B)	the consent of the Seller to an assignment, assignation, transfer or sub-participation (risk or funded) under this Clause 23.1, or to the disclosure of any Confidential Information in accordance with Clause 24 to any potential transferee, assignee or sub-participant of the Bank’s rights, benefits and/or obligations under the Finance Documents, is not required following the occurrence of an Event of Default or a Termination Event referred to in Clauses 19.1(A), 19.1(E), 19.1(F), 19.1(G) or 19.1(K) to 19.1(Q) (inclusive) which in any such case is continuing.

24.	Confidentiality

24.1	Where a Party (the “Disclosing Party”) supplies Confidential Information to another Party (the “Recipient”) each of the Parties hereto undertakes and agrees as follows:

(A)	to hold any Confidential Information of which it is the Recipient in confidence and not to disclose or permit it to be made available to any person, firm or company (except to Permitted Disclosees or as permitted under Clause 23.3(B)), without the prior written consent of the Disclosing Party;

(B)	only to use the Confidential Information for the purposes of the transactions contemplated by this Deed;

(C)	without prejudice to Clauses 24.1(A) and 24.1(B) above, to ensure proper and secure storage of all Confidential Information and any copies thereof to at least the same standard as the Recipient keeps its own Confidential Information.

(D)	to ensure that each person to whom it discloses Confidential Information (including each person, firm or company to which Confidential Information is disclosed under Clause 24.1(A)) is made fully aware in advance of that Party’s obligations under this Deed and agrees to be bound by terms identical in all material respects to those contained in this Clause 24;

(E)	upon receipt of written demand from the Disclosing Party, the Recipient shall return the Confidential Information and any copies of it, or confirm to the Disclosing Party in writing that, save as required by law or regulation, it has been destroyed provided that no Party shall be required to return or destroy:

(1)	reports, notes or other material prepared by it, or other Permitted Disclosees, or on such Party’s behalf which incorporate Confidential Information (“Secondary Information”), or

(2)	any Confidential Information that is stored in any automatic electronic archiving or back-up system (“Electronic Information”) where it is not reasonably practicable to delete the same,

provided that the Recipient shall maintain the confidentiality of such Secondary Information or Electronic Information in accordance with the terms of this Clause 24; and

(F)	not to make use of any other Party’s name or/any information acquired through its dealings with such other Party for publicity or marketing purposes without the prior written consent of that other Party.

24.2	Nothing in Clause 24.1 above shall apply to any information or Confidential Information:

(A)	which at the time of its disclosure is in the public domain;

(B)	which after disclosure comes into the public domain for any reason except the Recipient’s failure, or failure on the part of the Recipient’s Permitted Disclosees, to comply with the terms of this Deed;

(C)	which is expressly disclosed by a Disclosing Party, its directors, employees or advisers on a non-confidential basis;

(D)	which was lawfully in the Recipient’s possession prior to such disclosure;

(E)	which is subsequently received by the Recipient from a third party without obligations of confidentiality (and, for avoidance of any doubt, the Recipient shall not be required to enquire whether there is a duty of confidentiality); or

(F)	which a Recipient or a Permitted Disclosee of such Recipient is required to disclose, retain or maintain by law or any regulatory or government authority.

24.3	All Confidential Information shall remain the property of the Disclosing Party and its disclosure shall not confer on the Recipient any rights, including intellectual property rights, over the Confidential Information whatsoever beyond those contained in this Deed.

24.4	Without prejudice to any other rights or remedies of the Disclosing Party, the Recipient acknowledges and agrees that damages may not be an adequate remedy for any breach by it of the provisions of this Deed and that the Disclosing Party shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any such provision by the Recipient or its Permitted Disclosees.

24.5	Nothing contained in this Clause 24 shall be construed as prohibiting the Disclosing Party from pursuing any other remedies available by it, either at law or in equity, for any such threatened or actual breach of this letter including specific performance, recovery of damages or otherwise.

24.6	The Recipient confirms that, where applicable, it is registered under the Data Protection Act 1998 (as may be amended from time to time) (“the Data Protection Act”) and hereby undertakes to comply with all relevant provisions of the Data Protection Act. The Recipient warrants that it has the appropriate technical and organisational measures in place against unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data held or processed by them.

24.7	The obligations of each Party and its Permitted Disclosees under this Clause 24 shall be continuing and shall survive the termination of this Deed for a period of 3 years.

25.	Waivers and Remedies Cumulative

The rights of the Bank under the Finance Documents may be exercised as often as necessary, are cumulative and not exclusive of its rights under the general law and may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right.

26.	Power of attorney

The Seller irrevocably and by way of security for the performance of its obligations under the Finance Documents, appoints the Bank to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any instruments of transfer) and do all things that the Bank may reasonably consider to be requisite for (a) carrying out any obligation imposed on the Seller under the Finance Documents, any Contract or any Policy which the Seller has not performed or (b) exercising any of the rights conferred on the Seller by the Finance Documents, any Contract, any Policy or by law, which in either case relate to the collection, preservation and/or realisation of the Relevant Debts (including the issuance of Invoices and the exercise of any other right of a legal owner of the Relevant Debts), provided that the Bank shall only be entitled to exercise the powers conferred upon it pursuant to this Clause 26 in the circumstances and on the terms set out in Clauses 8, 18 and 19. The Seller shall ratify and confirm all things done or purported to be done and all documents executed by the Bank in the exercise of that power of attorney. This power of attorney shall operate as a general power of attorney under section 10 of the Powers of Attorney Act 1971.

27.	Miscellaneous

27.1	The Seller shall pay to the Bank on demand:

(A)	any stamp duties or registration, documentation or similar taxes or duties in connection with the Finance Documents;

(B)	an amount sufficient to indemnify the Bank against losses attributable to:

(1)	any breach by an Obligor of any of the Finance Documents to which it is a party; and

(2)	any claim in respect of the supply of electricity to which any Relevant Debt relates; and

(C)	all reasonable costs and expenses incurred by the Bank in connection with:

(1)	the preparation, negotiation, printing and execution of the Finance Documents (in the case of legal fees in relation thereto, subject to a maximum amount of £300,000 plus VAT and disbursements) all costs and expenses relating to the installation of administrative software by a third party receivables administration company (subject to a cap of £25,000 plus VAT) and all costs and expenses of the Accountants relating to the preparation of the Accountant’s due diligence report (subject to a cap of £40,000 plus VAT);

(2)	any actual or proposed amendment, supplement, waiver, consent, reassignment, release or discharge, transfer of obligations of an Obligor pursuant to Clause 22 or question raised in relation to the Finance Documents; and

(3)	the realisation of any Relevant Debt or any claim against an Insurer under a Policy,

in each case (other than in respect of (1) above) including, without limitation, any reasonable legal costs and out-of-pocket expenses and any VAT charged or chargeable in respect thereof;

(D)	all costs and expenses incurred by the Bank in connection with the preservation, exercise, enforcement or perfection of any of the rights, powers and remedies conferred on the Bank by any of the Finance Documents including, without limitation, any legal costs and out-of-pocket expenses and any VAT charged or chargeable in respect thereof; and

(E)	losses flowing from any judgment or claim being payable in a different currency from that agreed under this Deed.

27.2	All interest payable under this Deed shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a year of 365 days (or as market practice otherwise dictates).

27.3	If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), this Deed will be amended to the extent the Bank (acting reasonably and after consultation with the Parent) determines is necessary to reflect the change.

27.4	Each Obligor must take whatever action may be reasonably necessary to implement the terms of the Finance Documents including the execution of any further documents and the giving of any notice, order or direction and the making of any registration which in each case may be required.

27.5	A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of this Deed.

27.6	Electronic communication

(A)	Any communication to be made between the Bank and the Seller under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Bank and the Seller:

(1)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(2)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(3)	notify each other of any change to their address or any other such information supplied by them.

(B)	Any electronic communication made between the Bank and the Seller will be effective only when actually received in readable form and in the case of any electronic communication made by the Seller to the Bank only if it is addressed in such a manner as the Bank shall specify for this purpose.

28.	Notices

28.1	All notices or other communications under this Deed shall be given in writing and may be made by facsimile. Any such notice will be deemed to be given as follows:

(A)	if by letter, when delivered personally or on actual receipt; and

(B)	if by facsimile, when received in legible form.

However, a notice given in accordance with the above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

28.2	The address and facsimile number of each Party for all notices under this Deed are those notified by that Party for this purpose to the other Party prior to the date of this Deed or any other notified to the other Party by not less than 5 Business Days’ notice.

29.	Governing Law and Jurisdiction

This Deed is governed by English law (save that those terms of this Deed which are specific to Scottish law shall be construed in accordance with Scottish law). Each Party irrevocably agrees that the English courts shall have non-exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Deed (“Proceedings”) and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

30.	Deed

Each Party intends this document to be a deed and executes and delivers it as its deed.

IN WITNESS whereof this Deed has been executed and delivered as a deed by the Seller and the Bank on the date stated at the beginning of this Deed.

EXECUTED and DELIVERED as a DEED
by BRITISH ENERGY GENERATION		)
LIMITED		)
acting by		)

Salvatore Gatto
Director

Robert Armour
Director/Secretary

Address:	British Energy Generation Limited
3 Redwood Crescent
Peel Park
East Kilbride
G74 5PR

Tel:	+44(0) 13552 62000
Fax:	+44(0) 13552 62567
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
MICHAEL RAYNES		)
duly authorised attorney		)	M J Raynes
for and on behalf of:		)
BARCLAYS BANK PLC		)
in the presence of:

Witness’ signature:

Witness name: I.O. Stuttard

Witness’ address: 28 Coppins Close, Berkhamstead, Herts HP4 3NZ

Witness’ occupation: Bank Official

Address:

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

Tel: +44(0)20 7773 1815

Fax: +44(0)20 7773 1831

Attention: Ian Stuttard

SCHEDULE 1 : [INTENTIONALLY LEFT BLANK]

SCHEDULE 2 : PURCHASE PRICE CALCULATION

PART 1: INITIAL PURCHASE PRICE FOR DEBTS OR PROCEEDS OF RESTRICTED DEBTS

Total Relevant Debts:	Aggregate Sterling amount of all outstanding Relevant Debts (without double counting where billed Debts represent amounts which have already been sold as Unbilled Debts or will be on the same day) excluding for these purposes any element of such Debts that are, on such Utilisation Date, Unbilled Debts which relates to amounts payable by Debtors to the Seller in respect of any CCL or VAT.

plus

Reconciliations:	Aggregate of all negative amounts attributable to Unbilled Debts (being, for the avoidance of doubt, a negative number).

minus

Unallocated Credit Notes:	Aggregate amount of all credit notes, other than those issued in relation to specific Invoices or those outstanding for 180 days or more, excluding any amounts by which, in respect of each Debtor, such credit notes exceed the amount of that portion of Total Relevant Debts which relates to such Debtor.

minus

Cancellations of Invoices of Eligible Debts:	Aggregate amount of all credit notes cancelling Invoices in respect of Eligible Debts.

minus

non-Eligible Debts:	Aggregate Sterling amount of the Total Relevant Debts which are not Eligible Debts as at that Utilisation Date.

minus

Concentration Limit Adjustment for Total Relevant Debts:	Aggregate of all the amounts by which, in respect of each Debtor, the Sterling amount of that portion of the Total Relevant Debts which relates to such Debtor exceeds the Concentration Limit for such Debtor.

Minus

General Concentration Limit Adjustment for Total Relevant Debts	Aggregate amount calculated pursuant to the definition of “General Concentration Limit Adjustment”.

Equals

Total Fundable Debts:	Aggregate amount of Total Relevant Debts which are eligible for funding on any Utilisation Date.

minus

Loss Reserve Amount:

Loss Reserve Percentage x Total Fundable Debts

where:

“Loss Reserve Percentage” means on any Monthly Reporting Date or any Utilisation Date, the fraction expressed as a percentage equal to the greater of (i) the Concentration Floor and (ii) the fraction expressed as a percentage calculated in accordance with the following formula:

LHR x LR x SF

where:

LHR = Loss Horizon Ratio as at the most recent Monthly Reporting Date;

LR = Loss Reserve Ratio as at the most recent Monthly Reporting Date; and

SF = stress factor multiple of 3.5, or 2.5 once the Bank confirms that it has received information (in form and substance satisfactory to it) in respect of Debts, provided for the twelve (12) Monthly Reporting Periods following the date of this Deed.

“Loss Horizon Ratio” means, on any Monthly Reporting Date, the ratio expressed as a percentage determined by dividing (i) the aggregate Sterling amount of all Sales generated during the Loss Horizon ending on the last date of the most recently ended Monthly Reporting Period by (ii) the aggregate outstanding Sterling amount of all Eligible Debts as on the last date of the most recently ended Monthly Reporting Period.

“Loss Reserve Ratio” means, on any Monthly Reporting Date, the highest three calendar month rolling average of the Default Ratios occurring during the twelve (12) most recent Monthly Reporting Periods immediately preceding such Monthly Reporting Date provided that if on any Monthly Reporting Date there are fewer than twelve (12) preceding Monthly Reporting Periods, the Loss Reserve Ratio shall be calculated on the basis of Default Ratios occurring during such Monthly Reporting Periods as have occurred and Historical Receivables Information for the remaining periods.

“Default Ratio” means, on any Monthly Reporting Date, the ratio expressed as a percentage determined by dividing (i) the aggregate outstanding Sterling amount of all Debts that have become Defaulted Debts during the immediately preceding Monthly Reporting Period by (ii) the aggregate Sterling amount of all Sales generated during the first Monthly Reporting Period of the three (3) most recent Monthly Reporting Periods immediately preceding such Monthly Reporting Date ending on the last date of the most recently ended Monthly Reporting Period.

“Historical Receivables Information” means historical numerical information relating to Debts generated by the Seller provided to the Bank in connection with the Facility, relating to periods prior to the date of the initial Utilisation, which will be used to undertake any of the financial calculations contemplated in this Deed when such calculations cannot be undertaken using numerical information relating to periods following the date of this Deed.

minus

Dilution Reserve Amount:

Dilution Reserve Percentage x Total Fundable Debts

where:

“Dilution Reserve Percentage” means, on any Monthly Reporting Date or any Utilisation Date, the fraction expressed as a percentage calculated in accordance with the following formula:

DRP = {(SF x ED)+(DS-ED) x DS/ED} x DHR

where:

SF = stress factor multiple of 2.5;

ED = Expected Dilutions as at the most recent Monthly Reporting Date;

DS = Dilution Spike as at the most recent Monthly Reporting Date; and

DHR = Dilution Horizon Ratio as at the most recent Monthly Reporting Date.

“Dilution Horizon Ratio” means, on any Monthly Reporting Date, the ratio expressed as a percentage determined by dividing (i) the aggregate Sterling amount of all Sales generated during the Dilution Horizon ending on the last date of the most recently ended Monthly Reporting Period by (ii) the aggregate outstanding Sterling amount of all Eligible Debts as on the last date of the most recently ended Monthly Reporting Period.

“Dilution Ratio” means, on any Monthly Reporting Date, the ratio expressed as a percentage determined by dividing (i) the aggregate Sterling amount of all Dilutions suffered in respect of Debts (excluding, for the avoidance of doubt, Unbilled Debts)

during the immediately preceding Monthly Reporting Period by (ii) the aggregate Sterling amount of all Sales generated during the Monthly Reporting Period immediately preceding the most recently ended Monthly Reporting Period.

“Dilution Spike” means, on any Monthly Reporting Date, the highest Dilution Ratio occurring during the twelve (12) most recent Monthly Reporting Periods immediately preceding such Monthly Reporting Date provided that if on any Monthly Reporting Date there are fewer than twelve (12) preceding Monthly Reporting Periods, the Dilution Spike shall be calculated on the basis of Dilution Ratios occurring during such Monthly Reporting Periods as have occurred and Historical Receivables Information for the remaining periods.

“Expected Dilutions” means, at any Monthly Reporting Date, the average of the Dilution Ratios for the twelve (12) most recent Monthly Reporting Periods immediately preceding such Monthly Reporting Date provided that if on any Monthly Reporting Date there are fewer than twelve (12) preceding Monthly Reporting Periods, the Expected Dilutions shall be calculated on the basis of Dilution Ratios occurring during such Monthly Reporting Periods as have occurred and Historical Receivables Information for the remaining periods.

minus

Set-Off Reserve Amount:	£7.5 million during the Pre-Restructuring Period and £15 million during the Post-Restructuring Period.

equals

Maximum Gross Funding:	Provided that this amount is subject to a maximum upper limit of £60,000,000.

plus

Deferred Purchase Price:	Calculated in accordance with part 2 of schedule 2 immediately prior to the Seller delivering a Utilisation Notice on the relevant Utilisation Date. Only added if such calculation gives a negative number.

equals

Maximum Available Initial Purchase Price

PART 2: DEFERRED PURCHASE PRICE FOR DEBTS OR PROCEEDS OF RESTRICTED DEBTS

Proceeds of Debts Received:	Aggregate Sterling amount of all proceeds received from Debtors and/or the Seller in respect of all Debts standing in cleared funds to the credit of the Collection Account.

minus

Drawn Facility Amount:	Aggregate amount of Requested Purchase Prices for Relevant Debts in respect of which proceeds of Debts have not been previously applied in accordance with this Deed.

minus

Fees, costs and expenses:	Aggregate amount of any fees, costs and expenses payable by the Seller or any other Obligor under the Finance Documents which have fallen due and which remain unpaid for 5 or more Business Days from the due date.

minus

Facility Charge:	Amounts due in respect of the Facility Charge and which remain unpaid for 5 or more Business Days from the due date.

equals

Deferred Purchase Price	For the avoidance of doubt, if this number is negative or zero no amount shall be payable by the Bank to the Seller under Clauses 6.5 and/or 7.1(E) of this Deed.

SCHEDULE 3: DEFINITIONS

In this Deed:

“Accession Deed” means a deed of accession substantially in the form set out in schedule 6.

“Accountants” means PricewaterhouseCoopers.

“Acquired Indebtedness” means Financial Indebtedness of a Person:

(A)	existing at the time such Person becomes a Restricted Subsidiary; or

(B)	assumed in connection with the acquisition of assets from such Person,

in each case, other than Financial Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Utilisation Notice” means a notice substantially in the form of part 2 of schedule 5.

“Affiliate” means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of any class or series of such specified Person’s (or any of such Person’s direct or indirect parent’s) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 5% or more of the Voting Shares of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Break Option” has the meaning given to “Break Option” in the Asset Option Agreement.

“Asset Enforcement Option” has the meaning given to “Enforcement Option” in the Asset Option Agreement.

“Asset Options” means the Asset Break Option and the Asset Enforcement Option.

“Asset Option Agreement” means the asset option agreement to be entered into between EPL, BEPET and Barclays Bank PLC on or about the Restructuring Date.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction), directly or indirectly, in one or a series of related transactions, of:

(A)	any Capital Stock of any Restricted Subsidiary;

(B)	all or substantially all of the properties and assets of any division or line of business of the Parent, the Issuer or any Restricted Subsidiary; or

(C)	any other properties or assets of the Parent, the Issuer or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(1)	that is governed by the provisions described under Clause 14.4(W);

(2)	that is by the Parent to any wholly owned Restricted Subsidiary, or by any Restricted Subsidiary to the Parent or any other wholly owned Restricted Subsidiary in accordance with the Conditions;

(3)	that would be within the definition of a “Restricted Payment” and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under such covenant; or

(4)	that is of obsolete equipment in the ordinary course of business.

“Availability Period” means the period from and including the Start Date up to and including the Termination Date.

“Balancing and Settlement Code” or “BSC” means the balancing and settlement code in force from time to time or any successor to it.

“Bank Group Company” means each of the holding companies and subsidiaries of the Bank and subsidiaries each of the Bank’s holding companies (as each such term is defined in the Companies Act 1985).

“BE Appointed Accountants” has the meaning set out under Clause 14.4(K).

“BEG” means British Energy Generation Limited.

“BEG UK” means British Energy Generation (U.K.) Limited.

“BEPET” means British Energy Power and Energy Trading Limited.

“BETS” means British Energy Trading Services Limited.

“BNFL Agreements” has the meaning ascribed thereto in the Creditor Restructuring Agreement.

“Bond Guarantee” has the meaning set out under Condition 2 (Guarantees).

“Bond Guarantors” means BEG, BEG UK, British Energy International Holdings Limited, BEPET, District Energy Limited, the Parent, British Energy Treasury Finance Limited and any other company which accedes as a guarantor in accordance with the Conditions, and “Bond Guarantor” means any of them.

“Bondholder” means the person in whose name a Bond is for the time being registered in the register maintained by the Registrar (or, in the case of a joint holding, the first named thereof) and “Holder” shall be construed accordingly.

“Bonds” means the £700,000,000 7% Guaranteed Bonds due 2005-2022 of the Issuer to be issued pursuant to the Restructuring Documents.

“British Energy Group” means the Parent and each of its direct or indirect Subsidiaries.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

“Cancellations of Invoices of Eligible Debts” has the meaning given to it in part 1 of schedule 2.

“Capital Lease Obligations” of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with US GAAP, is required to be recorded as a capitalised lease obligation.

“Capital Stock” of any Person means:

(A)	any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person whether outstanding at or issued after the Issue Date;

(B)	any and all partnership interests whether general or limited or other equity or ownership interests of such Person; and

(C)	limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, including any preferred stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Balances” has the meaning set out in Clause 14.2(C)(1).

“Cash Equivalents” means investments in sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper), synthetic sterling deposits and shares in money market liquidity funds, provided that in all cases such Investments have a maturity of not longer than six months from the date of their acquisition subject to meeting the following credit criteria: (i) money market funds authorised as an Undertaking for Collective Investment in Transferable Securities (UCITS) and with a minimum credit rating of AAA or equivalent from any two Rating Agencies (or, in the case of shares in money market liquidity funds, from any single Rating Agency); (ii) all other counterparties and other specific instruments with a minimum short term credit rating of A-1 from Standard and Poor’s, or of P-1 from Moody’s or of F-1 from Fitch.

“Cash Reserves” has the meaning ascribed thereto in the Contribution Agreement.

“CCL” means the climate change levy that may be charged by the Seller to a Debtor under a Contract.

“Clydesdale” means Clydesdale Bank PLC.

“Clydesdale Account” means the DSB Income Account (number 30210394) at Clydesdale Bank PLC (sort code 82-20-00) in the name of British Energy plc.

“Collateral Basket” has the meaning set out in Clause 14.4(L)(13).

“Collection Account” means the Sterling account in the name of the Bank opened with Barclays Bank PLC at its branch at 54 Lombard Street numbered 70024090 (sort code 20-32-53) and designated Barclays re: British Energy Generation Limited.

“Collection Date” means, in relation to a Relevant Debt, the Maturity Date of that Relevant Debt or any later date identified as such in the relevant Utilisation Notice.

“Commission Undertaking Deed” means the deed to be entered into between the Secretary of State and British Energy plc for the purpose of implementing certain undertakings given by the Government of the United Kingdom to the Commission of the European Community for the purpose, among other things, of regulating the British Energy Group’s commercial behaviour.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement (excluding, for the avoidance of doubt, any Trading Arrangement) relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Compliance Certificate” means a certificate substantially in the form set out in schedule 7.

“Concentration Floor” means, on any Monthly Reporting Date, the highest percentages calculated as follows:

(A)	1 times Concentration Limit in respect of Debtors rated A-1 and/or A+;

(B)	2 times Concentration Limit in respect of Debtors rated A-2 and/or A to BBB+ (inclusive);

(C)	3 times Concentration Limit in respect of Debtors rated A-3 and/or BBB to BBB- (inclusive); or

(D)	5 times Concentration Limit in respect of Debtors which are not Investment Grade or unrated.

“Concentration Limit” means on any Monthly Reporting Date in respect of all Debtors the relevant percentage as set out below in each case multiplied by the aggregate Sterling amount of all outstanding Relevant Debts at the relevant time:

S&P Long Term Rating	S&P Short Term Equivalent Rating	Concentration Limit
AAA to AA- (inclusive)	A-1+	Unlimited
A+	A-1	10%
A to BBB+ (inclusive)	A-2	5%
BBB to BBB- (inclusive)	A-3	3%
not Investment Grade/unrated	not Investment Grade/unrated	2%

provided that there shall be no such concentration limit in respect of Debtors that are:

(A)	departments of UK central government (or their equivalent in the devolved administrations of Scotland and Wales); or

(B)	Executive Agencies (or their equivalent in the devolved administrations of Scotland and Wales); or

(C)	other public bodies,

and where, in each of the foregoing cases, such Debtor’s Debts are direct liabilities of the Crown or wholly guaranteed by the Crown (“Government Debtors”) and provided further that in the case of a Debtor (other than a Government Debtor) that is affiliated with one or more other Debtors (other than a Government Debtor), the concentration limit shall be calculated as if such affiliated Debtors were one Debtor. In addition, with the prior written consent of the Bank (such consent not to be unreasonably withheld) any credit rating relating to an Affiliate of an unrated Debtor (other than a Government Debtor) will be deemed to relate to that unrated Debtor for the purposes of determining the concentration limit percentage above if the obligations of such unrated Debtor are expressly guaranteed by its rated Affiliate.

“Concentration Limit Adjustment” means in respect of all Relevant Debts which relate to a particular Debtor, the amount by which the aggregate Sterling amount of such Relevant Debts exceeds the Concentration Limit (as determined on the most recent Monthly Reporting Date) for that Debtor.

“Conditions” means the terms and conditions of the Bonds in the form or substantially in the form set out in schedule 5 (Terms and Conditions of the Bonds) of the Trust Deed.

“Confidential Information” means all information disclosed by one Party to the other relating to this Deed and the transactions contemplated thereby.

“Connected Two-way Trading Arrangement” means a Two-way Trading Arrangement where the debts of the Seller to the Debtor arise out of the supply to the Seller of electricity, or in some other way are closely connected to the subject matter of the contract between the Seller and the Debtor.

“Connection and Use of System Code” means the connection and use of system code as in force from time to time or any successor to it.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(A)	the sum of (i) Consolidated Net Income/(Loss) before dividends, and in each case to the extent deducted in computing Consolidated Net Income before dividends for such period, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expense, (iv) the charges in respect of the Decommissioning Payments and the NLF Payments (each as defined in the Contribution Agreement) in accordance with the provisions of the Contribution Agreement, (v) the charges and credits in respect of revalorisation of nuclear liabilities and the Secretary of State indemnity in the NLFA and the charges in respect of incremental liabilities in respect thereof, (vi) depreciation, amortisation, unburnt front-end fuel provisions, (vii) stock obsolescence charges and (viii) exceptional charges relating to station closure and all other non-cash charges less non-cash income, all determined in accordance with UK GAAP; and

(B)	the sum of Consolidated Fixed Charges for such period and cash and non-cash dividends paid on any Disqualified Capital Stock or Preferred Stock of such Person and its Restricted Subsidiaries during such period, which is held by Persons other than the Parent or a Restricted Subsidiary, in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to:

(C)	the incurrence of the Financial Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Financial Indebtedness, as if such Financial Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(D)	the incurrence, repayment or retirement of any other Financial Indebtedness by the Parent and its Restricted Subsidiaries since the first day of such period as if such Financial Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Financial Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Financial Indebtedness during such period);

(E)	in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Financial Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(F)	any acquisition or disposition by the Parent and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Financial Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that

(G)	in making such computation, the Consolidated Interest Expense attributable to interest on any Financial Indebtedness computed on a pro forma basis and (i) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (ii) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate; and

(H)	in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Financial Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Financial Indebtedness during the applicable period.

“Consolidated Fixed Charges” of any Person means, without duplication, for any period, the sum of:

(A)	“Consolidated Interest Expense” of any Person meaning, without duplication, for any period, the sum of:

(1)	the interest expense of such Person and its Restricted Subsidiaries (and for the purposes of Clause 15 only its Unrestricted Subsidiaries) for such period, on a Consolidated basis, including, without limitation:

(a)	amortisation of debt discount;

(b)	the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements;

(c)	the interest portion of any deferred payment obligations;

(d)	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing; and

(e)	accrued interest; plus

(2)

(a)	the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries (and for the purposes of Clause 15 only its Unrestricted Subsidiaries) during such period; and

(b)	all capitalised interest of such Person and its Restricted Subsidiaries (and for the purposes of Clause 15 only its Unrestricted Subsidiaries); plus

(3)	the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary (and for the purposes of Clause 15 only its Unrestricted Subsidiaries) to the extent not included under sub-paragraph (1)(b) above, whether or not paid by such Person or its Restricted Subsidiaries (or for the purposes of Clause 15 only its Unrestricted Subsidiaries) ; less

(4)	accrued interest income received from cash and short term investments;

(B)	the scheduled payments of principal under Financial Indebtedness of the Parent and its Restricted Subsidiaries; plus

(C)	any Decommissioning Payment (as defined in the Contribution Agreement) made in that period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for UK and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with Relevant GAAP.

“Consolidated Net Income/(Loss)” of any Person means, for any period, the Consolidated net income/(loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with UK GAAP, adjusted, to the extent included in calculating such net income/(loss), by excluding, without duplication:

(A)	all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto);

(B)	the portion of net income/(loss) of such Person and its Restricted Subsidiaries on a Consolidated basis attributable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries;

(C)	income/(loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination;

(D)	any gain or loss, net of taxes, realised upon the termination of any employee pension benefit plan;

(E)	gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business;

(F)	the net income of any Restricted Subsidiary (other than BETS) to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(G)	any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Trust Deed; or

(H)	any net gain arising from the acquisition of any securities or extinguishment, under Relevant GAAP, of any Financial Indebtedness of such Person.

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Parent and its Consolidated Restricted Subsidiaries determined on a Consolidated basis in accordance with Relevant GAAP as of the end of the most recent fiscal quarter of the Parent ending at least 45 days prior to the taking of the action for the purpose of which the determination is being made, as the sum of:

(A)	the par or stated value of all outstanding Capital Stock of the Parent; plus

(B)	sums paid in capital and surplus relating to such Capital Stock; plus

(C)	any retained earnings or earnings surplus,

less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Capital Stock.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with Relevant GAAP, and the term “Consolidated” shall have a similar meaning.

“Contract” means an arrangement between a Debtor and a Seller (whether or not written) under which the Debtor is obliged to pay for the supply of electricity provided by such Seller.

“Contribution Agreement” means the agreement between the Parent, the Issuer, the NLF, the Secretary of State, BEG and BEG UK to be entered into on or about the Restructuring Date.

“Conversion Date” means the later of (i) the end of the first financial quarter following the Restructuring Date if the Proposed US GAAP Ratio is in effect; and (ii) the end of the first financial quarter following the date on which the Determined US GAAP Ratio is in effect.

“CRA Consent Letter” means the letter dated 28 July 2004 to, inter alia, the Ad Hoc Committee of Bondholders, a copy of which has been supplied to the Bank, signed in consent by all its addressees.

“Creditor Restructuring Agreement” means the restructuring agreement dated 30 September 2003, between British Energy plc, the Companies (defined therein), the Consenting Creditors (defined therein), the Royal Bank of Scotland plc, British Nuclear Fuels plc and the Consenting Bondholders (defined therein).

“CTA” means the capacity and tolling agreement to be entered into between BEPET and EPL on or about the Restructuring Date.

“CTA Documentation” means the EPL Credit Agreement, the Eggborough Security, the CTA, the Asset Option Agreement, the Share Option Agreement, the EPL Intercreditor Agreement, the EPL Accounts Agreement, the First Intercompany Loan, the Second Intercompany Loan, the First Security Assignment, the Second Security Assignment and any other documentation relating to the Eggborough Plant to be entered into, or in effect, on the Restructuring Date and referred to in, or permitted under, the aforementioned documents.

“CTA Global Bond” has the meaning set out under the “Introduction” section to the terms and conditions of the Bonds.

“Currency Hedging Agreements” means, in respect of a Person, one or more of the following agreements which shall be entered into by such Person and one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Debt” means indebtedness (including unbilled indebtedness) in respect of the supply of electricity that has occurred as at the date on which such indebtedness is sold to the Bank hereunder of a Debtor to a Seller under a Contract (including any amount payable by the Debtor to the Seller under the relevant Contract in respect of CCL or VAT or, in the case of unbilled indebtedness, such amount as would be payable by the Debtor to the Seller under the relevant Contract in respect of CCL or VAT on that unbilled indebtedness if it were invoiced on the date on which it is sold to the Bank under this Deed) and includes the right, as at the date of sale to the Bank, to payment of any interest or finance charges and all other rights of such Seller (including to issue Invoices in respect of unbilled indebtedness) under the Contract, but excluding Unbilled Non-Half-Hourly Debts.

“Debtor” means each debtor of the Seller obliged in or under the relevant Contract to make payments in respect of the supply of electricity under such Contract (but excluding any such debtors that are members of the Group) (and where a party contracts on behalf of other members of its group, shall include that company and all members of the group on behalf of which it contracts).

“Decommissioning Default Payment Debenture” means the debenture to be executed by the Parent, the Issuer and certain other Group companies in favour of the NLF dated on or about the Restructuring Date, substantially in the form of the draft document so described made available to the Bank prior to the date of this Deed (or in such other form where the amendments made are not materially prejudicial to the Bank).

“Decommissioning Payments” has the meaning ascribed thereto in the Contribution Agreement.

“Deed of Charge” means the Deed of Charge creating security over the Debts and the Policies relating to those Debts to be entered into by the Seller in favour of the Bank substantially in the form set out in schedule 9.

“Default” means an Event of Default or an event which, with the giving of notice, lapse of time, the making of a determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would, in accordance with Clause 18, constitute an Event of Default.

“Defaulted Debt” means a Debt in respect of which (a) the relevant Debtor has become Insolvent; (b) consistent with the Seller’s credit and collection policy as amended from time to time in accordance with Clause 14.3(E), it would be written off as uncollectible; (c) any payment, or part thereof, remains unpaid, for the Default Period or more; (d) the relevant Debtor or the Seller is in breach of any Contract between them and such breach may give rise to a right of set-off (or other analogous rights) in favour of that Debtor.

“Default Notice” has the meaning given to it in Clause 18.2.

“Default Period” means in respect of a billed Debt, a period of 60 days from its due date in accordance with the relevant Invoice.

“Default Ratio” has the meaning given to it in part 1 of schedule 2.

“Deferred Purchase Price” has the meaning given to it in part 2 of schedule 2.

“Delinquency Ratio” means, on any Monthly Reporting Date, the ratio expressed as a percentage determined by dividing (i) the aggregate outstanding Sterling amount of all Debts that are Delinquent Debts as at the last date of the most recently ended Monthly Reporting Period by (ii) the aggregate outstanding Sterling amount of all Debts as at that same date.

“Delinquent Debt” means a Debt in respect of which payment, or part thereof, remains unpaid by the relevant Debtor after the Maturity Date for such Debt.

“Designation” has the meaning set out under Clause 14.5.

“Designation Amount” has the meaning set out under Clause 14.5(B).

“Determined US GAAP Ratio” has the meaning set out under Clause 14.4(L).

“Dilution” means a reduction or adjustment of the outstanding amount of a Relevant Debt as a result of any adjustments, refunds, credits or allowances permitted or incurred by a Seller in respect of that Relevant Debt after the relevant Utilisation Date.

“Dilution Debt” means a Relevant Debt in respect of which a Dilution has occurred.

“Dilution Horizon” means 60 days.

“Dilution Horizon Ratio” has the meaning given to it in part 1 of schedule 2.

“Dilution Ratio” has the meaning given to it in part 1 of schedule 2.

“Dilution Reserve Amount” has the meaning given to it in part 1 of schedule 2.

“Dilution Reserve Percentage” has the meaning given to it in part 1 of schedule 2.

“Disclosing Party” has the meaning set out in Clause 24.1.

“Dispute” means any dispute, litigation, counterclaim, claim or arbitration arising in connection with any Debt where the portion of such Debt subject to such dispute is equal to or greater than £100,000.

“Disqualified Capital Stock” means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable solely at the option of the holder thereof, on or prior to the maturity date of the Bonds, for cash or securities constituting Financial Indebtedness; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer or an asset sale offer to be made for such Preferred Stock in the event of a change of control of or sale of assets by such Person or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Conditions described in Condition 3.4 (Purchase of Bonds upon a Change of Control or a Restructuring Event) and Clause 14.4(P), shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions so long as such provisions provide that such Person or Restricted Subsidiary may not repurchase or redeem such Capital Stock prior to any repurchase of the Bonds required by the Conditions.

“Distribution Agreement” means the agreement made between, among others, the Issuer and The Law Debenture Trust Corporation (Channel Islands) Limited (in its capacity as distribution trustee) relating to the distribution of Bonds and shares of the Company to certain creditors of British Energy plc.

“Dividend” means any dividend on, or distribution to holders of, any of the Parent’s Capital Stock.

“Drawn Facility Amount” has the meaning given to it in part 2 of schedule 2.

“DTI” means the Department of Trade and Industry.

“DTI Security” means, subject to Clause 16, the security over the Debts created pursuant to a debenture between, among others, the Seller and the Secretary of State dated 26 September 2002 as amended by a deed of amendment dated 28 November 2002.

“EBIT” means, for the purposes of Clause 15 only, in relation to any period, the Consolidated profits of the Group and the Unrestricted Subsidiaries for that period (before the deduction of income tax, corporation tax or withholding tax (or their equivalents in any jurisdiction) on the overall income of the Group and the Unrestricted Subsidiaries) for that period:

(A)	excluding exceptional or extraordinary items (including those relating to station closure), and excluding any gain or loss realised on the disposal of assets (other than in the ordinary course of business) whether tangible or intangible;

(B)	excluding interest received or interest accrued and owing to a member of the Group;

(C)	deducting any profit arising out of release of provisions for liabilities and charges, other than in the ordinary course of business;

(D)	excluding the portion of net income/(loss) on a Consolidated basis attributable to minority interests in unconsolidated Affiliates to the extent that cash dividends or distributions have not actually been received by the Parent or one of its Subsidiaries; and

(E)	excluding all finance charges (including revalorisation and the unwinding of any discount on liabilities other than Financial Indebtedness), amortisation of any debt discount, charges relating to the NLF Payments and Decommissioning Payments each as defined in the Contribution Agreement, capital expenditure expensed, unburnt front-end fuel provisions, stock obsolescence charges and all other non-cash charges, all determined in accordance with UK GAAP, and for the purposes of the definition of “Material Subsidiary” and Clause 14.4(F) only, “EBIT” shall mean profits before interest and tax expense calculated in accordance with Relevant GAAP.

“EBITDA” means, in relation to any period, EBIT before the deduction of amounts attributable to depreciation and amortisation during such period.

“Eggborough Break Option” means any of the Asset Options or the Share Options.

“Eggborough Lenders” means the persons identified as the “Banks” in the EPL Credit Agreement.

“Eggborough Plant” means the coal-fired power station located at Eggborough, Yorkshire.

“Eggborough Security” means the Security Interests created under the Eggborough Security Documents.

“Eggborough Security Documents” has the meaning given to “Security Documents” in the EPL Credit Agreement.

“Eggborough Subsidiaries” means EPL and EPHL.

“Electricity Generation Licence” means a licence to generate electricity issued pursuant to section 6(1)(a) of the Electricity Act 1989 (or any successor).

“Electricity Supply Licence” means a licence to supply electricity issued pursuant to section 6(1)(d) of the Electricity Act 1989 (or any successor).

“Electronic Information” has the meaning set out in Clause 24.1(E)(2).

“Eligible Debt” means, in relation to a Debt, that:

(A)	the Debt:

(1)	in respect of a billed Debt is due and payable to the Seller within 60 days from the due date specified in the relevant Invoice and in respect of an Unbilled Debt shall be due and payable within 100 days of its creation;

(2)	in respect of (a) a Purchased Debt, it is freely assignable, without the need for consent of the relevant Debtor (or if such consent is required, consent has been obtained) and that, during the Pre-Restructuring Period, the assignment or assignation to the Bank has been disclosed to the relevant Debtor; and (b) in relation to a Restricted Purchased Debt, the proceeds are freely assignable and the Restricted Purchased Debt and its proceeds are capable of being charged in accordance with the Deed of Charge and of being held on trust;

(3)	is governed by English law or Scottish law;

(4)	is a valid and binding payment obligation of the Debtor of that Debt or (in the case of an Unbilled Debt) gives rise to a right to create such;

(5)	is owed by an Eligible Debtor;

(6)	has been originated by the Seller in the ordinary course of business;

(7)	is denominated in Sterling;

(8)	satisfies all applicable requirements of the Seller’s credit and collection policies;

(9)	in respect of a billed Debt has not already been purchased by the Bank as an Unbilled Debt;

(10)	is not a Defaulted Debt;

(11)	is not a Debt for which the Debtor can retain payment to secure performance by the Seller;

(12)	is not relating to a Debtor or a Contract which the Bank, acting reasonably and on the basis of credit issues regarding that Debtor, has at any time after the date of this Deed but prior to its inclusion in a Utilisation Notice, notified the Seller that it is no longer acceptable;

(13)	does not relate to an invalid, ineffective, repudiated or terminated Contract;

(B)	the Seller is the legal and beneficial owner of the Debt (save to the extent that any part of the Debt represents an Unbilled Debt which has previously been sold to the Bank, then that part of the Debt need not be beneficially owned by the Seller) and such Debt, the Contract relating to such Debt and, in respect of billed Debts, the Invoice relating to such Debt, is held by it free of any Security Interest other than the DTI Security;

(C)	the Debt is either (i) not subject to any adjustments to the delivery price, refunds, credit notes, discounts, allowances or reserve invoices which have been made or granted to the Debtor in relation to the same or any other transaction which remains outstanding or (ii) is a First Category Export Debt or (iii) a Second Category Export Debt;

(D)	the underlying Contract does not permit payment by means of a bill of exchange, promissory note or other such instrument;

(E)	the Seller has obtained all required consents, approvals, notifications or filings necessary for the creation and enforceability of such Debt by the Seller, and the sale thereof to the Bank (save in relation to a Restricted Purchased Debt, any consent required from a Debtor to effect a legal assignment of such Restricted Purchased Debt);

(F)	the Debt is not subject to a Dispute; and

(G)	if the Debt is an Unbilled Debt, it is not owed by a Non-Half-Hourly Debtor.

“Eligible Debtor” means, as of any date of determination, a Debtor that satisfies, without limitation, the following criteria as of such date:

(A)	the Debtor has premises to which the Contract relates in England, Wales or Scotland;

(B)	the Debtor is not Insolvent; and

(C)	the Debtor is not a member of the Group.

“EPHL” means Eggborough Power (Holdings) Limited.

“EPL” means Eggborough Power Limited.

“EPL Accounts Agreement” means the accounts agreement originally dated on or about the Restructuring Date between EPL and Barclays Bank PLC (in its capacity as account bank and agent thereunder).

“EPL Credit Agreement” means the credit agreement originally dated 13 July 2000 as amended and restated by an amendment and restatement deed dated on or about the Restructuring Date between, inter alia, EPL, the EPL Security Trustee and the Eggborough Lenders.

“EPL Intercreditor Deed” means the intercreditor deed originally dated 8 September 2000 as amended and restated on 5 February 2001 and as further amended and restated by an amendment and restatement deed on or about the Restructuring Date between, inter alia, the EPL Security Trustee and the Eggborough Lenders.

“EPL Security Trustee” means the person identified as the “Security Trustee” in the EPL Credit Agreement.

“Euro” or “€” means the single currency of member states of the European Union participating in such single currency.

“European Union Greenhouse Gas Emissions Trading Scheme” means a scheme introduced pursuant to EU directive 2003/87/EC establishing a scheme for greenhouse gas emission allowance trading within the Community.

“Event of Default” means an event specified as such in Clause 18.1.

“Excess Proceeds” has the meaning set out under Clause 14.4(P).

“Facility” means the debt purchase facility provided to the Seller under this Deed as described in Clause 2.

“Facility Charge” has the meaning set out in Clause 11.1(E).

“Facility Limit” means, on any day, that amount which is determined by taking the aggregate Sterling amount of all outstanding Relevant Debts (without double counting where billed Debts represent amounts which have already been sold as Unbilled Debts) excluding for these purposes any element of such Relevant Debts that are, on such date, Unbilled Debts which relates to amounts payable by Debtors to the Seller in respect of any CCL or VAT, and deducting each of:

(A)	the aggregate Sterling amount of all such outstanding Relevant Debts that are non-Eligible Debts;

(B)	the Concentration Limit Adjustment; and

(C)	the General Concentration Limit Adjustment,

(such amount being the “Total Fundable Debts” for the purposes of calculating items (D), (E) and (F) in accordance with part 1 of schedule 2) and further deducting each of:

(D)	the Loss Reserve Amount; and

(E)	the Dilution Reserve Amount; and

(F)	the Set-Off Reserve Amount.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.

Unless otherwise specified in the Trust Deed, Fair Market Value shall be determined by the Parent acting in good faith, whose determination shall be conclusive (such determination shall be evidenced by an Officer’s Certificate if in excess of £2 million and also by a resolution of the board of directors of the Parent, delivered to the Trustee if such Fair Market Value exceeds £5 million).

“Favourable Covenants” has the meaning set out in Clause 14.1(B)(1).

“Fee Letter” means the fee letter between the Bank and the Seller dated on or about the date of this Deed.

“Finance Documents” means this Deed, the Guarantee, the Deed of Charge, any Accession Deed, the Fee Letter and any other document designated as being a Finance Document by the Bank and the Seller.

“Financial Covenant” means the financial covenant set out in Clause 15.1.

“Financial Indebtedness” means, with respect to any Person, without duplication:

(A)	all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding (i) any trade payables and other accrued current liabilities arising in the ordinary course of business and (ii) such liabilities arising under the BNFL Agreements and the Contribution Agreement, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities;

(B)	all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(C)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

(D)	all obligations under Interest Rate Agreements or Currency Hedging Agreements of such Person;

(E)	all Capital Lease Obligations of such Person;

(F)	all Financial Indebtedness referred to in paragraphs (A) to (E) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Financial Indebtedness has an existing right, contingent or otherwise, to be secured by) any property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Financial Indebtedness;

(G)	all Guaranteed Debt of such Person;

(H)	all Disqualified Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

(I)	preferred stock of any Restricted Subsidiary;

(J)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(K)	any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in paragraphs (A) to (J) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Financial Indebtedness shall be required to be determined pursuant to the Trust Deed or the Conditions, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

“First Category Export Debt” means, in relation to a Debt, that the Debt represents the net amount of a debt owed by the Seller to a Debtor and a larger debt owed by the Debtor to the Seller under Connected Two-way Trading Arrangements between the Seller and that Debtor.

“First Intercompany Loan” means the intercompany loan between British Energy Holdings plc as lender and EPHL as borrower dated on or about the Restructuring Date.

“First Security Assignment” means the security assignment between EPHL as assignor and the Issuer as assignee dated on or about the Restructuring Date.

“Floating UK GAAP” means generally accepted accounting principles applicable to listed companies in the United Kingdom including Financial Reporting Standards and Statements of Standard Accounting Practices issued by the Accounting Standards Board Limited or, if applicable, International Financial Reporting Standards issued by the International Accounting Standards Board and International Accounting Standards issued by the International Accounting Standards Committee and adopted by the International Accounting Standards Board.

“FSA” means the United Kingdom Financial Services Authority.

“Gas Shipper’s Licence” means a licence to arrange for the transportation of gas issued pursuant to section 7A(2) of the Gas Act 1986 (or any successor).

“General Concentration Limit Adjustment” means the amount (if any) by which the aggregate Sterling amount of:

(A)	all Debts arising under Contracts which do not incorporate terms limiting the liability of the Seller to the Debtor in the form of or substantively similar to the relevant provisions of the Seller’s standard terms and conditions of business (including, but not limited to, the Contracts of the Seller with Corus, IBM, Royal Mint, Octel, Tyco and The Department of Trade and Industry, for so long as they do not incorporate such terms);

(B)	in respect of each Restricted Debt arising under a Two-way Trading Arrangement, the lower of the amount of the Restricted Debt and the amount owed by the Seller to the Debtor; and

(C)	in respect of each Connected Two-way Trading Arrangement under which Second Category Export Debts arise, the lower of the amount of the Debt and the amount owed by the Seller to the Debtor; less, in each case, the Concentration Limit Adjustment in respect of any such Debts, exceeds the General Concentration Limit.

“General Concentration Limit” means at any time an amount equal to the amount of the Set-Off Reserve Amount at such time.

“Government Facility” means the credit facility agreement dated 26 September 2002 between the Secretary of State, the Parent and certain other Group companies as specified therein, as amended or extended from time to time.

“Government Restructuring Agreement” means the government restructuring agreement dated 1 October 2003 between British Energy plc, BEG UK, BEG, the NLF, the Trustees (as defined therein) and the Other British Energy Parties (as defined therein).

“Grid Code” means the code prepared by the National Grid Company Plc pursuant to its transmission licence relating to the National Grid as amended or supplemented from time to time, or any successor to it.

“Group” means (i) during the Pre-Restructuring Period, the Parent and each of its direct or indirect Subsidiaries from time to time; and (ii) during the Post-Restructuring Period, the Parent and each of its direct or indirect Subsidiaries from time to time excluding the Eggborough Subsidiaries.

“Guarantee” means the guarantee to be entered into by the Guarantors in favour of the Bank substantially in the form set out in schedule 8.

“Guaranteed Debt” of any Person means, without duplication, all Financial Indebtedness of any other Person referred to in the definition of Financial Indebtedness above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(A)	to pay or purchase such Financial Indebtedness or to advance or supply funds for the payment or purchase of such Financial Indebtedness;

(B)	to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Financial Indebtedness or to assure the holder of such Financial Indebtedness against loss;

(C)	to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

(D)	to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance; or

(E)	otherwise to assure a creditor against loss,

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantors” means, each member of the Group that accedes as a Guarantor from time to time in accordance with Clause 22.2 and “Guarantor” means any one of them.

“Historical Receivables Information” has the meaning given to it in part 1 of schedule 2.

“HLFA” means the historic liabilities funding agreement between the Secretary of State, BEG, BEG UK, the Parent and the Issuer to be entered into on or about the Restructuring Date.

“Holder” has the meaning set out under “Bondholder” above.

“Independent Accountants” has the meaning set out under Clause 14.4(K).

“Initial Accession Date” means the earliest Relevant Accession Date.

A Debtor is “Insolvent” if:

(A)	it is, or is deemed for the purposes of any law to be, or admits it is, unable to pay its debts (including, without limitation within the meaning of sections 123(1) and/or 123(2) of the Insolvency Act 1986) or to be insolvent, or has stopped, suspended or threatened to stop payment of its debts generally or proposed or made any agreement for the deferral or rescheduling of its debts generally or proposed or made an arrangement under section 1 of the Insolvency Act 1986 or section 425 of the Companies Act 1985; or

(B)	it ceases, or threatens to cease, to trade; or

(C)	any step (including, without limitation, the filing of any notice, application or petition, a proposal being made or a meeting convened) is taken with a view to:

(1)	a composition or scheme of arrangement with any of its creditors;

(2)	its administration, winding-up, liquidation or dissolution;

(3)	its receivership or bankruptcy; or

(4)	anything analogous to sub-paragraphs (1) - (3) above.

“Insured Debt” means all Relevant Debts generated by an Insured Debtor and which are insured under one of the Policies.

“Insured Debtor” means all Debtors in respect of which the Seller has taken out a Policy.

“Insurer” means any provider of credit insurance to the Seller from time to time.

“Interest Payment Date” means, in relation to the Bonds, 31 March, 30 June, 30 September and 31 December in each year.

“Interest Rate Agreements” means, in respect of a Person, one or more of the following agreements which shall be entered into by such Person and one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution, by means of the transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise, or the purchase or acquisition of Capital Stock, Bonds, other bonds, notes or debentures or other securities or evidence of Financial Indebtedness issued by any other Person, including, without limitation, any payment on a guarantee or any obligation of the other Person, provided, for the avoidance of doubt, that any payments under the Nuclear Guarantee shall not be deemed to be an Investment.

“Investment Grade” means “BBB-” or better (in the case of Standard & Poor’s or Fitch) and Baa3 or better (in the case of Moody’s).

“Invoice” means each sales invoice issued in respect of a Debt to a Debtor.

“Issue Date” means the date of issue of the Bonds.

“Issuer” means British Energy Holdings plc, a company incorporated with limited liability in Scotland.

“LIBOR” means:

(A)	the applicable Screen Rate; or

(B)	(if no Screen Rate is available) the rate quoted by the Bank to leading banks in the London interbank market,

as at 11:00 am on the relevant Utilisation Date for the offering of overnight deposits in Sterling.

“Licence” has the meaning set out in the definition of “Restructuring Event”.

“Loss Horizon” means, on any Monthly Reporting Date, the sum in days of the Default Period plus the Weighted Average Terms of Trade.

“Loss Horizon Ratio” has the meaning given to it in part 1 of schedule 2.

“Loss Reserve Amount” has the meaning given to it in part 1 of schedule 2.

“Loss Reserve Percentage” has the meaning given to it in part 1 of schedule 2.

“Loss Reserve Ratio” has the meaning given to it in part 1 of schedule 2.

“Mandate Letter” means the mandate letter between Barclays Capital (the investment banking division of Barclays Bank PLC) the Parent and the Seller dated 30 June 2004.

“Mandatory Cost” means the cost of compliance by the Bank with the cash ratio and special deposit requirements of the Bank of England, and/or the banking supervision costs imposed by the Financial Services Authority and/or the costs imposed by any other applicable regulatory authority or central bank, in connection with the Facility expressed as a percentage per annum as determined by the Bank.

“Material Adverse Change” means an event or series of events occurs which has or is reasonably likely to have a material adverse effect on (i) the ability of the Seller or the Guarantors to perform its or their material obligations under this Deed, the Guarantee, the Deed of Charge; or (ii) the validity or enforceability of this Deed, the Guarantee or the Deed of Charge.

“Material Information” means, all written information (including information conveyed by electronic means) in respect of (a) historical data relating to the Debts, to the extent not superseded by the report referred to in Clause 4.2(K)(1); (b) the Contracts; and (c) the Seller’s billing systems, which was material to the Bank in the context of providing this Facility.

“Material Subsidiary” means initially, each of the guarantors under the Bonds, and following the Initial Accession Date any subsidiary of the Parent from time to time (being as at the date of this Deed each subsidiary of the Parent listed in schedule 1) whose consolidated gross assets, turnover or EBIT is 5% or more of the consolidated gross assets, turnover or EBIT, respectively, of the Group (in each case excluding all assets relating to amounts receivable under the Nuclear Liabilities Documentation) provided that for this purpose the Eggborough Subsidiaries shall not be deemed to be Material Subsidiaries unless either (a) EPL shall have ceased to own the Eggborough Plant or (b) EPHL shall have ceased to own the shares in EPL in which case such subsidiary, if it is still in the Group, shall become a Material Subsidiary or (c) the Eggborough Security is released in accordance with its terms (subject to satisfaction of the foregoing tests) and provided that no company shall become a Material Subsidiary if the Parent has given notice to the Bank that liquidation proceedings have been commenced in respect of such company and such liquidation proceedings are being pursued with reasonable diligence. While the Eggborough Subsidiaries are not Material Subsidiaries as a result of the first proviso to this definition of “Material Subsidiary”, all assets, turnover and EBIT of the Eggborough Subsidiaries shall be excluded in determining the Material Subsidiaries of the Parent. For the purposes of this definition of “Material Subsidiary” alone, EBIT means profits before interest and tax expense.

“Maturity Date” means, in respect of each Relevant Debt (other than an Unbilled Debt), the due date for payment of that Relevant Debt as specified in the corresponding Invoice.

“Maximum Available Initial Purchase Price” has the meaning given to it in part 1 of schedule 2.

“Maximum Gross Funding” has the meaning given to it in part 1 of schedule 2.

“Monthly Reporting Date” means that day in each calendar month that falls three Business Days after the end of the previous calendar month or, if such day is not a Business Day, the next following Business Day, or such other day in each calendar month as is agreed between the Parent and the Bank from time to time.

“Monthly Reporting Period” means the period of time from and including the first day of each calendar month to and including the last day of such calendar month.

“Monthly Settlement Report” has the meaning set out in Clause 14.2(A).

“Nirex Option Agreement” means the nirex option agreement between the Secretary of State, BEG, BEG UK and the Parent to be entered into on or about the Restructuring Date.

“NLF” means the Nuclear Generation Decommissioning Fund Limited (to be renamed Nuclear Liabilities Fund Limited).

“NLFA” means the nuclear liabilities funding agreement between the Secretary of State, the NLF, BEG UK, BEG, the Parent and the Issuer to be entered into on or about the Restructuring Date.

“NLF Purchase Options” means the Nirex Option Agreement and the Option Agreement.

“NLF Payment Percentage” has the meaning set out in the Contribution Agreement.

“Non-Dividend Restricted Payment” has the meaning set out in Condition 8.2 (Limitation on Restricted Payments).

“Non-Half-Hourly Debtors” means Debtors whose electricity consumption is not metered on a half-hourly basis.

“Notice of Assignment or Trust” means a notice substantially in the form of schedule 4.

“Nuclear Guarantee” means the guarantee and indemnity between BEG UK, BEG, the Parent, the Issuer, the NLF, the Secretary of State and the Guarantors (as defined therein) to be entered into on or about the Restructuring Date.

“Nuclear Liabilities Documentation” means the Contribution Agreement, the Government Restructuring Agreement, the NLFA, the HLFA, the Option Agreement, the Nirex Option Agreement, the Nuclear Guarantee, the Decommissioning Default Payments Debenture and the Commission Undertaking Deed.

“Obligors” means together the Seller and the Guarantors and “Obligor” means any one of them.

“Officer’s Certificate” means a certificate signed by two directors, or by a director and the company secretary, of the entity issuing the certificate or, if so agreed by the recipient of the certificate, by another person or persons duly authorised by such entity to issue such certificate.

“Option Agreement” means the option agreement between the Secretary of State, BEG UK, BEG, the Parent and the Issuer to be entered into on or about the Restructuring Date.

“Parent” means British Energy PLC or any other company that replaces it as the ultimate holding company of the Group pursuant to the Restructuring Documents.

“Parent Management Presentation” means the presentation by the management of the Parent dated 16 August 2004.

“Pari Passu Indebtedness” has the meaning set out under Clause 14.4(P).

“Party” means a party to this Deed.

“Paying Agency Agreement” means the paying agency agreement entered into by the Issuer, the Bond Guarantors, the Trustee, the Registrar, the Paying Agents and the Transfer Agents dated on or about the Issue Date.

“Paying Agents” means the Principal Paying Agent and the other paying agents named in the Paying Agency Agreement together with any successor or additional paying agents appointed from time to time in connection with the Bonds under the Paying Agency Agreement and “Paying Agent” means any of them.

“Permit” has the meaning set out under Clause 14.4(O)(17).

“Permitted Business” means any business carried on by the Parent, the Issuer and any Restricted Subsidiary in accordance with Clause 14.4(U).

“Permitted Disclosees” means each Party’s directors, officers, employees to whom there is a legitimate business need to disclose such information for the purposes of the Facility (excluding any employees of the Bank to whom such disclosure would not be permitted by virtue of law, regulation or the Bank’s policies), financial and professional advisers and, in the case of the Bank, any potential transferee, assignee or sub-participant of the Bank’s rights, benefits and/or obligations under the Finance Documents where the Seller has consented to such disclosure (not to be unreasonably withheld or delayed in the case of any potential sub-participant).

“Permitted Financial Indebtedness” has the meaning set out under Clause 14.4(K).

“Permitted Hedging” has the meaning set out under Clause 14.4(L)(6).

“Permitted Investments” has the meaning set out in Condition 8.2 (Limitation on Restricted Payments).

“Permitted Payment” has the meaning set out in Condition 8.2 (Limitation on Restricted Payments).

“Person(s)” means any individual, corporation, private company with limited liability, partnership, joint venture, association, joint stock company, trust, unincorporated organisation, government or agency or political subdivision or any other entity.

“Policies” means the credit insurance policies that the Seller may take out with an Insurer from time to time in respect of any or all of the Debtors and “Policy” means any one of them.

“Post-Restructuring Period” means the period on and from the Restructuring Date, up to and including whichever is the later of (i) the Termination Date; and (ii) such other date on which the Drawn Facility Amount is permanently reduced to zero and no other amounts are owing by the Obligors to the Bank under the Finance Documents.

“Potential Termination Event” means an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would, in accordance with Clause 19, constitute an Termination Event.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person (for the avoidance of doubt, the NLF Payment Percentage shall not be deemed to be Preferred Stock hereunder).

“Pre-Restructuring Period” means the period from and including the date of this Deed up to but excluding the Restructuring Date.

“Principal Amount Outstanding” of a Bond on any date shall be its original principal amount less the aggregate amount of all principal payments in respect of such Bond which have been paid on or prior to such date.

“Principal Paying Agent” means HSBC Bank plc in its capacity as principal paying agent in accordance with the terms of the Paying Agency Agreement or any successor or appointed from time to time in connection with the Bonds under the Paying Agency Agreement.

“Proceedings” has the meaning set out in Clause 29.

“Projections” means the financial projections as contained in and qualified by the Parent Management Presentation.

“Proposed US GAAP Ratio” has the meaning set out under Clause 14.4(K).

“Purchase” means a purchase or purported purchase by the Bank from a Seller of a Debt or its proceeds pursuant to this Deed.

“Purchased Debts” means all Debts sold by the Sellers and purchased by the Bank in accordance with Clause 6.

“Rating Agency” means any of (i) Standard & Poor’s (ii) Fitch Ratings Ltd. (“Fitch”) and (iii) Moody’s Investors Service Limited (“Moody’s”) or any of their respective Subsidiaries and their respective successors, (i), (ii) and (iii), together the “Rating Agencies”.

“Recipient” has the meaning set out in Clause 24.1.

“Reconciliations” has the meaning given to it in part 1 of schedule 2.

“Record Date” has the meaning set out under Condition 1 (Maturity, principal and interest).

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Bonds or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Issuer in circumstances where the Bondholders would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Refinancing” has the meaning set out in Clause 20.

“Registrar” means HSBC Private Bank (Jersey) Limited in its capacity as registrar in accordance with the terms of the Paying Agency Agreement or any successor appointed from time to time in connection with the Bonds under the Paying Agency Agreement.

“Relevant Accession Date” means, in respect of a Restricted Subsidiary (other than BETS), the date on which it accedes as an Obligor in accordance with Clause 22.2, being (in the case of the Material Subsidiaries existing as at the Issue Date, being the guarantors under the Bonds) a date falling no later than 5 Business Days following the Issue Date, and (in each other case) a date falling after the Issue Date but no later than 45 days after the date on which the audited annual financial statements or quarterly financial statements (on a rolling four quarter basis), demonstrating such Subsidiary’s compliance with the definition of Material Subsidiary, become available.

“Relevant Amount” has the meaning set out in Clause 12.5.

“Relevant Debts” means Purchased Debts and/or Restricted Purchased Debts that have not been repurchased by the Seller pursuant to this Deed.

“Relevant GAAP” means (i) prior to the Conversion Date, UK GAAP or (ii) on or after the Conversion Date, US GAAP.

“Relevant Payment Grace Period” means in relation to Debts generated by Debtors that customarily pay amounts due in respect of such Debts via BACS or direct debit, 90 days from the date of the first Utilisation.

“Relevant Rating Agencies” means Moody’s and one other Rating Agency.

“Renewables Obligation Certificate” means a certificate issued pursuant to an order of the kind referred to in section 32 of the Electricity Act 1989 (as amended).

“Repurchase Price” means, in respect of a Debt to be repurchased by the Seller under Clauses 8.6 and/or 9.1(B), that amount which is determined by multiplying the outstanding Sterling amount of such Debt (immediately prior to such repurchase) by the Drawn Facility Amount (as at the most recent date on which a Utilisation Notice was previously delivered under this Deed) and dividing by the Sterling amount of all outstanding Relevant Debts that are Eligible Debts (as at the most recent date on which a Utilisation Notice was previously delivered under this Deed).

“Requested Purchase Price” means the purchase price actually requested by the Seller from the Bank for Relevant Debts on a given Utilisation Date.

“Reserve Shortfall” has the meaning given to it in Clause 9.3.

“Restricted Debts” means those Debts generated by the Seller whose underlying Contracts contain clauses which could reasonably be interpreted as preventing the assignment, transfer or novation of the Seller’s rights against the relevant Debtor thereunder.

“Restricted Payment” has the meaning set out in Condition 8.2 (Limitation on Restricted Payments).

“Restricted Purchased Debts” means all Restricted Debts whose proceeds have been sold by the Seller and purchased by the Bank in accordance with Clause 6.

“Restricted Subsidiary” means the Issuer and any other Subsidiary of the Parent that (i) is not an Unrestricted Subsidiary on the Issue Date and (ii) has not been designated by the board of directors of the Seller by a board resolution delivered to the Bank as an Unrestricted Subsidiary pursuant to and in compliance with Clause 14.5; provided that the Eggborough Subsidiaries shall become Restricted Subsidiaries in the circumstances described under the definition of “Material Subsidiaries”.

“Restructuring” has the meaning ascribed thereto in the Creditor Restructuring Agreement.

“Restructuring Date” means the date on which the Restructuring becomes effective.

“Restructuring Documents” means the Creditor Restructuring Agreement and the Government Restructuring Agreement.

“Restructuring Event” means the occurrence of any one or more of the following events:

(A)	(i) written notice being given to the Parent or any Restricted Subsidiary of revocation of a generation, supply or nuclear site licence (“Licence”) (other than following a merger of BEG and BEG UK, provided that the merged entity has a Licence) which is requisite to the conduct of the business at the relevant time or authorisation for the disposal of radioactive waste (“Disposal Authorisation”) (other than, in either case, in connection with the decommissioning of a power station or an exercise of the option under the Option Agreement) or (ii) the Parent or any Restricted Subsidiary agreeing in writing to any revocation or surrender of a Licence or Disposal Authorisation (other than, in either case, in connection with the decommissioning of the related power station or an exercise of the option under the Option Agreement) or (iii) any Licence or Disposal Authorisation lapsing (other than the lapsing of a nuclear site licence or of a Disposal Authorisation as a result of a disposal on arm’s length terms of the property or assets to which such Licence or Disposal Authorisation relates or as a result of the decommissioning of the related power station or an exercise of the option under the Option Agreement and other than following a merger of BEG and BEG UK (provide that the merged entity has a Licence and/or Disposal Authorisation, as applicable) or (iv) any legislation (whether primary or subordinate) being enacted terminating or revoking a Licence or Disposal Authorisation, provided that:

(1)	the above shall not apply where a licence or licences or a disposal authorisation or authorisations on substantially no less favourable (in the opinion of the Trustee) terms is or are granted to the Parent and/or to one or more Restricted Subsidiaries and/or to one or more wholly-owned Subsidiaries of the Parent or a Restricted Subsidiary (and, in the case of the grant thereof to any Subsidiary of the Parent or a Restricted Subsidiary, such Subsidiary (if not a Guarantor) at the time of such grant either executes in favour of the Trustee an unconditional and irrevocable guarantee in respect of the Bonds and the Trust Deed in such form as the Trustee may approve (such approval not be withheld or delayed unreasonably, having regard to the interests of the Bondholders) or becomes a primary obligor under the Bonds);

(2)	the above shall only apply, in the case of a Disposal Authorisation, if two directors of the Parent have not certified in good faith to the Trustee that such event is not materially adverse to the financial condition of the Parent or any Restricted Subsidiary;

(B)	any modification (other than a modification which is of a formal, minor or technical nature or which falls within (A) above) being made to the terms and conditions of a Licence or Disposal Authorisation on or after the Issue Date unless two directors of the Parent have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the financial condition of the Parent or any Restricted Subsidiary;

(C)	(i) BEG, BEPET, BETS or any other Group company which is party to the BSC from time to time being given notice of expulsion pursuant to the BSC or (ii) any modification being made to the BSC or (iii) any legislation (whether primary or subordinate) being enacted terminating or modifying the BSC, provided that any such termination or modification (as the case may be) is material in the context of the rights and obligations of BEG, BEPET, BETS or any other Group company which is party to the BSC from time to time under the BSC (it being acknowledged that the introduction of the proposed British Electricity Transmission and Trading Arrangements shall not constitute a material change for these purposes) and, if material, two directors of the Issuer have not certified in good faith to the Trustee that the termination or modification (as the case may be) is not materially adverse to the long term financial condition of the Parent and the Restricted Subsidiaries taken as a whole.

“Retail Prices Index” means the all items retail prices index for the United Kingdom published by the Office for National Statistics or at any future date such other index of retail prices as may have then replaced it.

“Revocation” has the meaning set out under Clause 14.5.

“Sales” means, in respect of any period, all Debts generated during such period in respect of which an Invoice has been sent to the relevant Debtor during such period.

“Scottish Debt” means a Debt generated by the Seller under a Contract governed by Scottish law.

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for Sterling for offering overnight deposits displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Bank may, acting reasonably, specify another page or service displaying the appropriate rate after consultation with the Parent.

“Seasonal Basket” has the meaning set out in Clause 14.4(L)(13).

“SEC” means the United States Securities and Exchange Commission.

“Secretary of State” means the Secretary of State for Trade and Industry.

“Secondary Information” has the meaning set out in Clause 24.1(E)(1).

“Second Category Export Debt” means, in relation to a Debt, that the Debt represents a Debt owed by a Debtor to the Seller (without any deduction or netting in respect of debts owed by the Seller to such Debtor occurring in relation to the amount invoiced to the Debtor by the Seller) under Connected Two-way Trading Arrangements between the Seller and that Debtor.

“Second Intercompany Loan” means the intercompany loan between EPHL as lender and EPL as borrower dated on or about the Restructuring Date.

“Second Security Assignment” means the security assignment between EPL as assignor and EPHL as assignee dated on or about the Restructuring Date.

“Secured Basket” has the meaning set out in Clause 14.4(L)(13).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Interest” means any mortgage, pledge, lien, charge, assignment, assignation, hypothecation or other security interest or any other agreement or arrangement having the effect of conferring security (including without limitation any sale and leaseback), but excludes for the avoidance of doubt, but without limitation, any rights of set-off or combination of accounts arising under common law, in equity or under statute or regulation.

“Seller” means British Energy Generation Limited or any other company to which British Energy Generation Limited transfers its rights and obligations in accordance with Clause 22.1.

“Set-Off Reserve Amount” has the meaning given to it in part 1 of schedule 2.

“Share Break Option” has the meaning given to “Break Option” in the Share Option Agreement.

“Share Enforcement Option” has the meaning given to “Enforcement Option” in the Share Option Agreement.

“Share Options” means the Share Break Option and the Share Enforcement Option.

“Share Option Agreement” means the share option agreement to be entered into between Barclays Bank PLC, EPHL, EPL and BEPET on or about the Restructuring Date.

“Special Share” means the special share in BEG, BEG UK, the Issuer and the Parent held by the Secretary of State which gives certain rights and protections to the holder, including the right to prevent any amendment to the anti-stakebuilding provisions in the Articles of Associations of such companies.

“Specimen Contracts” means the contracts and other documentation delivered by the Seller to the Bank pursuant to Clause 4.2(I).

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any of its Subsidiaries or successors.

“Standstill Arrangements” means the Standstill Agreement dated 14 February 2003 and the New Standstill Agreement dated 13 February 2004 as amended between, inter alia, the Parent and the Creditors (as defined therein).

“Start Date” means the date on which the Facility becomes available to the Sellers pursuant to Clause 4.

“Stated Maturity” means, when used with respect to any Financial Indebtedness or any instalment of interest thereon, the dates specified in such Financial Indebtedness as the fixed date or dates on which the principal (or any instalment of principal) of such Financial Indebtedness or such instalment of interest, as the case may be, is due and payable.

“Sterling” or “£” means the lawful currency for the time being of the United Kingdom.

“Subordinated Indebtedness” means indebtedness which is expressed to be subordinated to the unsubordinated indebtedness (including under the Bonds and the Finance Documents) of the Issuer, a Bond Guarantor or an Obligor, as applicable.

“Subsidiary” of any Person means:

(A)	a corporation more than 50% of the combined Voting Shares of which is owned, directly or indirectly, by that Person or by one or more other Subsidiaries of the Person or by the Person and one or more Subsidiaries of the Person; or

(B)	any other Person (other than a corporation) in which the Person, one or more Subsidiaries of the Person or such Person and one or more Subsidiaries of the Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs of the Person.

“Target Amount” has the meaning given to it in the Contribution Agreement.

“Target Reserves” means all reserves required to be maintained (or applied or invested) under the Contribution Agreement.

“Termination Date” means the date on which the Bank’s obligations to purchase Debts under this Deed are terminated under Clause 17, 18 or 19.

“Termination Event” means an event specified as such in Clause 19.

“Test Statement” means a statement in respect of Unbilled Debts in a form and containing information satisfactory to the Bank.

“Third Party” has the meaning set out in Clause 20.

“Third Party Terms” has the meaning set out in Clause 20(B).

“Trading Arrangement” means a transaction entered into in the ordinary course of business on arm’s length terms and in accordance with trading policies adopted in accordance with schedule 3 of the Contribution Agreement relating to energy which is a commodity option, a commodity forward or future, commodity swap or other commodity transaction (including any grid trade or contract for differences), an energy-related environmental or renewable transaction, including, without limitation, trading in Renewables Obligation Certificates, or a transaction under an emissions trading scheme, including, without limitation, the European Union Greenhouse Gas Emissions Trading Scheme or any comparable scheme, in each case whether physically or financially settled.

“Transfer Agents” means the transfer agents named in the Paying Agency Agreement together with any successor or additional transfer agents appointed from time to time in connection with the Bonds under the Paying Agency Agreement.

“Trust Deed” means the deed so named dated on or before the Issue Date between the Issuer, the Bond Guarantors, the Restricted Subsidiaries and the Trustee and includes any amendment or supplement thereto.

“Trustee” means The Law Debenture Trust Corporation p.l.c. and includes all persons for the time being the trustee or trustees under the Trust Deed.

“Trustee Consent Letter” means the letter dated 28 July 2004 sent to various Law Debenture Companies, of which a copy has been supplied to the Bank, signed in consent by all its addressees.

“Two-way Trading Arrangements” means that the Seller, in addition to having a Contract with the Debtor giving rise to Debts owed by the Debtor to the Seller, also is a debtor of that Debtor or has a contract or other arrangement in place with that Debtor pursuant to which it may become a debtor of that Debtor, and “Two-way Trading Arrangement” means any one of them.

“UK GAAP” means generally accepted accounting principles applicable in the United Kingdom and approved by the Institute of Chartered Accountants of England and Wales, including Financial Reporting Standards and Statements of Standard Accounting Practices issued by the Accounting Standards Board Limited, as at 31 March 2004.

“UK GAAP Ratio” has the meaning set out under Clause 14.4(K).

“UK Listing Authority” means the United Kingdom Financial Services Authority (in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000).

“Unallocated Credit Notes” has the meaning given to it in part 1 of schedule 2.

“Unbilled Debts” means Debts in respect of which an Invoice has not been issued to the relevant Debtor at the time that such Debts (or their proceeds) are sold by the Seller but excluding, for the avoidance of doubt, Unbilled Non-Half-Hourly Debts.

“Unbilled Non-Half-Hourly Debts” means unbilled Debts owed to the Seller by Non-Half-Hourly Debtors.

“Unconnected Two-way Trading Arrangement” means a Two-way Trading Arrangement that is not a Connected Two-way Trading Arrangement.

“Uninsured Debt” means all Debts generated by an Uninsured Debtor and which are not insured under the Policy.

“Uninsured Debtor” means all Debtors other than Insured Debtors.

“Unrestricted Subsidiary” means (i) the Eggborough Subsidiaries (until such time as they become Restricted Subsidiaries in accordance with the proviso to the definition of Restricted Subsidiary) and (ii) any Subsidiary of the Parent designated as such in compliance with Clause 14.5.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Financial Indebtedness of such Unrestricted Subsidiary:

(A)	as to which none of the Parent, the Issuer or any Restricted Subsidiary is directly or indirectly liable (by virtue of the Parent, the Issuer or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Financial Indebtedness), except Guaranteed Debt of the Parent, the Issuer or any Restricted Subsidiary relating to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Parent shall be deemed to have made a Restricted Payment equal to the principal amount of any such Financial Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary; and

(B)	which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Financial Indebtedness of the Parent, the Issuer, or any Restricted Subsidiary to declare, a default on such Financial Indebtedness of the Parent, the Issuer or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that, notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the Bonds.

“US GAAP” means generally accepted accounting principles in the United States of America as at 31 March 2004.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means each Business Day during the Availability Period.

“Utilisation Notice” means a notice substantially in the form set out in schedule 5 or such other form as may be agreed between the parties.

“VAT” means value added tax as defined in the Value Added Tax Act 1994 or any other similar sales of goods and services tax.

“Voting Shares” of any Person means shares of the Person which ordinarily have voting power for the election of directors or persons performing similar functions of such Person, whether at all times or only for so long as no senior class of securities has that voting power by reason of any contingency.

“Weekly Report” has the meaning set out in Clause 14.2(B).

“Weighted Average Terms of Trade” means 60 days.

A reference to the date of this Deed is to be construed as the date on which the Obligors signs this Deed.

SCHEDULE 4 : FORM OF NOTICE OF ASSIGNMENT OR TRUST

[On the letterhead of the Seller/Bank]

To:    [Debtor]

[DATE]

Dear Sirs

Master Trade Receivables Financing Facility Agreement (the “Agreement”) dated • 2004 between British Energy Generation Limited (as “Seller”) and Barclays Bank PLC (the “Bank”)

This letter constitutes notice to you that, by the Agreement, the Seller has assigned and/or holds on trust absolutely in favour of the Bank all its rights in respect of the following invoices and the following amounts you owe to us but which have not yet been invoiced relating to electricity we have supplied since the period covered by our most recent invoice (“Unbilled Amounts”).

Invoice Number	Date of Invoice	Amount	Due Date (N/A for unbilled amounts)

Unbilled Amounts[1]

All payments due from you under the above invoices, and in respect of the Unbilled Amounts referred to above (when invoiced), must be paid to the Bank for its own account as follows: [insert Collection Account details].

Yours faithfully

[Company/Barclays Bank PLC]
Authorised signatory

[1]	Excluding CCL + VAT.

SCHEDULE 5: NOTICES

PART 1: FORM OF UTILISATION NOTICE

[On the letterhead of the Seller]

To:	Barclays Bank PLC (the “Bank”)

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

Attention: Ian Stuttard

From: British Energy Generation Limited

[Date of Utilisation]

Master Trade Receivables Financing Facility Agreement (the “Agreement”) dated • 2004 between British Energy Generation Limited (as “Seller”) and Barclays Bank PLC (the “Bank”)

1.	We refer to the Agreement. This is a Utilisation Notice. Terms defined in the Agreement have the same meaning in this Utilisation Notice.

2.	The Seller wishes to utilise the Facility and we agree to [sell to the Bank the Debts referred to in the attached appendix A2 and appendix B3] [and] [sell to the Bank the proceeds of the Restricted Debts referred to in the attached appendix C4] in accordance with the Agreement.

3.	[We attach copies of all relevant Invoices for the Debts (other than Unbilled Debts) referred to in the attached appendices and certify that each copy Invoice attached is correct, complete and in full force and effect as at today’s date].[5]

4.	The Seller hereby:

(A)	sells and (other than Restricted Debts) assigns to the Bank, with full title guarantee (and as regards the Scottish Debts, absolute warrandice) its whole right, title, interest and benefit in, to, under and relative to all of the Debts referred to in appendix A and/or, as the case may be, appendix B and/or, as the case may be, the proceeds of all the Restricted Debts referred to in appendix C; and

(B)	declares that it holds in trust in favour of the Bank on the terms set out in the Agreement its whole right, title, interest and benefit in, to, under and relative to (i) all of the Restricted Debts (including the proceeds thereof) referred to in appendix C; and (ii) pending perfection of the legal title of the Bank thereto pursuant to the Agreement or otherwise, all of the Scottish Debts that are not Restricted Debts and that are referred to in appendix B.

[2]	Appendix A should contain all the assignable Debts owed by English Debtors.
[3]	Appendix B should contain all the assignable Scottish Debts.
[4]	Appendix C should contain all the Restricted Debts (both Scottish and English).
[5]	Delete if not previously requested by the Bank.

5.	We make the representations required to be made pursuant to Clause 13 of the Agreement.

6.	We confirm that:

(A)	the Debts (other than Restricted Debts) being sold and the Restricted Debts whose proceeds are being sold referred to in paragraph 2 above and the attached appendices together constitute all outstanding Debts legally and beneficially owned by the Seller as at that Utilisation Date (save that to the extent any part of a Debt represents a Debt which has previously been sold to the Bank, then that part of the Debt need not be beneficially owned by the Seller);

(B)	there are valid and binding Contracts in existence relating to each of the above Debts;

(C)	no Default, Termination Event or Potential Termination Event is continuing or will result from the proposed Utilisation;

(D)	the Concentration Limit Adjustment for the Debts referred to in the Utilisation Notice is • and we attach the calculations establishing this figure;

(E)	the General Concentration Limit Adjustment for the Debts referred to in the Utilisation Notice is • and we attach the calculations establishing this figure and details of the Debtor and Contract to which such Debts relate;

(F)	the Requested Purchase Price does not include any amounts in respect of billed Debts or Unbilled Debts where such amounts have previously been sold to the Bank as Unbilled Debts;

(G)	[a Notice of Assignment or Trust relating to the sale of such Debts (or their proceeds) will be given to each relevant Debtor within five (5) Business Days of the date any Debts (or their proceeds) are sold to the Bank][6];

(H)	it has no Two-way Trading Arrangements with any Debtor to which any Restricted Debt offered in the Utilisation Notice relates other than as disclosed in the calculations in respect of the General Concentration Limit in respect of such Utilisation Notice;

(I)	as regards Two-way Trading Arrangements with any Debtor to which any Debt offered in the Utilisation Notice relates which is not a Restricted Debt, it has no Two-way Trading Arrangements other than:

(1)	Unconnected Two-way Trading Arrangements; and/or

(2)	Connected Two-way Trading Arrangements:

(a)	under which First Category Export Debts arise; or

[6]	Only relevant during the Pre-Restructuring Period of if the Bank has elected to make the Facility disclosed in accordance with Clause 8.

(b)	under which Second Category Export Debts arise; and

(J)	it has stored all supporting information relevant to the Utilisation Notice in an electronic format acceptable to the Bank.

7.	Please remit £•, being the aggregate Requested Purchase Price in Sterling, to the following account of the Seller: [insert relevant account details of Seller].

By:

British Energy Generation Limited
Authorised signatory

APPENDIX A: ASSIGNABLE ENGLISH DEBTS

Debtor	Invoice No./Test Statement No.	Start Date of Period of Supply	Invoice date/Test Statement Date	Invoice amount (billed only)	Maturity Date (billed only)	Eligible Debt?	Unbilled Entitlement (applicable for Unbilled Debts only) (£)	Scottish Debt?	Volume of electricity supplied (kWh)

APPENDIX B: ASSIGNABLE SCOTTISH DEBTS

Debtor	Invoice No./Test Statement No.	Start Date of Period of Supply	Invoice date/Test Statement Date	Invoice amount (billed only)	Maturity Date (billed only)	Eligible Debt?	Unbilled Entitlement (applicable for Unbilled Debts only) (£)	Scottish Debt?	Volume of electricity supplied (kWh)

APPENDIX C: RESTRICTED DEBTS (SCOTTISH AND ENGLISH)

Debtor	Invoice No./Test Statement No.	Start Date of Period of Supply	Invoice date/Test Statement Date	Invoice amount (billed only)	Maturity Date (billed only)	Eligible Debt?	Unbilled Entitlement (applicable for Unbilled Debts only) (£)	Scottish Debt?	Volume of electricity supplied (kWh)

PART 2: ADDITIONAL UTILISATION NOTICE

[On the letterhead of the Seller]

To:	Barclays Bank PLC (the “Bank”)

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

From: British Energy Generation Limited

[DATE]

Master Trade Receivables Financing Facility Agreement (the “Agreement”) dated • 2004 between British Energy Generation Limited (as “Seller”) and Barclays Bank PLC (the “Bank”)

1.	We refer to the Agreement. This is an Additional Utilisation Notice. Terms defined in the Agreement have the same meaning in this Additional Utilisation Notice.

2.	The Seller wishes to request a further amount by way of purchase price for previously sold Relevant Debts.

3.	We make the representations required to be made pursuant to Clause 13 of the Agreement and confirm that such a further Utilisation would not cause a breach of Clause 3 of the Agreement.

4.	We confirm that no Default, Termination Event or Potential Termination Event is continuing or will result from the proposed payment of the requested funds.

5.	Please remit £•, being the requested funds in Sterling, to the following account of the Seller: [insert relevant account details of Seller].

By:

British Energy Generation Limited
Authorised signatory

SCHEDULE 6: FORM OF ACCESSION DEED

THIS DEED is dated • and made

BETWEEN:

(1)	THE COMPANIES NAMED IN SCHEDULE 1 HERETO, (the “Companies”); and

(2)	BARCLAYS BANK PLC, (the “Bank”), registered in England and Wales as company number 1026167 and having its registered office at 54 Lombard Street, London EC3P 3AH.

BACKGROUND:

(A)	The Bank has agreed to make a debt purchase facility available to the Seller on and subject to the terms and conditions of the Agreement.

(B)	The Companies wish to become a party to the Agreement as Obligors and to the Guarantee as Guarantors.

NOW IT IS AGREED as follows:

1.	Definitions and Construction

1.1	In this Accession Deed, terms used in the Agreement and the Guarantee (unless otherwise defined in this Accession Deed) have the same meaning and construction and:

“Agreement” means the Master Trade Receivables Financing Facility Agreement dated • 2004 between British Energy Generation Limited (as “Seller”) and the Bank, as the same may have been, or may from time to time be, amended, varied, modified, supplemented or novated;

“Companies” means the companies named in schedule 1 hereto, and any reference to any “Company” shall be read and construed accordingly;

“Guarantee” means the guarantee entered into or acceded to by the Material Subsidiaries in favour of the Bank and dated a date no later than 5 Business Days following the Issue Date, as the same may have been, or may from time to time be, amended, varied, modified, supplemented or novated;

“Relevant Representations” means the representations and warranties set out in Clauses 13.1(A) to 13.1(H) (inclusive), 13.1(J), 13.1(K) and 13.1(P) to 13.1(Q) (inclusive) of the Agreement.

1.2	Unless the context otherwise requires, any reference in this document to:

(A)	the “Bank”, any “Obligor”, any “Guarantor” or [any]/[the] “Company” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(B)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing; and

(C)	a provision of law is a reference to that provision as amended or re-enacted.

1.3	Clause and Schedule headings are for ease of reference only.

2.	Terms of Accession

2.1	Each Company confirms that it has received a copy of the Agreement and the Guarantee, together with such other documents and information as it has required in connection herewith and therewith.

2.2	With effect from the date on which the Bank notifies the Parent that it is satisfied that it has received (in form and substance satisfactory to it) the conditions precedent listed in schedule 2 hereto (the “Effective Date”), each Company agrees to become both an Obligor under the Agreement and a Guarantor under the Guarantee pursuant to Clause 20.[2]/[3] of the Agreement.

2.3	On and from the Effective Date, each Company agrees to be bound by the terms of the Agreement and the Guarantee as if it had been an original party thereto, and undertakes to perform all the obligations expressed to be undertaken under the Agreement by an Obligor and the Guarantee by a Guarantor.

2.4	Each Company makes the Relevant Representations on the date of this Accession Deed and on the Effective Date, and confirms that these are true and correct in relation to it as at each such date as if made by reference to the facts and circumstances then existing.

3.	Governing Law

This Accession Deed shall be governed by English law (save that those terms of this Deed which are specific to Scottish law shall be construed in accordance with Scottish law). Each Company irrevocably agrees that the English courts shall have non-exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Deed (“Proceedings”) and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

4.	Deed

Each party to this Deed intends this document to be a deed and each of the Companies executes and delivers it as its deed.

IN WITNESS WHEREOF this Accession Deed has been executed as a deed by the Companies and has been signed by or on behalf of the Bank and is intended to be and is hereby delivered as a deed on the date first above written.

EXECUTED and DELIVERED as a DEED
by BRITISH ENERGY GENERATION	)
LIMITED	)
acting by	)

Director

Director/Secretary

Address:	British Energy Generation Limited
3 Redwood Crescent
Peel Park
East Kilbride
G74 5PR

Tel:	+44(0) 13552 62000
Fax:	+44(0) 13552 62567
Attention:	The Group Treasurer

SIGNED by	)
[ ]	)
duly authorised attorney	)
for and on behalf of:	)
BARCLAYS BANK PLC	)
in the presence of:

Witness’ signature:

Witness name:

Witness’ address:

Witness’ occupation:

Address:

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

Tel: +44(0)20 7773 1815

Fax: +44(0)20 7773 1831

Attention: Ian Stuttard

SCHEDULE 1: THE COMPANIES

SCHEDULE 2: CONDITIONS PRECEDENT

1.	[The Guarantee duly executed by each of the Companies.][7]

2.	An Accession Deed, duly executed by each of the Companies.

3.	Certified copies of the memorandum, articles of association and certificate of incorporation of each Company.

4.	A copy of the resolution of the board of directors of each Company approving the terms of, and the transactions contemplated by, this Accession Deed, the Agreement and the Guarantee and authorising a certain person or persons to sign this Accession Deed [and the Guarantee].

5.	A certificate of each Company (signed by a director) confirming that entering into and performing its obligations under the Agreement and the Guarantee would not cause any borrowing and/or guaranteeing or similar limit binding on that Company to be exceeded.

6.	A certificate of an authorised signatory of each Company certifying that each copy document relating to it specified in paragraphs 3 and 4 above are correct, complete and in full force and effect as at a date no earlier than the date of this Accession Deed.

7.	A specimen of the signature of each person authorised by each Company to sign this Accession Deed [and the Guarantee] on behalf of that Company and to sign and/or send all documents and notices to be signed and/or sent by that Company under this Accession Deed, the Agreement and the Guarantee.

8.	[A capacity and enforceability legal opinion as to Scottish law of [Scottish counsel] addressed to the Bank.][8]

9.	[A capacity and enforceability legal opinion as to English law of Simmons & Simmons addressed to the Bank.][9]

10.	A copy, certified a true copy by or on behalf of each Company, of each such law, decree, consent, licence, approval, registration or declaration (if any) as is, in the opinion of counsel to the Bank, necessary to render [the Guarantee and] the relevant Accession Deed legal, valid, binding and enforceable, to make [the Guarantee and] such Accession Deed admissible in evidence in such Company’s jurisdiction of incorporation and to enable such a Company to perform its obligations under such Accession Deed, the Agreement and Guarantee.

11.	A copy of the latest audited financial statements of each of the Companies.

[7]	Only a CP to accession by Guarantors acceding on the Initial Accession Date.
[8]	Delete if no acceding company is incorporated in Scotland.
[9]	Delete if no acceding company is incorporated in England & Wales.

SCHEDULE 7: FORM OF COMPLIANCE CERTIFICATE

[On the letterhead of the Seller]

To:	Barclays Bank PLC (the “Bank”)

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

From:	British Energy Generation Limited

Dated:

Dear Sirs

Master Trade Receivables Financing Facility Agreement (the “Agreement”) dated • 2004 between British Energy Generation Limited (as “Seller”) and Barclays Bank PLC (the “Bank”)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that for the testing period from • to •:

(A)	Consolidated EBITDA of the Group and the Unrestricted Subsidiaries is •;

(B)	Consolidated Interest Expense of the Parent and the Unrestricted Subsidiaries (excluding any charges in respect of revalorisation or the unwinding of any discount on liabilities other than Financial Indebtedness) is •; and

(C)	The ratio of Consolidated EBITDA of the Group and the Unrestricted Subsidiaries to the Consolidated Interest Expense of the Parent and the Unrestricted Subsidiaries (excluding any charges in respect of revalorisation or the unwinding of any discount on liabilities other than Financial Indebtedness) is •.

3.	We attach the calculations establishing the figures referred to in paragraph 2 above.

4.	We confirm that no Default, Termination Event or Potential Termination Event is continuing as at [insert relevant test date].

Signed:
	(Director)	(Director)

SCHEDULE 8: FORM OF GUARANTEE

DATED: [ • ] 200[•]

Guarantee

between

The companies named in the schedule hereto

as the Guarantors

and

Barclays Bank PLC

as Bank

relating to

a Receivables Financing Facility

THIS GUARANTEE is dated                      200[•] and made

BETWEEN:

(1)	THE COMPANIES NAMED IN THE SCHEDULE HERETO, (the “Guarantors”); and

(2)	BARCLAYS BANK PLC, (the “Bank”), registered in England and Wales as company number 1026167 and having its registered office at 54 Lombard Street, London EC3P 3AH.

BACKGROUND:

(A)	The Bank has agreed to make a receivables financing facility (the “Facility”) available to the Seller on and subject to the terms and conditions of the Agreement.

(B)	It is a condition subsequent of the Facility that the Guarantors enter into this Guarantee for the purpose of securing the Obligations (as defined below).

NOW IT IS AGREED as follows:

1.	Definitions and Construction

1.1	In this Guarantee, terms used in the Agreement (unless otherwise defined in this Guarantee) have the same meaning and construction and:

“Agreement” means the master trade receivables financing facility agreement between the Bank and the Seller dated • 2004;

“Documents” means this Guarantee, the Agreement and the Deed of Charge (each as defined in the Agreement) and all other documents entered into pursuant thereto or in connection therewith; and

“Obligations” means all present and future moneys, debts, obligations and liabilities due, owing or incurred by any Obligor to the Bank under the Documents or which any Obligor may now or at any time hereafter owe or incur to the Bank under or pursuant to any of such Documents, whether alone or jointly or jointly and severally, with any other person and whether as principal, surety or otherwise, including any obligations which are or become void, voidable, unenforceable or ineffective as against such Obligor for any reason whatsoever, whether or not known to the Bank or any Obligor and “Obligation” shall be construed accordingly.

1.2	Unless the context otherwise requires, any reference in this document to:

(A)	any reference to a Document shall be construed as a reference to such Document as the same may have been, or may from time to time be, amended, varied, modified, supplemented or novated;

(B)	the “Bank”, any “Obligor” or any “Guarantor” shall be construed so as to include successors in title, permitted assigns and permitted transferees and, in the case of an “Obligor” or a “Guarantor”, any person who accedes to the Agreement as an Obligor and to this Guarantee as a Guarantor pursuant to an Accession Deed;

(C)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality);

(D)	a “clause” or a “schedule” is a reference to a clause or a schedule of this Guarantee; and

(E)	a provision of law is a reference to that provision as amended or re-enacted.

1.3	Clause and Schedule headings are for ease of reference only.

2.	Guarantee and Indemnities

2.1	Each Guarantor irrevocably and unconditionally:

(A)	guarantees to the Bank due performance by any of the Obligors of all the Obligations;

(B)	undertakes with the Bank that whenever the Obligors or any of them do not pay any amount when due under or in connection with or arising out of the Obligations, it shall immediately on demand pay that amount as if it was that failing Obligor; and

(C)	agrees, as a primary obligation, to indemnify the Bank immediately on demand against any cost, loss or liability suffered by the Bank as a result of any Obligation being or becoming unenforceable, void, voidable, ineffective, invalid or illegal (and the amount of the cost, loss or liability shall be equal to the amount which the Bank would otherwise have been entitled to recover).

2.2	Without prejudice to clause 2.1, but taking into account any payments made thereunder, each Guarantor agrees, as a primary obligation, to indemnify the Bank in full on demand from and against all losses, costs and expenses incurred or suffered by the Bank as a result of or in connection with any failure or breach by the failing Obligor or Obligors to fully discharge or pay any of the Obligations as and when the same shall respectively become (or, but for any invalidity, illegality, voidability, unenforceability or ineffectiveness, would have become) due for payment or discharge.

2.3	Without prejudice to clause 2.1, but taking into account any payments made thereunder, each Guarantor agrees to indemnify the Bank and keep it indemnified on demand from and against all liabilities, losses, costs and expenses incurred or suffered by the Bank in connection with or as a result of any of the Obligations expressed to be assumed by the Guarantors in this Guarantee not being performed or observed.

2.4	The obligations of each Guarantor under each of clauses 2.1, 2.2 and 2.3 shall be separate and independent from each other. Each Guarantor shall be jointly and severally liable in respect of the obligations and undertakings expressed to be assumed by each of the Guarantors under this Clause 2.

2.5	Unless the Bank otherwise agrees in writing, each payment by a Guarantor under clauses 2.1, 2.2 and 2.4 will be made in Sterling.

3.	Continuing Security

3.1	The obligations of each Guarantor contained in this Guarantee shall constitute and be continuing obligations and shall not be satisfied, discharged or affected by any intermediate performance of all or any of the Obligations.

4.	Preservation of Rights

4.1	Neither the obligations expressed to be assumed by each Guarantor in this Guarantee nor the rights, powers and remedies conferred upon the Bank by this Guarantee or by law shall be discharged, impaired or otherwise affected by:

(A)	any increase in, or any reduction, discontinuance or other variation of, any facility made available to an Obligor or a Guarantor or any grant to an Obligor or a Guarantor of any new facility;

(B)	any amendment to, or any variation, novation, waiver or release of, or other dealing with, any of the Obligations or any right or remedy in respect thereof;

(C)	any amendment, variation, breach, novation, supplement or termination of or to any Document;

(D)	any time or other indulgence being granted or agreed to be granted to an Obligor or a Guarantor;

(E)	any agreement, arrangement or compromise entered into with an Obligor or a Guarantor or any variation or termination thereof;

(F)	the Bank doing or not doing any of the things referred to in clause 4.2 or any act or omission in connection therewith;

(G)	any act or omission in taking up, holding, perfecting, enforcing or realising any other security for all or any of the Obligations or any variation, novation, release, discharge, exchange or substitution thereof or other dealing therewith;

(H)	any of the Obligations or any security therefor being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(I)	the Bank, any Guarantor or any Obligor becoming insolvent or any change in their respective status, function, control, ownership, name or constitution;

(J)	any other act, event or omission which, but for this clause 4.1, would or might operate to discharge, impair or otherwise affect any of the obligations expressed to be assumed by any Guarantor in this Guarantee or any of the rights, powers or remedies conferred upon the Bank by this Guarantee or by law.

4.2	The Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon it by this Guarantee or by law against any Guarantor:

(A)	subject to clauses 2.1 and 2.2, to make any demand on any Obligor or any other person;

(B)	to enforce or exercise or seek to enforce or exercise any claim, right or remedy, whether conferred by any of the Documents or otherwise, against any Obligor or against any assets of any Obligor;

(C)	to take any action or obtain any judgment in any court against any Obligor, or against any assets of any Obligor;

(D)	to make or file any claim or proof in any insolvency, receivership, administration, bankruptcy, liquidation, winding-up or dissolution of, or other proceeding relating to, any Obligor; or

(E)	to enforce or seek to enforce any other security taken in respect of any of the Obligations.

5.	Effectiveness of Security

5.1	This Guarantee shall be in addition to and independent of any other security which the Bank may now or at any time in the future hold or take (whether from any Obligor, any Guarantor, or any other person) for or in respect of the Obligations or any of them or any other obligations whatsoever and:

(A)	shall not operate so as in any way to prejudice, determine, affect or merge in or with any such other security; and

(B)	shall not be prejudiced, determined or affected by any such other security or by any release, reassignment or discharge thereof.

6.	Avoidance of Payments

6.1	Any settlement, release or discharge between a Guarantor and the Bank shall (whether or not so expressed) be deemed to be conditional upon no right, security, disposition or payment granted or made to the Bank by any Guarantor or any Obligor being void, avoided or set aside, either wholly or in part, for any reason whatsoever, including by virtue of any provisions or enactments relating to bankruptcy, insolvency, administration, liquidation or winding-up for the time being in force.

6.2	In the event of the whole or any part of any such right, security, disposition or payment being so void, avoided or set aside, the Bank shall be entitled to enforce this Guarantee against any Guarantor subsequently as if such settlement, release or discharge had not occurred and such right, security, disposition or payment (or, as the case may be, the part thereof so void, avoided or set aside) had not been granted or made.

7.	Value Added Tax

7.1	All sums payable by the Guarantors or any of them under or pursuant to this Guarantee are exclusive of VAT. Accordingly, each Guarantor shall pay such VAT in addition to any sum which would otherwise be due.

8.	Payments

Each payment to be made by a Guarantor under this Guarantee shall be made to the Bank, in Sterling in accordance with the terms hereof, in such manner as the Bank may from time to time direct.

9.	New Accounts

If for any reason this Guarantee ceases to be a continuing security to the Bank, the Bank may either continue any then existing account(s) with the Obligors or open one or more fresh accounts with the Obligors, but in any case the obligations expressed to be assumed by the Guarantors in this Guarantee shall remain unaffected by and be computed without regard to any payment into or out of any such account after this Guarantee has ceased to be continuing security.

10.	Deferral of Guarantors’ rights

Each Guarantor agrees that until the Bank is satisfied that (i) the Bank is under no commitment, obligation or liability (whether actual or contingent) to the Obligors or any other person which could lead to the Obligors incurring any further Obligation to the Bank, (ii) the Obligors have no Obligation to the Bank in respect of any matter or thing whatsoever and (iii) each Guarantor has no liability (whether actual or contingent) to the Bank under or pursuant to this Guarantee, such Guarantor shall not, without the Bank’s prior written consent:

(A)	in respect of any amount paid or payable by such Guarantor (whether actually or continently) under or in respect of this Guarantee, seek to recover or enforce repayment from or by the Obligors or any other surety, whether by indemnity, subrogation, contribution or otherwise, or to exercise or take the benefit of any right, claim or remedy of any kind which may accrue howsoever to such Guarantor in respect of such amount; or

(B)	take or permit to subsist any security from any Obligor or any other surety for or in respect of any of the obligations expressed to be assumed by such Guarantor under this Guarantee; or

(C)	in the event of any bankruptcy, liquidation, winding-up or dissolution of any Obligor or any other surety, claim or prove in competition with the Bank, or accept any direct or indirect payment or distribution, in respect of any moneys owing to such Guarantor by any Obligor or such other surety on any account whatsoever.

11.	Set-Off

The Bank may set off any matured obligation due from any Guarantor hereunder (to the extent beneficially owned by the Bank) against any matured obligation owed by the Bank to such Guarantor, regardless of the place of payment, booking branch or currency of either obligation.

12.	Appropriations

12.1	Until the Bank is satisfied that (i) the Bank is under no commitment, obligation or liability (whether actual or contingent) to the Obligors or any other person which could lead to the Obligors incurring any further Obligation to the Bank and (ii) the Obligors have no Obligation to the Bank in respect of any matter or thing whatsoever, the Bank may:

(A)	refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of the Obligations or any of them, or apply and/or enforce such moneys, security or rights in such manner and order as it sees fit (whether against the Obligations or otherwise) and the Guarantors shall not be entitled to the benefit of the same; and

(B)	hold in any account referred to in clause 9 (such account to be interest bearing), any moneys received from any Guarantor or on account of any Guarantor’s liability.

13.	Stamp Duty

The Guarantors shall pay all stamp, documentary, registration and other taxes to which this Guarantee or any judgment given in connection with this Guarantee is or at any time may be subject.

14.	Assignment and Transfer

14.1	Subject to clause 24 of the Agreement, the Bank may freely assign, transfer or otherwise deal in the whole or any part of its rights, benefits and/or obligations under this Guarantee to any person to whom it is entitled to assign its rights pursuant to clause 23 of the Agreement.

14.2	Each Guarantor may not assign or transfer any of its rights, benefits or obligations under this Guarantee or enter into any transaction or arrangement which would result in any of those rights, benefits or obligations passing to or being held in trust for or for the benefit of another person.

14.3	Each Guarantor will, on the Bank’s request, immediately execute and deliver to the Bank any form of instrument or other writing required by the Bank to confirm or facilitate any assignment, transfer or other dealing referred to in clause 14.1.

15.	Certificate

Any demand, notification or certificate given by the Bank specifying all or any amounts at any time due from any Guarantor under any provision of this Guarantee shall, in the absence of manifest error, be conclusive and binding on such Guarantor.

16.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Bank, any right or remedy under this Guarantee shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Guarantee are cumulative and not exclusive of any rights or remedies provided by law.

17.	Successors and Assigns

This Guarantee shall inure to the benefit of and be binding upon the respective successors and assigns of the Bank and each Guarantor.

18.	Partial Invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

19.	Notices

19.1	Any account, demand, consent, record, election or notice required or permitted to be given under this Guarantee shall be in writing and sent by first class letter or telecopy addressed as follows:

If to the Bank, to:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London EC14 4BB

Attention:	[Ian Stuttard], Structured Trade and Export Finance

Facsimile:	+44 (0)20 7773 1831

If to any Guarantor, to:

[ ]

Attention:	[ ]

Facsimile:	[ ]

Or in each case to such other person or address or addresses as the party entitled to receive the same may notify in writing to the other party hereto. All notices by facsimile shall also be sent by post on the day of sending. Notices shall be deemed given when received.

20.	Ownership of Guarantee

This Guarantee is and will remain the property of the Bank.

21.	Governing Law and Jurisdiction

This Guarantee is governed by English law. Each Guarantor irrevocably agrees that the English courts shall have non-exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Guarantee (“Proceedings”) and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

22.	Deed

Each of the Guarantors and the Bank intends this document to be a deed and each Guarantor executes and delivers it as its deed.

IN WITNESS WHEREOF this Guarantee has been executed as a deed by the Guarantors and has been signed by or on behalf of the Bank and is intended to be and is hereby delivered as a deed on the date first above written.

EXECUTED and DELIVERED as a DEED by	)

(Director))

and (Director))

for and on behalf of:	)
[GUARANTOR]	)
in the presence of:

Witness’ signature:

Witness name:

Witness’ address:

Witness’ occupation:

Address: [•]

EXECUTED and DELIVERED as a DEED by	)
[MICHAEL RAYNES]	)
duly authorised attorney	)
for and on behalf of:	)
BARCLAYS BANK PLC	)
in the presence of:

Witness’ signature:

Witness name:

Witness’ address:

Witness’ occupation:

Address:

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

Tel: +44(0)20 7773 1815

Fax: +44(0)20 7773 1831

Attention: [Ian Stuttard]

SCHEDULE: THE GUARANTORS

[For information only – Guarantors to be determined in accordance with Clause 22.2 of the

Agreement]

SCHEDULE 9: FORM OF DEED OF CHARGE

DATED: [ • ] 200[•]

Deed of Charge

between

British Energy Generation Limited

as the Company

and

Barclays Bank PLC

as Bank

relating to

a Receivables Financing Facility

THIS DEED OF CHARGE is dated                    200[•] and made

BETWEEN:

(1)	BRITISH ENERGY GENERATION LIMITED, (the “Company”), registered in England and Wales as company number 3076445 and having its registered office at Barnett Way, Barnwood, Gloucester GL4 3RS.; and

(2)	BARCLAYS BANK PLC, (the “Bank”), registered in England and Wales as company number 1026167 and having its registered office at 54 Lombard Street, London EC3P 3AH.

BACKGROUND:

(A)	The Bank has agreed to make a receivables financing facility (the “Facility”) available to the Company on and subject to the terms and conditions of the Agreement.

(B)	It is a condition precedent to the first Utilisation of that Facility that the Company enter into this Deed of Charge for the purpose of securing the Secured Obligations (as defined below).

NOW IT IS AGREED as follows:

1.	Definitions and Construction

1.1	Definitions

In this Deed of Charge, words and phrases defined in the Agreement (unless otherwise defined in this Deed of Charge) shall have the same meaning and:

“Agreement” means the master trade receivables financing facility agreement between the Bank and the Company dated 20 August 2004;

“Billing Process Assets” means all the property of the Company in records, systems and other assets necessary for the production of Invoices by the Company;

“Charged Property” means the assets of the Company charged in favour of the Bank by or pursuant to this Deed of Charge;

“Collection Account” means the Sterling account in the name of the Bank opened with Barclays Bank PLC at its branch at 54 Lombard Street numbered 70024090 (sort code 20-32-53) and designated Barclays re: British Energy Generation Limited.

“Debt” means indebtedness (including unbilled indebtedness) in respect of the supply of electricity of a Debtor to a Seller under a Contract (including any amount payable by the Debtor to the Seller under the relevant Contract in respect of CCL or VAT or, in the case of unbilled indebtedness, such amount as would be payable by the Debtor to the Seller under the relevant Contract in respect of CCL or VAT on that unbilled indebtedness if it were invoiced) and includes the right to payment of any interest or finance charges and all other rights of such Seller (including to issue Invoices in respect of unbilled indebtedness) under the Contract.

“Documents” means this Deed of Charge, the Agreement and the Guarantee (each as defined in the Agreement) and all other documents entered into pursuant thereto or in connection therewith;

“DTI Security” means, subject to Clause 16 of the Agreement, the security over the Charged Property created pursuant to a debenture between, among others, the Company and the Secretary of State for Trade and Industry dated 26 September 2002 as amended by a deed of amendment dated 28 November 2002;

“Encumbrance” means any mortgage, pledge, lien, charge, assignment, assignation, hypothecation or other security interest or any other agreement or arrangement having the effect of conferring security (including without limitation any sale and leaseback), but excludes for the avoidance of doubt, but without limitation, any rights of set-off or combination of accounts arising under common law, in equity or under any applicable statute or regulation;

“LPA” means the Law of Property Act 1925;

“Policies” means the credit insurance policies that the Seller may take out with an Insurer from time to time in respect of any or all of the Debtors and “Policy” means any one of them.

“Receiver” means any person appointed by the Bank pursuant to any power of appointment contained or referred to in this Deed of Charge to be a receiver or a receiver and manager or where relevant, an administrative receiver of the whole or any part of the Charged Property (whether alone or jointly with any other person);

“Scottish Debt” means a Debt generated by the Seller under a Contract governed by Scottish law.

“Secured Obligations” means all present and future moneys, debts, obligations and liabilities due, owing or incurred by the Obligors to the Bank under the Documents or which the Obligors may now or at any time hereafter owe or incur to the Bank under or pursuant to, any of such Documents, whether actual or contingent, whether alone or jointly or jointly and severally, with any other person and whether as principal, surety or otherwise, including any obligations which are or become void, voidable, unenforceable or ineffective as against the Obligors for any reason whatsoever, whether or not known to the Bank or the Company and “Secured Obligation” shall be construed accordingly; and

“Security” means the security from time to time constituted by or pursuant to this Deed of Charge.

1.2	Construction of certain references

Unless the context otherwise requires, any reference in this Deed of Charge to:

(A)	the “Bank” or the “Company” or the “Obligors” shall be construed so as to include their respective successors and any successor of such a successor;

(B)	an Event of Default is “continuing” if it has not been remedied or waived by the Bank;

(C)	a “clause” or a “schedule” shall be construed as a reference to a clause hereof or a schedule hereto; and an agreement, insurance policy or other document shall be construed as a reference to that agreement, insurance policy or other document as amended, supplemented or novated from time to time.

1.3	Headings etc

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Deed of Charge.

2.	Covenant to pay

The Company hereby acknowledges to the Bank that the amount secured by this Deed of Charge and in respect of which this Deed of Charge and the Security hereby created is enforceable is the full amount of the Secured Obligations for the time being and from time to time outstanding. The Company hereby irrevocably and unconditionally covenants with the Bank that it shall pay, perform and discharge all of the Secured Obligations when due in accordance with their terms.

3.	Creation of Security

3.1	As a continuing security for the payment, performance and discharge of the Secured Obligations, the Company hereby with full title guarantee and in respect of clause 3.1(B) with absolute warrandice (in each case save in respect of the existence of the DTI Security):

(A)	Debts

charges in favour of the Bank by way of first fixed charge all right, title and interest of the Company to and in all the Debts, both present and future, and all proceeds thereof and other rights in respect thereof (to the extent the Company owns them, in each case);

(B)	Scottish Debts

charges in favour of the Bank by way of floating charge all of the Scottish Debts generated by the Company both present and future, and all proceeds thereof and other rights in respect thereof not otherwise effectively assigned or held in trust under each Utilisation Notice pursuant to Clause 6.2 of the Agreement;

(C)	Collection Account

charges in favour of the Bank by way of first fixed charge all right, title and interest of the Company (if any) to and in the Collection Account and the moneys standing to the credit thereof;

(D)	Policies

charges in favour of the Bank by way of first fixed charge all right, title and interest of the Company to and in the Policies (if any exist) and all related proceeds, claims of any kind, returns of premium, other benefits and all other monies payable under such policy; and

(E)	Billing Process Assets

charges in favour of the Bank by way of first fixed charge all right title and interest of the Company to and in the Billing Process Assets.

3.2	Nature of charges

The charges created under clauses 3.1(A), 3.1(C), 3.1(D) and 3.1(E) are intended to take effect as fixed charges, but to the extent that they are construed as floating charges, then they shall take effect as such.

3.3	Priority of charges

(A)	The charges created under clauses 3.1(A), 3.1(C), 3.1(D) and 3.1(E) are first priority charges and, in respect of the Charged Property, shall rank ahead of the DTI Security and any other security attempted to be created over the Charged Property after the date hereof (other than in favour of the Bank).

(B)	The charge created under clause 3.1(B) shall rank, in respect of the Scottish Debts, in respect of the Charged Property, in priority to the DTI Security and any other security attempted to be created over the Scottish Debts by the Company after the date hereof, save for any fixed security interest which is expressed to rank in priority and which is granted in favour of the Bank over such Scottish Debts.

4.	Conversion of floating charge

4.1	If the charges created by clauses 3.1(A) and/or 3.1(C) and/or 3.1(D) and/or 3.1(E) are construed as floating charges, the Bank may at any time after the occurrence of an Event of Default which is continuing, by notice in writing to the Company convert any such floating charge with immediate effect into a fixed charge as regards any property or assets specified in the notice. Any determination that such charges are floating charges shall not affect their ranking, in respect of the Charged Property, ahead of the DTI Security and any other security as provided in clause 3.3(A).

4.2	Notwithstanding clause 4.1, if:

(A)	the Company creates or permits to subsist any Encumbrance (other than the DTI Security) on, over or with respect to the whole or substantially the whole of the Charged Property, or attempts to do so; or

(B)	any person carries out, or attempts to carry out, any enforcement or process (including the appointment of a receiver, any distress, execution, taking of possession, forfeiture or sequestration) against any of the Charged Property or an administrator is appointed to the Company, then if the charges created by clauses 3.1(A) and/or 3.1(C) and/or 3.1(D) and 3.1(E) are construed as floating charges, such floating charges, over the Charged Property the subject of such Encumbrance, enforcement or process shall be deemed to have been automatically converted into a fixed charge, without any notice from the Bank to the Company, immediately before such event occurs.

4.3	The Bank may at any time by notice in writing to the Company reconvert, with immediate effect, any fixed charge referred to in clause 4.1 or clause 4.2 into a floating charge as regards any property or assets specified in the notice.

5.	Restrictions on dealing

5.1	No Encumbrance on, or dealing with, the Charged Property

(A)	The Company will not at any time during the subsistence of the Security create, grant, extend or permit to subsist or attempt to create, grant or extend or permit to subsist any Encumbrance over all or any part of the Charged Property, other than:

(1)	the DTI Security; and

(2)	any such Encumbrance in favour of the Bank.

(B)	The Company shall not, at any time during the subsistence of the Security, sell, transfer, discount, factor, grant or lease or otherwise dispose of all or any part of the Charged Property, other than in favour of the Bank and as otherwise permitted under the Agreement save that Billing Process Assets may be disposed of where they are being upgraded or replaced by other systems.

5.2	Payment into the Collection Account of Debts

Subject to clause 5.3 below, the Company shall use all reasonable endeavours to ensure that, up to and including the date on which the Drawn Facility Amount is permanently reduced to zero and no other amounts are owing by the Obligors to the Bank under the Finance Documents, all amounts paid by Debtors in respect of Debts are paid directly into the Collection Account and shall ensure that:

(A)	any other amounts received or recovered by it in respect of any Relevant Debt (whether directly from a Debtor, under a Policy or otherwise) shall be held by the Seller on trust for the Bank absolutely; and

(B)	all such other amounts received or recovered by it in respect of any Debt (whether directly from a Debtor, under a Policy or otherwise) shall be swept into the Collection Account on a daily basis.

5.3	The Company shall use all reasonable endeavours to ensure that all payments made by Debtors in respect of Debts whose Invoices were issued prior to the expiry of the Relevant Payment Grace Period for such Debts are made direct into the Collection Account in accordance with Clause 5.2 as soon as is reasonably practicable and in any event on and from the expiry of the Relevant Payment Grace Period.

5.4	Operation of the Accounts

The Company acknowledges and agrees that the Collection Account is an account in the name of the Bank, that only the Bank shall be entitled to operate such Collection Account (but only in accordance with the Documents) and that the Company shall not be entitled to seek to debit any amount from the Collection Account.

6.	Covenants

6.1	Company’s obligations

The Company shall from time to time, at the request of the Bank but at its own cost, do any act (including making all filling and registrations) or execute any document which the Bank may consider appropriate in order to maintain, preserve, protect, perfect or realise the Security created or intended to be created by or pursuant to this Deed of Charge and each such document will be in such form and on such terms as the Bank may require.

6.2	Notification of Default

The Company shall notify the Bank of any Default, Termination Event or Potential Termination Event (and the steps, if any, being taken to remedy it) in each case promptly upon the Company becoming aware of it.

7.	Monitoring the Security

7.1	Assistance

The Company will procure that the Bank, any of its agents, representatives, advisers and, subject to clause 24 of the Agreement, the Bank’s transferees or assigns, are:

(A)	allowed access on reasonable notice to inspect the books and all other records and data of the Company relating to Debts, Contracts and collections (including, without limitation, any meter reading data of each relevant Debtor); and

(B)	rendered all assistance necessary in order to be able to produce and despatch Invoices to Debtors in respect of Unbilled Debts when exercising its rights under clause 12.

This covenant is without prejudice to the rights of any Receiver of the Billing Process Assets.

7.2	Failure to perform or comply

(A)	If at any time the Company fails, or is believed by the Bank to have failed, to perform or comply with any of its material obligations under this Deed of Charge, the Bank may, without prejudice to the terms of this Deed of Charge, take such other steps on or in relation to the Charged Property (including the payment of money) as may in the reasonable opinion of the Bank be required for any of such purposes subject, in the case of the Billing Process Assets, to Clause 10.3.

(B)	The Company shall reimburse to the Bank on demand all sums reasonably expended by the Bank in executing such works, doing such things and taking such steps and shall pay interest thereon, from the date of such demand until such sums are reimbursed in full, at the rate of 2% over the Bank’s applicable overnight LIBOR rate.

8.	Extension and Variation of the Law of Property Act 1925

8.1	No restriction on consolidation

The restriction on the consolidation of mortgages imposed by section 93(1) of the LPA shall not apply to this Deed of Charge or the Security.

8.2	Secured Obligations

Notwithstanding any other provisions of this Deed of Charge, the Secured Obligations shall be deemed for the purposes of section 101 of the LPA to have become due and payable, and all the powers referred to in clause 9.1 shall arise, on the date of this Deed of Charge but shall only be exercisable in the circumstances referred to in Clause 9.1.

8.3	Charges

Sections 103 and 109(1) of the LPA shall not apply to the charges created by this Deed of Charge. All the powers referred to in clause 9.1 may be exercised by the Bank without notice to any Company on or at any time after the occurrence of an Event of Default.

9.	Enforcement

9.1	On or at any time after the occurrence of an Event of Default which is continuing, or any corporate action, legal proceeding or other formal procedure is taken for the appointment of an administrator, or such appointment, to the Company, or the appointment of a receiver to any part of the property or undertaking of the Company, the Bank may, without notice to the Company:

(A)	take possession of and hold all or any part of the Charged Property; and/or

(B)	appoint one or more persons to be:

(1)	receiver; and/or

(2)	receiver and manager; and/or

(3)	(to the extent permitted by law and save to the extent that such appointment is or would be prohibited by section 72A of the Insolvency Act 1986) an administrative receiver,

in each case, of the whole or any part of the Charged Property; and/or

(C)	exercise in any manner it considers appropriate all or any of the powers, authorities and discretions:

(1)	conferred on mortgagees by the LPA (as varied or extended by this Deed of Charge);

(2)	conferred by this Deed of Charge expressly or by implication on any Receiver; and

(3)	otherwise conferred by statute or common law on mortgagees or receivers (including, if applicable, the appointment of an administrator under the Insolvency Act 1986).

9.2	The Bank may (subject to paragraph 17 of schedule B1 to the Insolvency Act 1986) exercise any of its powers under clauses 9.1(A) and 9.1(C) whether or not it shall have previously appointed any person to be a Receiver.

9.3	The Bank may

(A)	(so far as it is lawfully able) remove any Receiver; and

(B)	appoint another person or other persons as Receiver or Receivers either in the place of a Receiver who has been so removed or who has ceased to act or to act jointly with any other Receiver.

9.4	The Bank’s powers to appoint a person to be a Receiver shall:

(A)	be in addition to, and without prejudice to, all statutory and other powers of the Bank to appoint a Receiver under the LPA (or any other applicable legislation) as extended by this Deed of Charge or otherwise;

(B)	be and remain exercisable by the Bank in respect of any part of the Charged Property in respect of which no appointment of any person as a Receiver by the Bank shall from time to time be subsisting and notwithstanding that an appointment by the Bank shall have subsisted and been withdrawn in respect of any part of the Charged Property and/or shall be subsisting in respect of any other part of the Charged Property; and

(C)	be without prejudice to any statutory power which the Bank may have to appoint an administrator of the Company under the Insolvency Act 1986 or any other applicable enactment.

9.5	Every appointment of any person to be a Receiver and every removal of any Receiver may be made by deed or by instrument in writing under the hand of any officer or manager of the Bank or any person authorised for such purpose by the Bank or any such officer or manager.

9.6	If at any time two or more persons shall hold office as Receivers of the same part of the Charged Property, each such Receiver shall be entitled (unless the contrary shall be stated in the instrument appointing him) to exercise individually as well as jointly (and to the exclusion of the other or others of them) all the powers, authorities and discretions conferred with respect to such Charged Property on Receivers by this Deed of Charge or by law.

9.7	Except (a) as provided by law and (b) for any liability of the Receiver resulting from any exercise by him of any powers on his own behalf in accordance with clause 10.1, each Receiver shall be deemed at all times and for all purposes to be the agent of the Company which shall be solely responsible for his acts, omissions, defaults, losses and misconduct, for all obligations and liabilities entered into, incurred or adopted by him and for the payment of his remuneration and the Bank will not be responsible, in any circumstance whatsoever, to the Company or to any other person for any of them. No Receiver shall at any time act as agent for the Bank unless the Bank shall expressly appoint the Receiver in writing to be its agent.

9.8	If the Bank or any Receiver shall enter (or shall be deemed to have entered) into possession of the Charged Property or any part thereof, it or he may from time to time and at any time go out of such possession.

9.9	Every Receiver shall be entitled to remuneration for his services. The amount of such remuneration shall:

(A)	be settled from time to time by agreement between him and the Bank or, failing any such agreement, fixed by the Bank; and

(B)	not be limited to the maximum rate specified in section 109(6) of the LPA.

The foregoing shall be subject to section 36 of the Insolvency Act 1986.

10.	Powers of Receiver

10.1	Every Receiver shall, in relation to the Charged Property in respect of which he is appointed and subject to any limitations or restrictions expressed in the instrument appointing him but notwithstanding any winding-up or dissolution of the Company, have and be entitled to exercise and in each case, as varied and extended by the provisions of this Deed of Charge (in the name of or otherwise on behalf of the Company or in his own name or otherwise on his own behalf and in each case, at the cost of the Company):

(A)	all the powers conferred by the LPA (or any other applicable legislation) on mortgagors and on mortgagees or creditors in possession and on receivers appointed under that Act;

(B)	whether or not the Receiver is in fact an administrative receiver, all the powers of an administrative receiver set out in schedule 1 to the Insolvency Act 1986 as if the same were set out in full in this Deed of Charge and all other powers conferred on or exercisable by him by virtue of the provisions of the Insolvency Act 1986;

(C)	all the powers otherwise conferred by statute or common law on mortgagees or creditors in possession or receivers;

(D)	all the powers and rights of an absolute owner and to do or omit to do anything which the Company itself could do or omit to do prior to the appointment of the Receiver;

(E)	the power to do all such other things (including bringing or defending proceedings in the name of or on behalf of the Company) as may seem to him to be necessary or desirable for the maintenance, preservation, protection, perfection and/or realisation of all or any part of the Charged Property and/or of the Security or to be incidental or conducive to (a) any of the functions, powers, authorities or discretions conferred on or vested in him under or by virtue of this Deed of Charge or by law or (b) the exercise of all rights, powers and remedies of the Bank provided by or pursuant to this Deed of Charge or by law (including the realisation of all or any part of the Charged Property) or (c) bringing into his hands any assets of the Company forming part of, or which when got in would be, Charged Property.

10.2	All the powers of a Receiver under this Deed of Charge may be exercised by the Bank at any time after the Security created by or pursuant to this Deed of Charge has become enforceable whether as attorney of the Company or otherwise and whether or not any Receiver shall have been appointed.

10.3	The provisions of Clause 9 and Clauses 10.1 and 10.2 and, in respect of the Billing Process Assets, Clause 7.2(A) are subject to the following:

(A)	neither the Receiver nor the Bank shall have any power of sale in respect of the Billing Process Assets; and

(B)	neither the Receiver nor the Bank shall be entitled to exercise rights of possession or access in respect of the Billing Process Assets to the exclusion of another party exercising similar rights under any security granted over those assets or to the exclusion of any other entities in the Group which make use of the Billing Process Assets for normal billing or accounting procedures in order to enable them to carry out such procedures.

11.	Applications of moneys

11.1	All moneys received by any Receiver pursuant to this Deed of Charge shall (subject to the rights and claims of any person having prior rights thereto) be applied in the following order:

(A)	firstly, in the payment and discharge of the costs, charges, remuneration, liabilities and expenses of and incidental to the Receiver’s appointment; and

(B)	secondly, in or towards reduction of the Drawn Facility Amount;

(C)	thirdly, in or towards satisfaction of any fees, costs and expenses payable by the Obligors to the Bank under the Agreement or this Deed of Charge which have fallen due and which remain unpaid for 5 or more Business Days from the due date;

(D)	fourthly, in or towards satisfaction of any payments relating to the Facility Charge which have fallen due and which remain unpaid for 5 or more Business Days from the due date; and

(E)	fifthly, any balance to the Seller by way of payment to such account as the Seller may specify to the Bank in writing from time to time.

11.2	All moneys from time to time received or recovered by the Bank from the Company or from any person or persons liable to pay the same or from any Receiver or otherwise pursuant to this Deed of Charge may (subject to the rights and claims of any person having prior rights thereto), in the absence of any contrary application in accordance with any of the other provisions of this Deed of Charge, be applied by the Bank (and notwithstanding any purported appropriation by the Company) either as a whole or in such proportions and in such order and at such time or times and otherwise in such manner as the Bank shall think fit:

(A)	in accordance with clause 11.1; or

(B)	in accordance with clause 11.3.

11.3	Any moneys referred to in clause 11.2 which are to be applied in accordance with this clause 11.3 may be paid by the Bank to the credit of any suspense or other account after which they may be held in such account for so long as the Bank shall think fit pending any further application from time to time of such moneys (as the Bank shall be entitled, but not obliged, to do in its discretion) in accordance with the provisions of clause 11.2.

11.4	Section 109(8) of the LPA will not apply in relation to any Receiver.

12.	Power of attorney

The Company irrevocably and by way of security for the performance of the Secured Obligations, appoints the Bank to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any instruments of transfer) and do all things that the Bank may reasonably consider to be requisite for (a) carrying out any obligation imposed on the Company under the Documents, any Contract or any Policy which the Company has not performed or (b) exercising any of the rights conferred on the Company by the Documents, any Contract, any Policy or by law, which in either case relate to the collection, preservation and/or realisation of the Charged Property (including the issuance of Invoices and the exercise of any other right of a legal owner of the Charged Property), provided that the Bank shall only be entitled to exercise the powers conferred upon it pursuant to this Clause 12 in the circumstances and on the terms set out in Clauses 8, 9 and 18 of the Agreement. The Company shall ratify and confirm all things done or purported to be done and all documents executed by the Bank in the exercise of that power of attorney. This power of attorney shall operate as a general power of attorney under section 10 of the Powers of Attorney Act 1971.

13.	Protection of third parties

13.1	The protection given to purchasers from a mortgagee in sections 104 and 107 of the LPA and to persons dealing with an administrative receiver in section 42(3) of the Insolvency Act 1986 shall apply equally to purchasers and any other persons dealing with the Bank or a Receiver and no purchaser or other person dealing with the Bank or any Receiver shall be:

(A)	bound to see or enquire whether any of the Secured Obligations have become due and payable or whether any money is due under this Deed of Charge;

(B)	bound to see or enquire whether any of the powers of the Bank or such Receiver have become exercisable;

(C)	concerned with any propriety or regularity of any dealing by or with the Bank or such Receiver; or

(D)	concerned as to the application of any money or other asset paid or transferred to or at the direction of the Bank or such Receiver.

14.	Effectiveness of Security

14.1	The Security shall be a continuing security for the Secured Obligations and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever.

14.2	Any release or discharge of the Security or of any of the Secured Obligations shall not release or discharge the Company from any liability to the Bank for the same or any other moneys which may exist independently of this Deed of Charge.

14.3	The Security shall be in addition to and independent of any other security which the Bank may now or at any time in the future hold or take (whether from the Company or any other person) for or in respect of the Secured Obligations or any of them or any other obligations whatsoever and:

(A)	shall not operate so as in any way to prejudice, determine, affect or merge in or with any such other security; and

(B)	shall not be prejudiced, determined or affected by any such other security or by any release, reassignment or discharge thereof.

The Company confirms that it is not relying on or expecting the Bank to obtain and/or enforce any such security.

14.4	Any waiver, consent or approval given by the Bank in relation to this Deed of Charge shall only be effective if given in writing and then only for the purpose and upon any terms and conditions on which it is given.

14.5	Neither the Security nor any remedy of the Bank in respect thereof shall be prejudiced by:

(A)	any time or indulgence granted to the Company or any other person; or

(B)	any delay or abstention by the Bank in perfecting or enforcing any remedies, securities, guarantees or rights it may now or in the future have from or against the Company or any other person; or

(C)	any waiver, release, variation, act, omission, forbearance, unenforceability, indulgence or invalidity of or relating to any such remedy, security, guarantee or right; or

(D)	any other act or thing whatsoever which, but for this clause 14.5, would or might prejudice the Security or the right of the Bank to any such remedy except for a reassignment, release or discharge in accordance with the provisions of clause 19.

14.6	The Bank may choose when, where, how and how often to exercise each of its rights, powers and remedies as provided by this Deed of Charge or by law. No failure on the part of the Bank to exercise, or any delay on its part in exercising, any such right, power or remedy shall impair the same or operate or be construed as a waiver thereof, nor shall any single, partial or defective exercise of any such right, power or remedy preclude any further or other exercise thereof or the exercise of any other such right, power or remedy. The rights and remedies provided in this Deed of Charge are cumulative and not exclusive of any rights or remedies provided by law.

14.7	If, at any time, any provision of this Deed of Charge is or becomes illegal, invalid or unenforceable in any respect (or any of the Security intended to be created by or pursuant to this Deed of Charge is ineffective) under any law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect or impair:

(A)	the legality, validity or enforceability of the remaining provisions or the effectiveness of any of the remaining security under such law; or

(B)	the legality, validity or enforceability of such provision or the effectiveness of such security under the law of any other jurisdiction.

14.8	If from time to time the Bank receives or is deemed to have received notice of any subsequent charge or interest or any other event or matter affecting the Charged Property or the Bank’s Security thereon, the Bank may open a new account or accounts in the name of the Company; if the Bank does not open a new account it shall nevertheless be treated as if it had done so at the time when it received notice or was deemed to have received notice and as from that time all payments made by the Company to the Bank shall be credited or be treated as having been credited to the new account and shall not operate to reduce the Secured Obligations at the time when the Bank received notice as aforesaid.

15.	Assignment

15.1	Subject to clause 24 of the Agreement, the Bank shall be entitled to assign or transfer the whole or any part of the benefit of this Deed of Charge to any person to whom it is entitled to assign its rights pursuant to clause 23 of the Agreement.

15.2	Other than as permitted by clause 22.1 of the Agreement, the Company may not assign or transfer any of its rights or obligations under this Deed of Charge or enter into any transaction or arrangement which would result in any of those rights or obligations passing to or being held in trust for or for the benefit of another person.

16.	Costs and expenses

16.1	Costs and expenses (including legal costs and out-of-pocket expenses and, in each case, VAT or any similar tax charged or chargeable in respect thereof) incurred by the Bank in connection with this Deed of Charge shall be paid for by the Company in accordance with Clause 27 of the Agreement.

16.2	The cost of the Company complying with any of its obligations under this Deed of Charge shall be borne by the Company.

17.	Indemnity

17.1	The Company agrees to indemnify and keep indemnified the Bank and each Receiver from and against all liabilities, losses, costs and expenses incurred or suffered by any such person in or in connection with or directly or indirectly as a result of:

(A)	any of the obligations or undertakings expressed to be binding on or undertaken by the Company in or pursuant to this Deed of Charge not being performed or observed fully and punctually; and/or

(B)	any representation or warranty given or made by the Company in or pursuant to this Deed of Charge being incorrect, untrue or misleading in any respect; and/or

(C)	the exercise or purported exercise of any of the powers, authorities or discretions vested in any such person under or pursuant to this Deed of Charge; and/or

(D)	any matter or thing done or omitted by any such person in any way relating to the Charged Property or the Security in breach of the terms of the Documents,

save where such liabilities, losses, costs and expenses arise as a result of the fraud, gross negligence or wilful misconduct of the person claiming to be so indemnified or any of its officers or employees.

18.	Restrictions on liability

18.1	Except to the extent that any such exclusion will be prohibited or rendered invalid by law, the Bank will not in any circumstances whatsoever (whether by reason of taking possession of the Charged Property or any part thereof or for any other reason whatsoever and whether as a mortgagee or creditor in possession or on any other basis whatsoever):

(A)	be liable to account to the Company or any other person as a mortgagee or creditor in possession;

(B)	be liable to account to the Company or any other person for anything except the Bank’s own actual receipts;

(C)	be liable to the Company or any other person for any liabilities, losses, costs or expenses arising from or connected with:

(1)	any realisation of the Charged Property or any part thereof; or

(2)	any act or omission of the Bank or its employees or agents in relation to the Charged Property or any part thereof,

except to the extent that they shall be caused by the fraud, gross negligence or wilful misconduct of the Bank or any of its officers or employees.

All the provisions of clause 18.1 shall apply, mutatis mutandis, in respect of the liability of any Receiver.

19.	Redemption of Security

19.1	Upon and subject to the Bank being satisfied that:

(A)	the Drawn Facility Amount has been permanently reduced to zero and no other amounts are owing by the Obligors to the Bank under the Documents and it is under no commitment, obligation or liability (whether actual or contingent) to provide financial accommodation to the Company or any other Obligor under or pursuant to the Documents; and

(B)	the Bank has no right, or does not intend to exercise any right, to retain the Security in accordance with clause 21.1,

then as soon as reasonably practicable thereafter and at the request and cost of the Company, the Bank shall release or otherwise discharge the Security and pay over any amounts subsequently standing to the credit of the Collection Account to the Company but any such payment, release or discharge shall be subject to clause 20. Any such release will be in such form as the Bank considers appropriate (including on a without recourse and a without warranty basis).

20.	Avoidance of payments

20.1	Any settlement, release or discharge between (a) the Company and (b) the Bank or any Receiver shall (whether or not so expressed) be deemed to be conditional upon no right, security, disposition or payment granted or made to the Bank or such Receiver (as the case may be) by the Company or any other person being void, avoided or set aside, either wholly or in part, for any reason whatsoever, including by virtue of any provisions or enactments relating to bankruptcy, insolvency, administration or liquidation for the time being in force.

20.2	In the event of the whole or any part of any such right, security, disposition or payment being so void, avoided or set aside, the Bank or such Receiver (as the case may be) shall be entitled to enforce this Deed of Charge against the Company subsequently as if such settlement, reassignment, retrocession, release or discharge had not occurred and such right, security, disposition or payment (or, as the case may be, the part thereof so void, avoided or set aside) had not been granted or made.

21.	Retention of Security

21.1	Notwithstanding any other provision of this Deed of Charge or any settlement, reassignment, retrocession, release, discharge or arrangement given or made by the Bank pursuant to a discharge in full of the Secured Obligations, the Bank may retain the Security and all documents of title relating to, and certificates or other documents representing or evidencing ownership of, the Charged Property or any part thereof deposited with it pursuant to this Deed of Charge until the later to occur of (a) the Bank being satisfied that the conditions set out in clauses 19.1(A) have been met and (b) if the Bank reasonably considers, on the basis of independent legal advice, that the conditions set out in clause 19.1(A) are likely to be avoided or invalidated or reduced or required to be restored or paid by virtue of any requirement having the force of law, the expiry of the Retention Period relating to such discharge or, if applicable, of the further period referred to in clause 21.2.

21.2	If at any time during the said Retention Period a petition shall be presented for an order for the winding-up of the Company or a petition, application or notice is filed for the making of an administration order in respect of the Company or the Company shall commence to be wound-up voluntarily or any analogous proceedings shall be commenced in respect of the Company, the Bank may continue to retain the Security and the documents aforesaid for such further period as the Bank, acting reasonably and on the basis of independent legal advice, may determine and the Security and such documents shall be deemed to have continued to have been held as security for the Secured Obligations.

21.3	As used in this clause 21, the expression “Retention Period” means, in relation to any discharge in full of the Secured Obligations, the period beginning on the date on which that discharge was made and ending on the date falling one month after the expiration of the maximum period within which that discharge can be declared void, avoided or reduced by virtue of any applicable law or for any other reason whatsoever.

22.	Payments free of deduction

(A)	Subject to clause 22(B), all payments made by the Company under the Documents shall be made without set-off or counterclaim and without any deductions or withholdings whatsoever. If the Company is compelled to make any deduction the Company shall pay additional amounts to ensure receipt by the Bank of the full amount the Bank would have received but for the deduction.

(B)	If on any day a payment is due from the Company under the Documents to the Bank and a payment is due from the Bank to the Company under the Agreement, only the net sum shall be paid by whichever party owes the greater amount.

23.	Value Added Tax

All sums payable by the Company under or pursuant to this Deed of Charge are exclusive of VAT. Accordingly, the Company shall pay such VAT in addition to any sum which would otherwise be due.

24.	Notices

Any notice, communication or demand to be given under this Deed shall be served as provided in clause 28 of the Agreement.

25.	Certificate

Any certificate or determination of the Bank as to the amount of all or any part of the Secured Obligations or any other matter referred to in this Deed of Charge shall, save for manifest error, be conclusive and binding on the Company.

26.	Discretion

Except when stated otherwise in this Deed of Charge, any liberty or power which may be exercised, any determination which may be made and any opinion which may be formed hereunder by the Bank or any Receiver may be exercised, made and formed in its or his absolute and unfettered discretion without any obligation to give reasons therefor.

27.	Ownership of Deed of Charge

This Deed of Charge is and will remain the property of the Bank.

28.	Governing Law and Jurisdiction

This Deed of Charge is governed by English law (save that those terms of this Deed of Charge which are specific to Scottish law shall be construed in accordance with Scottish law). The Company irrevocably agrees that the English courts shall have non-exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Deed of Charge (“Proceedings”) and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

29.	Deed

The Company and the Bank intend this document to be a deed and the Company executes and delivers it as its deed.

IN WITNESS WHEREOF this Deed of Charge has been executed as a deed by the Company and has been signed by or on behalf of the Bank and is intended to be and is hereby delivered as a deed on the date first above written.

EXECUTED and DELIVERED as a DEED
by BRITISH ENERGY GENERATION	)
LIMITED	)
acting by	)

Director

Director/Secretary

Address:	British Energy Generation Limited
3 Redwood Crescent
Peel Park
East Kilbride
G74 5PR

Tel:	+44(0) 13552 62000
Fax:	+44(0) 13552 62567
Attention:	The Group Treasurer

MICHAEL RAYNES

duly authorised for on behalf

of BARCLAYS BANK PLC

in the presence of:

Witness’ signature:

Witness name:

Witness’ address:

Witness’ occupation:

DATED: 8 October 2004	Conformed Copy

Deed of Amendment and

Restatement

between

Barclays Bank PLC

as Bank

and

British Energy Generation Limited

as Seller

relating to

a Master Trade Receivables Financing Facility dated 25 August 2004

CityPoint One Ropemaker Street London EC2Y 9SS
T +44 (0)20 7628 2020 F +44 (0)20 7628 2070 DX Box No 12

CONTENTS

1.	Definitions	1

2.	Amendment of the Original Master Trade Receivables Financing Facility Agreement	1

3.	Representations and warranties	1

4.	Miscellaneous	2

5.	Affirmation	2

6.	Costs and expenses	2

7.	Third parties	2

8.	Deed	2

SCHEDULE 1 : AMENDED AND RESTATED MASTER TRADE RECEIVABLES FINANCING FACILITY AGREEMENT		4

i

THIS DEED is dated 8 October 2004 and made

BETWEEN:

(1)	BARCLAYS BANK PLC, (the “Bank” which expression shall include its permitted assigns and transferees), registered in England and Wales as company number 1026167 and having its registered office at 54 Lombard Street, London EC3P 3AH; and

(2)	BRITISH ENERGY GENERATION LIMITED, (the “Seller” which expression shall include its permitted transferees), registered in England and Wales as company number 3076445 and having its registered office at Barnett Way, Barnwood, Gloucester GL4 3RS.

BACKGROUND:

(A)	This Deed is supplemental to a master trade receivables financing facility agreement dated 25 August 2004 and made between the Bank and the Seller (the “Original Master Trade Receivables Financing Facility Agreement”).

(B)	The Bank has agreed, subject to the terms of this Deed, to make certain amendments to the Original Master Trade Receivables Financing Facility Agreement that have been requested by the Seller.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions

Terms defined in the Original Master Trade Receivables Financing Facility Agreement shall have the same meaning in this Deed and in addition:

“Amended and Restated Master Trade Receivables Financing Facility Agreement” means the amended and restated master trade receivables financing facility agreement in the form set out in the schedule 1 to this Deed.

2.	Amendment of the Original Master Trade Receivables Financing Facility Agreement

2.1	With effect from the date of this Deed, the Original Master Trade Receivables Financing Facility Agreement shall be amended and restated on the terms set out in the Amended and Restated Master Trade Receivables Financing Facility Agreement.

2.2	Subject to clause 2.1 and except where inconsistent with the provisions of this Deed, the terms of the Original Master Trade Receivables Financing Facility Agreement are confirmed and shall remain in full force and effect.

3.	Representations and warranties

3.1	On the date of this Deed, the Seller makes the representations and warranties set out in Clause 13.1 of the Amended and Restated Master Trade Receivables Financing Facility Agreement (by reference to the facts and circumstances subsisting as at the date hereof) and acknowledges that the Bank has entered into this Deed in reliance on those representations and warranties.

3.2	On the date of this Deed, the Seller also represents and warrants that:

(A)	it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of this Deed and the transactions contemplated herein; and

1

(B)	all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed have been obtained or effected and remain in full force and effect and there are no circumstances which indicate that any of the same are likely to be revoked in whole or in part.

3.3	The Seller confirms on the date of this Deed that no Default, Termination Event or Potential Termination Event has occurred and is continuing.

4.	Miscellaneous

4.1	With effect from the date of this Deed, the Original Master Trade Receivables Financing Facility Agreement and this Deed shall be read and construed as one document and references in the Original Master Trade Receivables Financing Facility Agreement and in each of the Finance Documents to the Original Master Trade Receivables Financing Facility Agreement shall be read and construed as references to the Original Master Trade Receivables Financing Facility Agreement as supplemented and amended by this Deed.

4.2	Clauses 1 (Definitions and interpretation), 25 (Waivers and Remedies Cumulative), 28 (Notices) and 29 (Governing Law and Jurisdiction) of the Amended Master Trade Receivables Financing Facility Agreement shall apply to this Deed, mutatis mutandis, as if set out in full herein.

4.3	This Deed is a Finance Document.

5.	Affirmation

The Seller hereby agrees that, with effect from the date hereof, it shall be bound by the terms of the Amended and Restated Master Trade Receivables Financing Facility Agreement.

6.	Costs and expenses

The Seller shall pay to the Bank all reasonable costs and expenses incurred by the Bank in connection with the negotiation, preparation, printing and execution of this Deed and the Amended and Restated Master Trade Receivables Financing Facility Agreement.

7.	Third parties

No person, which is not a party to this Deed, may enforce this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999. The parties to this Deed do not require the consent of any third party to vary or rescind this Deed at any time.

8.	Deed

Each Party intends this document to be a deed and executes and delivers it as its deed.

IN WITNESS whereof this Deed has been executed and delivered as a deed by the Seller and the Bank on the date stated at the beginning of this Deed.

2

EXECUTED and DELIVERED as a DEED	)
by BRITISH ENERGY GENERATION	)
LIMITED	)
acting by	)

Stephen Billingham

Director

Robert Armour

Director/Secretary

Address:	British Energy Generation Limited
3 Redwood Crescent
Peel Park
East Kilbride
G74 5PR

Tel:	+44(0) 13552 62000
Fax:	+44(0) 13552 62567
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by	)
MICHAEL RAYNES	)
duly authorised attorney	)	M J Raynes
for and on behalf of:	)
BARCLAYS BANK PLC	)
in the presence of:

Witness’ signature:

Witness name: I.O. Stuttard

Witness’ address: 28 Coppins Close, Berkhamstead, Herts HP4 3NZ

Witness’ occupation: Bank Official

Address:

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

Tel: +44(0)20 7773 1815

Fax: +44(0)20 7773 1831

Attention: Ian Stuttard

3

SCHEDULE 1: AMENDED AND RESTATED MASTER TRADE RECEIVABLES FINANCING

FACILITY AGREEMENT

4

DATED: 8 November 2004	Conformed Copy

Deed of Amendment

between

Barclays Bank PLC

as Bank

and

British Energy Generation Limited

as Seller

relating to

a Master Trade Receivables Financing Facility dated 25 August 2004 and amended and restated on 8 October 2004

CityPoint One Ropemaker Street London EC2Y 9SS
T +44 (0)20 7628 2020 F +44 (0)20 7628 2070 DX Box No 12

CONTENTS

1. Definitions	1

2. Amendment of the Master Trade Receivables Financing Facility Agreement	1

3. Representations and warranties	1

4. Amendments	2

5. Miscellaneous	2

6. Costs and expenses	2

7. Third parties	3

8. Deed	3

i

THIS DEED is dated 8 November 2004 and made

BETWEEN:

(1)	BARCLAYS BANK PLC, (the “Bank” which expression shall include its permitted assigns and transferees), registered in England and Wales as company number 1026167 and having its registered office at 54 Lombard Street, London EC3P 3AH; and

(2)	BRITISH ENERGY GENERATION LIMITED, (the “Seller” which expression shall include its permitted transferees), registered in England and Wales as company number 3076445 and having its registered office at Barnett Way, Barnwood, Gloucester GL4 3RS.

BACKGROUND:

(A)	This Deed is supplemental to a master trade receivables financing facility agreement between the Bank and the Seller dated 25 August 2004 and amended and restated on 8 October 2004 (the “Master Trade Receivables Financing Facility Agreement”).

(B)	The Bank has agreed, subject to the terms of this Deed, to make certain amendments to the Master Trade Receivables Financing Facility Agreement that have been requested by the Seller.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions

Terms defined in the Master Trade Receivables Financing Facility Agreement shall have the same meaning in this Deed.

2.	Amendment of the Master Trade Receivables Financing Facility Agreement

2.1	With effect from the date of this Deed, the Master Trade Receivables Financing Facility Agreement shall be amended in the manner hereinafter appearing.

2.2	Save as amended by this Deed, the parties hereto confirm that the terms and conditions of the Master Trade Receivables Financing Facility Agreement remain and shall continue in full force and effect without prejudice to any rights or liabilities of the parties to the Master Trade Receivables Financing Facility Agreement that have accrued under the Master Trade Receivables Financing Facility Agreement up to and including the date hereof.

3.	Representations and warranties

3.1	On the date of this Deed, the Seller represents and warrants that:

(A)	it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of this Deed and the transactions contemplated herein; and

(B)	all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed have been obtained or effected and remain in full force and effect and there are no circumstances which indicate that any of the same are likely to be revoked in whole or in part.

1

4.	Amendments

4.1	Clause 11.1(B) of the Master Trade Receivables Financing Facility Agreement shall be deleted in its entirety and substituted therefor the following:

“(B)	a non-utilisation fee which shall accrue daily on the unutilised portion of the Facility (i.e. £60,000,000 less the Drawn Facility Amount on each day) at a rate of 0.75 per cent. per annum, payable quarterly in arrear during the period from and including 25 October 2004 up to and including the Termination Date;”.

4.2	Clause 19.1(N) of the Master Trade Receivables Financing Facility Agreement shall be deleted in its entirety and substituted therefor the following:

“(N)	the Restructuring Date falls after whichever is the later of:

(1)	31 January 2005; and

(2)	so long as the Bank remains an Eggborough Lender and has (in that capacity) agreed to an extension of the date by which the Restructuring Date must have occurred in accordance with clause 8.1.4 of the Creditor Restructuring Agreement or, if the Bank is no longer an Eggborough Lender, such an extension has been otherwise consented to in accordance with clause 8.1.4 of the Creditor Restructuring Agreement, the Restructuring Long Stop Date; or”.

4.3	Schedule 3 of the Master Trade Receivables Financing Facility Agreement shall be amended by inserting the following new definitions:

““Restructuring Long Stop Date” has the meaning given to it in clause 8.1.4 of the Creditor Restructuring Agreement.”

5.	Miscellaneous

5.1	With effect from the date of this Deed, the Master Trade Receivables Financing Facility Agreement and this Deed shall be read and construed as one document and references in the Master Trade Receivables Financing Facility Agreement and in each of the Finance Documents to the Master Trade Receivables Financing Facility Agreement shall be read and construed as references to the Master Trade Receivables Financing Facility Agreement as amended by this Deed.

5.2	Clauses 25 (Waivers and Remedies Cumulative), 28 (Notices) and 29 (Governing Law and Jurisdiction) of the Master Trade Receivables Financing Facility Agreement shall apply to this Deed, mutatis mutandis, as if set out in full herein.

5.3	This Deed is a Finance Document.

6.	Costs and expenses

The Seller shall pay to the Bank all reasonable costs and expenses incurred by the Bank in connection with the negotiation, preparation, printing and execution of this Deed.

2

7.	Third parties

No person, which is not a party to this Deed, may enforce this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999. The parties to this Deed do not require the consent of any third party to vary or rescind this Deed at any time.

8.	Deed

Each Party intends this document to be a deed and executes and delivers it as its deed.

IN WITNESS whereof this Deed has been executed and delivered as a deed by the Seller and the Bank on the date stated at the beginning of this Deed.

EXECUTED and DELIVERED as a DEED
by BRITISH ENERGY GENERATION	)
LIMITED	)
acting by	)

Stephen Billingham

Director

Robert Armour

Director/Secretary

Address:	British Energy Generation Limited
3 Redwood Crescent
Peel Park
East Kilbride
G74 5PR

Tel:	+44(0) 13552 62000
Fax:	+44(0) 13552 62567
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by	)
MICHAEL RAYNES	)
duly authorised attorney	)	M J Raynes
for and on behalf of:	)
BARCLAYS BANK PLC	)
in the presence of:

Witness’ signature:

Witness name: Mabel Liew

Witness’ address: CityPoint, One Ropemaker Street, London EC2Y 9SS, UK

Witness’ occupation: Solicitor

3

Address:

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

Tel: +44(0)20 7773 1815

Fax: +44(0)20 7773 1831

Attention: Ian Stuttard

4

DATED: 1 APRIL 2005	Conformed Copy

FMDBK/AA91515/JD/GAW: LN:1C83AA9_30(4)

Deed of Assumption

between

British Energy Generation Limited

as Original Seller

British Energy Direct Limited

as New Seller

The companies named in schedule 1 hereto

as the Companies

and

Barclays Bank PLC

as Bank

relating to

a Receivables Financing Facility

THIS DEED is dated 1 April 2005 and made

BETWEEN:

(1)	BRITISH ENERGY GENERATION LIMITED, registered in England and Wales as company number 3076445 and having its registered office at Barnett Way, Barnwood, Gloucester GL4 3RS (the “Original Seller”);

(2)	BRITISH ENERGY DIRECT LIMITED, registered in England and Wales as company number 4935015 and having its registered office at Barnett Way, Barnwood, Gloucester GL4 3RS (the “New Seller”);

(3)	THE COMPANIES NAMED IN SCHEDULE 1 HERETO, (the “BE Companies” and, together with the Original Seller and the New Seller, the “Companies” and each a “Company”); and

(2)	BARCLAYS BANK PLC, (the “Bank”), registered in England and Wales as company number 1026167 and having its registered office at 54 Lombard Street, London EC3P 3AH.

BACKGROUND:

(A)	The Bank has made a debt purchase facility available to the Original Seller on and subject to the terms and conditions of the Agreement.

(B)	The BE Companies, the Original Seller and the Bank have entered into the Guarantee.

(C)	Pursuant to Clause 22.1 (Changes to the Obligors) of the Agreement, the Original Seller has notified the Bank that it will transfer all of its rights and obligations in its capacity as “Seller” under the Finance Documents to the New Seller.

(D)	The Companies wish to amend the terms of the Agreement and the Guarantee to effect the transfer of certain rights and obligations from the Original Seller to the New Seller, and so that the New Seller accedes to the Agreement and to the Guarantee.

NOW IT IS AGREED as follows:

1.	Definitions and Construction

1.1.1	In this Deed, terms used in the Agreement and the Guarantee (unless otherwise defined in this Deed) have the same meaning and construction and:

“Agreement” means the Master Trade Receivables Financing Facility Agreement dated 25 August 2004 between the Original Seller and the Bank as the same may have been, or may from time to time be amended, restated, varied, modified, supplemented or novated;

“Deed of Charge” means the deed of charge substantively in the form set out in Schedule 9 to the Agreement;

“Guarantee” means the guarantee entered into by the Original Seller and the BE Companies in favour of the Bank on 25 January 2005, as the same may have been, or may from time to time be, amended, restated, varied, modified, supplemented or novated;

“Guarantor Representations” means the representations and warranties set out in Clauses 13.1(A) to 13.1(D) (inclusive) and 13.11(P) of the Agreement; and

“Relevant Representations” means the representations and warranties set out in Clauses 13.1(A) to 13.1(F) (inclusive), 13.1(H), 13.1(J) to 13.1(L) (inclusive), 13.1(N) and 13.1(P) of the Agreement.

1.1.2	Unless the context otherwise requires, any reference in this document to:

(a)	the “Bank”, any “Obligor”, any “Guarantor” or any “Company” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing; and

(c)	a provision of law is a reference to that provision as amended or re-enacted.

1.1.3	Clause and Schedule headings are for ease of reference only.

2.	Terms of Assumption and transfer

2.1	Each Company confirms that it has received a copy of the Agreement and the Guarantee, together with such other documents and information as it has required in connection herewith and therewith.

2.2	With effect from the date on which the Bank notifies the New Seller (who shall immediately notify the Original Seller and the BE Companies of such fact) that it is satisfied that it has received (in form and substance satisfactory to it) the conditions precedent listed in schedule 2 hereto (the “Effective Date”):

(a)	the New Seller shall assume, perform and comply with all of the Original Seller’s obligations, and shall have all of the Original Seller’s rights, in each case in its capacity as “Seller”, under or in respect of the Agreement as if originally named as “Seller” in the Agreement;

(b)	the Original Seller shall be released from all of its obligations, and shall have no rights, in each case in its capacity as “Seller”, under or in respect of the Agreement;

(c)	notwithstanding the release referred to in Clause 2.2(B), the Original Seller agrees to remain bound by the terms of the Agreement in its capacity as an Obligor and the Guarantee in its capacity as a Guarantor and undertakes to perform all the obligations expressed to be undertaken in the Agreement by an Obligor and in the Guarantee by a Guarantor;

(d)	the New Seller agrees to be bound by the terms of the Guarantee as if it had been an original party thereto, and undertakes to perform all the obligations expressed to be undertaken under the Guarantee by a Guarantor; and

(e)	each other Company consents to the amendments contemplated by this Deed and confirms that their obligations as Obligor and Guarantor in respect of the New Seller and otherwise in respect of the Finance Documents as amended shall remain in full force and effect.

2.4	Each of the Original Seller and the New Seller makes the Relevant Representations on the date of this Deed and on the Effective Date (in each case construing references to “Seller” as being to the Original Seller on the date of this Deed and to the New Seller on the Effective Date), and confirms that these are true and correct in relation to it as at each such date as if made by reference to the facts and circumstances then existing.

2.5	Each of the BE Companies each makes the Guarantor Representations on the date of this Deed and on the Effective Date and confirms that these are true and correct in relation to it as at each such date as if made by reference to the facts and circumstances then existing.

3.	Amendments

3.1	With effect from the Effective Date Clause 4.2 (Conditions precedent to the first Utilisation) of the Agreement shall be amended by the inclusion of the following at the end of such Clause:

“(U)	a second capacity and true sale legal opinion as to Scottish law of Tods Murray LLP addressed to the Bank;

(V)	a second capacity and true sale legal opinion as to English law of Simmons & Simmons addressed to the Bank;

(W)	a copy, certified a true copy by or on behalf of each Obligor, of each such law, decree, consent, licence, approval, registration or declaration (if any) as is, in the opinion of counsel to the Bank, necessary to render each of the Finance Documents legal, valid, binding and enforceable, to make each of the Finance Documents admissible in evidence in such company’s jurisdiction of incorporation and to enable such company to perform its obligations under the Finance Documents (including, without limitation, the Seller’s Electricity Supply Licence);

(X)	evidence reasonably satisfactory to the Bank that the Seller is entitled to the same rights under the Contracts and the Policies as were held by the Original Seller (including, but not limited to, a supplementary legal due diligence report on a selection of the transfer documentation relating to the Specimen Contracts prepared by Simmons & Simmons and Tods Murray LLP and confirmation that all arrangements for payment by customers into the Collection Account remain in place);

(Y)	evidence that the Seller has activated the “Business Master” system (being the Bank’s electronic banking platform which enables the Seller to monitor payments both inwards and outwards from the Collection Account); and

(Z)	a priority agreement between the Bank, the Secretary for Trade and Industry and Nuclear Liabilities Fund Limited and a certificate of non-crystallisation, each substantively in the form agreed in relation to the entry by the Original Seller into the Deed of Charge, unless the DTI Security has at that time been released, and the Seller shall deliver all the documents referred to in Clauses 4.2(U) to 4.2(Z) (inclusive) to the Bank by no later than 30 June 2005 or such later date as the Bank may consent to, such consent not to be unreasonably withheld.”

3.2	With effect from the Effective Date, Schedule 1 to the Agreement shall be amended by insertion of the following definition: ““Original Seller” means British Energy Generation Limited”.

3.3	With effect from the Effective Date, Schedule 1 to the Agreement shall be further amended by deleting the current definition of “Collection Account” and inserting in its place the following: ““Collection Account” means the Sterling account in the name of the Bank opened with Barclays Bank PLC at its branch at 54 Lombard Street numbered 70024090 (sort code 20-32-53) and designated Barclays re: British Energy Direct Limited”.

4.	Finance Document

This Deed is a Finance Document.

5.	Governing Law

This Deed shall be governed by English law. Each Company irrevocably agrees that the English courts shall have non-exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Deed (“Proceedings”) and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

6.	Deed

Each party to this Deed intends this document to be a deed and each of the Original Seller, the New Seller and the Companies executes and delivers it as its deed.

7.	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterpart were on a single copy of this Deed.

IN WITNESS WHEREOF this Deed has been executed as a deed by the Companies and has been signed by or on behalf of the Bank and is intended to be and is hereby delivered as a deed on the date first above written.

EXECUTED and DELIVERED as a DEED by		)
ROBERT ARMOUR		)
acting as attorney-in-fact	)	Robert Armour
for and on behalf of		)
BRITISH ENERGY DIRECT LIMITED	)
in the presence of:

Witness’ signature:

Witness name: Jean MacDonald

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
ROBERT ARMOUR		)
acting as attorney-in-fact	)	Robert Armour
for and on behalf of		)
BRITISH ENERGY GENERATION LIMITED	)
in the presence of:

Witness’ signature:

Witness name: Jean MacDonald

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
JEAN MACDONALD		)
acting as attorney-in-fact	)	Jean MacDonald
for and on behalf of		)
BRITISH ENERGY HOLDINGS plc		)
in the presence of:

Witness’ signature:

Witness name: Peter McCall

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
JEAN MACDONALD		)
acting as attorney-in-fact	)	Jean MacDonald
for and on behalf of		)
BRITISH ENERGY GROUP plc	)
in the presence of:

Witness’ signature:

Witness name: Peter McCall

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG
Witness’ occupation: Solicitor

Address:	Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
JEAN MACDONALD		)
acting as attorney-in-fact	)	Jean MacDonald
for and on behalf of		)
BRITISH ENERGY LIMITED		)
in the presence of:

Witness’ signature:

Witness name: Peter McCall

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
JEAN MACDONALD		)
acting as attorney-in-fact	)	Jean MacDonald
for and on behalf of		)
BRITISH ENERGY GENERATION (UK) LIMITED		)
in the presence of:

Witness’ signature:

Witness name: Peter McCall

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
JEAN MACDONALD		)
acting as attorney-in-fact	)	Jean MacDonald
for and on behalf of		)
BRITISH ENERGY INTERNATIONAL		)
HOLDINGS LIMITED		)
in the presence of:

Witness’ signature:

Witness name: Peter McCall

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
JEAN MACDONALD		)
acting as attorney-in-fact	)	Jean MacDonald
for and on behalf of		)
BRITISH ENERGY POWER AND ENERGY	)
TRADING LIMITED		)
in the presence of:

Witness’ signature:

Witness name: Peter McCall

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
JEAN MACDONALD		)
acting as attorney-in-fact	)	Jean MacDonald
for and on behalf of		)
DISTRICT ENERGY LIMITED	)
in the presence of:

Witness’ signature:

Witness name: Peter McCall

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
JEAN MACDONALD		)
acting as attorney-in-fact	)	Jean MacDonald
for and on behalf of		)
BRITISH ENERGY TREASURY FINANCE		)
LIMITED	)
in the presence of:

Witness’ signature:

Witness name: Peter McCall

Witness’ address: Systems House, Alba Campus, Livingston EH54 7EG

Witness’ occupation: Solicitor

Address:	c/o British Energy Group plc
Systems House
Alba Campus
Livingston
EH54 7EG
Tel:	+44(0) 1506 408880
Fax:	+44(0) 1506 408882
Attention:	The Group Treasurer

EXECUTED and DELIVERED as a DEED by		)
MICHAEL RAYNES		)
duly authorised attorney	)	M.J. Raynes
for and on behalf of:		)
BARCLAYS BANK PLC	)
in the presence of:

Witness’ signature:

Witness name: Carolyn Thomas

Witness’ address: 5 The North Colonnade, Canary Wharf, London E14 4BB

Witness’ occupation: Banker

Address:

c/o Barclays Capital

Structured Trade & Export Finance

5 The North Colonnade

Canary Wharf

London E14 4BB

Tel: +44(0)20 7773 1815

Fax: +44(0)20 7773 1831

Attention: Ian Stuttard

SCHEDULE 1: THE COMPANIES

	Company	Registered Number	Registered Address
1	British Energy Holdings plc	SC270186	British Energy Holdings plc Systems House Alba Campus Livingston EH54 7EG

2	British Energy Group plc	SC270184	British Energy Group plc Systems House Alba Campus Livingston EH54 7EG

3	British Energy Limited	SC162273	British Energy Limited Systems House Alba Campus Livingston EH54 7EG

4	British Energy Generation (UK) Limited	SC117121	British Energy Generation (UK) Limited Systems House Alba Campus Livingston EH54 7EG

5	British Energy International Holdings Limited	SC138614	British Energy International Holdings Limited Systems House Alba Campus Livingston EH54 7EG

6	British Energy Power and Energy Trading Limited	SC200887	British Energy Power and Energy Trading Limited Systems House Alba Campus Livingston EH54 7EG

	Company	Registered Number	Registered Address
7	District Energy Limited	02362017	District Energy Limited Barnett Way Barnwood Gloucester GL4 7RS

8	British Energy Treasury Finance Limited	SC251425	British Energy Treasury Finance Limited Systems House Alba Campus Livingston EH54 7EG

SCHEDULE 2: CONDITIONS PRECEDENT

1.2	Certified copies of the memorandum, articles of association and certificate of incorporation of the Original Seller and the New Seller.

1.3	A copy of the resolution of the board of directors of the Original Seller and the New Seller approving the terms of, and the transactions contemplated by, this Deed and authorising a certain person or persons to sign this Deed.

1.4	A certificate of the New Seller (signed by an authorised signatory) confirming that entering into and performing its obligations under this Deed, the Agreement (as amended by this Deed) and the Guarantee would not cause any borrowing and/or guaranteeing or similar limit binding on it to be exceeded.

1.5	A certificate of the Original Seller and the New Seller (each signed by an authorised signatory of the respective company) certifying that each copy document relating to it specified in paragraphs 2 and 3 above are correct, complete and in full force and effect as at a date no earlier than the date of this Deed.

1.6	A certificate of the Original Seller and the New Seller (each signed by an authorised signatory of the respective company) certifying that it has obtained all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and, in the case of the New Seller, the other Finance Documents to which it has acceded.

1.7	A specimen of the signature of each person authorised by the Original Seller and the New Seller to sign this Deed on behalf of it and to sign and/or send all documents and notices to be signed and/or sent by it under this Deed and the Agreement (as amended).